Exhibit 10.17
TABLE OF CONTENTS

SECTIONS		Page

Section 1:	Definitions	6

Section 2:	Eligibility, Enrollment & Disenrollment, Conversion	21

Section 3:	Benefit & Services; Fraud & Abuse; Grievance System	37

Section 4:	TPA Contracts with HCOs and Participating Providers; Quality of Health and Performance Program	72

Section 5:	Fees and Payment Structure; Payment Guarantees and Obligations; Third Party Liability for Payments	101

Section 6:	Records, Information Systems & Liaisons	115

Section 7:	Financial & Actuarial Requirements; Insurance; Payment & Performance Bond; Certifications	133

Section 8:	General Contract Clauses	140

	Entire Agreement	154

Appendix	A Mental Health Integration Model 2008-2009

Appendix	B Asthma Pilot Program Guidelines

Appendix	C Government Health Insurance Coverage

Appendix	D Protocol for Payment of Claims

Appendix	E Guide for Special Coverage Procedures

2008-000053
AGREEMENT BETWEEN
THE PUERTO RICO HEALTH INSURANCE ADMINISTRTION
AND
TRIPLE S, INC
THE PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law No. 72 of September 7, 1993, as amended, represented by its Executive Director, Minerva Rivera González (hereinafter referred to as the “ADMINISTRATION / ASES”);
AND
TRIPLE, INC., an Insurance Company duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, (hereinafter referred to as “TRIPLE S/ TPA”), and represented by its Chief Executive Officer, Ms. Socorro Rivas, whom TRIPLE S has duly authorized to appear and execute this AGREEMENT to bind TRIPLE S to all terms and conditions set forth herein;
WITNESSETH:
WHEREAS: Pursuant to Law No. 72 of September 7, 1993 of the Laws of the Commonwealth of Puerto Rico, the ADMINISTRATION has been empowered to seek, negotiate and enter into contracts to provide health insurance to enrollees of the Health Insurance Plan of the Commonwealth of Puerto Rico (hereinafter Government Health Insurance Plan, “GHIP” or “the Plan”) residing in Puerto Rico, in accordance with the applicable provision of the Code of Federal Regulations to ensure the approval of the Centers for Medicare and Medicaid Services (hereinafter “CMS”) as well as the continued availability of federal and Commonwealth funds for the Plan;

WHEREAS: The Board of Directors of the Puerto Rico Health Insurance Administration, upon completion of an RFP process, selects Humana Health Plans of Puerto Rico, Inc. to act as Third Party Administrator (TPA) in the Metro-North Region of Puerto Rico, which includes the municipalities of Bayamón, Cataño Comerío Corozal, Dorado, Guaynabo, Naranjito, Toa Alta, Toa Baja and Vega Alta. After the second year period, the Administration terminates Humana contract and entered into an agreement with TRIPLE S for the continuation of the Integrated Model. This Model of Services will be accomplished through payment by the ADMINISTRATION to the TPA of an administrative fee and capitation payments by the TPA, on behalf of THE ADMINISTRATION, to the HCOs to cover the benefits extended pursuant to the GHIP for the aforementioned region;
WHEREAS: The parties hereto jointly shall continue the development and implementation in the Metro-North Region the Integrated Regional Service Model characterized by:
a.	A Network of Services model that integrates Academic Medical Centers and State and Municipal Health Care Facilities and Services, which will be considered as first choice for enrollee referrals, except in emergency cases or when said facilities are operating at full capacity; shall be clearly incorporated in HCOs’ contracts.

b.	Different models of risk distribution arrangements in accordance with HCOs’ capacity to negotiate and contract with health care providers, ancillary services and solvency to assume risks. HCOs will be permitted to have their own, closed provider networks with mental and physical health providers; either risk sharing or not.

c.	Primary care provided through the HCOs, physician groups, allied healthcare professionals and other primary care providers, as established in State and Federal regulations.

d.	Strict measures of utilization control without compromising access and quality of care, which shall meet applicable guidelines and criteria approved by the Administration.

e.	Support the Commonwealth Department of Health and ASSMCA in prevention, promotion and health education efforts that focus, at a minimum, on lifestyles, HIV/AIDS, drug and substance abuse and maternal and child health.

f.	The integration of physical and mental healthcare services to be provided in the Health Region during the Contract term. See Appendix A

g.	Develop a Therapy Management Pilot Program with Asthma patients following guidelines set forth in Appendix B.

WHEREAS: TRIPLE S, as the contracted TPA for the Metro-North Region, must comply with the following objectives:
a.	Establish a provider network that guarantees GHIP beneficiaries access to physical and mental health care services. This network must include Academic Medical Centers, State and Municipal health facilities, which must be considered as first choice for the delivery of health care services.

b.	Assure and implement a service model that provides eligible beneficiaries access to preventive, high quality, early diagnosis, curative and rehabilitative health care.

c.	Assure beneficiaries selection of HCOs and primary care physicians (PCP) within a Managed Care Model.

d.	Provide GHIP beneficiaries emergency room service under a 24-hour basis, 7 day delivery model in each of the municipalities throughout Puerto Rico, free of municipality residency restrictions.

e.	The TPA must have a mechanism in place to determine a course of treatment for enrollees or obtain regular care monitoring under Special Health Care, in order to allow direct access to a specialist as appropriate for their conditions and needs.

f.	The TPA must contract providers for Specialty Services as detailed in GHIP Special Coverage (Home Infusion Pharmacy and Specialty Pharmacy) to be given to their patients (as the first line of services.)

g.	Assure the implementation of different health insurance coverages for all categories of eligible beneficiaries, including public employees and retirees of the Commonwealth of Puerto Rico.

h.	The integrated physical and mental approach is intended to eventually provide healthcare services in a unified primary care program. TPA must continue the implementation of this initiative by providing mental health services in collaboration with the behavioral service provider at the beginning date of the awarded contract.

i.	Guarantee timely and efficient payments to health care providers, assuring compliance with the state and federal regulations.

j.	Establish an efficient enrollee orientation, customer service and outreach process to protect enrollee and provider rights.

k.	Establish an efficient information system that allows the storage of enrollee encounters, claims processing and rapid transmission of all the information required by THE ADMINISTRATION.

l.	Provide an efficient grievance and appeals process in compliance with state and federal laws and regulations.

m.	Assure that contracted entities guarantee 100% of the coverage required by the State Plan (42 CFR §1396 (a) and Law 72 of September 3, 1993, as amended; Government Health Insurance Plan Coverage; included as Appendix C.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties enter this AGREEMENT subject to the following:
TERMS AND CONDITIONS
Section 1: Definitions
ACCESS: Adequate availability of all necessary health care services included in the plan being contracted to fulfill the needs of the beneficiaries of the program.
ACTION: Shall mean (1) the denial or limited authorization of a requested service, including the type or level of service; (2) the reduction, suspension, or termination of a previously authorized service; (3) the denial, in whole or in part, of payment for a service; (4) the failure to provide services within the time frames established by this Contract or ADMINISTRATION’s directives. The parties agree that this definition is triggered whenever any of those actions actually limited in whole, or in part, the access to medical services or the level of services received by an enrollee; and enrollee itself is required to make payment for a medical service.
ADMINISTRATION: Puerto Rico Health Insurance ADMINISTRATION.
ADMINISTRATIVE FEE: The monthly amount that THE ADMINISTRATION will pay to the MCO on per member per month (PMPM) basis, as a result of having assumed the administration for providing the benefits to the GHIP beneficiaries.
ADVANCE DIRECTIVES: Shall mean a written instruction, such as a living will or durable power of attorney for health care, recognized under Law No. 160 of November 17, 2001 of the Commonwealth of Puerto Rico, relating to the provision of health care when the individual is under a persistent, vegetative state as defined in Law No. 160 of November 17, 2001; or is affected by a terminal and irreversible health condition which has been medically diagnosed, and according to illustrated medical judgment, will result in the patient’s death within a term not longer than six (6) months.
AGREEMENT TERM: The term of effectiveness of the agreement; it is also referred in this document as “contract term”.
ANCILLARY SERVICES (Ancillary Charges): Supplemental services, including laboratory, radiology, physical therapy, and inhalation therapy, which are provided in conjunction with medical or hospital care.
APPEAL: Shall mean the request for a review of an action.
ASES: Spanish Acronym for Puerto Rico Health Insurance Administration.
ASSMCA - Mental Health and Substance Abuse ADMINISTRATION: Spanish acronym for the Puerto Rico Mental Health and Substance Abuse ADMINISTRATION, the state agency that has been delegated the responsibility for the planning, establishment of mental and substance abuse policies and procedures, the coordination, development and monitoring of all mental health and substance abuse services rendered to beneficiaries under the Puerto Rico Health Insurance Program.
AWP: Average Wholesale Price. The standardized cost of a drug, which managed care plans frequently use for determining drug benefits.
BENEFICIARY: An individual certified as eligible to receive Medicaid, or a person eligible under other categories of eligibility pursuant to Law No. 72, to receive the GHIP benefits, and enrolled by the THE ADMINISTRATION contracted MCO. A beneficiary is also known as “GHIP enrollee”.
BUSINESS TRANSACTIONS: Shall mean any sales, exchange or lease of any property between the HCO, as applicable, or TPA, and a party in interest; any lending of money or other extension of credit, any furnishing for consideration of goods, services (including, but not limited to, management services between the HCO and TPA as applicable, and a party of interest.
CAPITATION: A method of risk sharing reimbursement, whereby an HCO receives fixed payments on a per member per month basis (pmpm) for the contracted benefits provided to the beneficiaries under the GHIP.
CMS: Acronym for the Centers for Medicare and Medicaid Services.
CO-INSURANCE: Percentage based participation of the enrollee on each loss or portion of the cost of receiving a service.
COLD CALL MARKETING: Means any unsolicited personal contact by the MCO and HCO, PIHP, PAHP, or PCCM with a potential enrollee for the purpose of marketing .

COMMONWEALTH: Shall mean the Commonwealth of Puerto Rico.
COMPREHENSIVE RISK CONTRACT: A risk contract covers comprehensive services, that is, inpatient hospital services and any of the following services, or any three or more of the following services: 1)Outpatient hospital services; 2) Rural health clinic services; 3) FQHC services; 4) Other laboratory and X-ray services; 5) Nursing facility (NF) services; 6) Early and periodic screening, diagnosis, and treatment (EPSDT) services; 7) Family planning services; 8) Physician services; 9) Home health services.
CONTINUOUS CARE MANAGEMENT PROGRAM: Shall mean the protocols that the TPA must develop and implement based on the goals and targets of the ADMINISTRATION for the diseases and conditions specified in Section (A) (3)(l)(1-6) of the Benefits of Coverage.
CONTRACT: The present contractual relationship between the ADMINISTRATION and the TPA, and to which, 1) Law 72 of September 7, 1993, 2) the Request for Proposal, 3) the TPA’s Proposal documents.
CO-PAYMENT/COPAY: A cost-sharing technique whereby an enrollee pays a specified amount of money directly to a provider at the time services is rendered. Usually is a fixed amount. Any cost-sharing charges the MCO imposes on Medicaid enrollees pursuant herein shall be in accordance with the requirements set forth in 42 CFR 447.50 through 447.60 for cost-sharing charges imposed by the Commonwealth of Puerto Rico.
DAY(S): Unless otherwise specified days will be calendar days.
DEDUCTIBLE: A fixed amount that the beneficiary has to pay to the provider as part of the cost of receiving a health care service, as provided in Addendum I of this contract.

ELECTIVE SURGERY: A surgical procedure that, even though medically necessary and prescribed by a physician, does not need to be performed immediately because no imminent risk to life, permanent damage of a vital organ or permanent impairment is present, and which therefore can be scheduled.
EMERGENCY MEDICAL CONDITION: (Prudent Layperson Standard) a medical condition presenting symptoms of sufficient severity that a person with average knowledge of health and medicine would reasonably expect the absence of immediate medical attention to result in (i) placing their health or the health of an unborn child in immediate jeopardy, (ii) serious impairment of bodily functions, or (iii) serious dysfunction of any bodily organ or part.
EMERGENCY SERVICES: Medical services given for a serious medical condition resulting from injury, sickness or mental illness that arises suddenly and requires immediate care and treatment to evaluate and stabilize to avoid jeopardy to the life or health of an individual.
ENCOUNTER: A contact (face to face meeting) between a patient and health professional for evaluation or treatment.
ENROLLEE: Any person that, under federal and state Law, Rules and Regulations, as amended, that has been deemed eligible to receive medical services and has completed the GHIP enrollment/subscription process. The enrollee is known as “GHIP beneficiary”.
EARLY AND PERIODIC SCREENING, DIAGNOSTIC, AND TREATMENT (EPSDT): — Medicaid’s comprehensive and preventive child health program for individuals under the age of 21. Periodicity schedules for Periodic Screening, Vision, and Hearing must be provided at intervals that meet reasonable standards of medical practice. Dental services must be provided at intervals that meet reasonable standards of dental practices. Screening Services must include all of the following services:

•	Comprehensive health and developmental history-(including assessment both, physical and mental health development)

•	Comprehensive unclothed physical exam

•	Appropriate immunizations

•	Laboratory tests

•	Health Education

•	Vision Services

•	Dental Services

•	Hearing Services

•	Other Necessary Health Care
EXTERNAL QUALITY REVIEW ORGANIZATION (EQRO): Means an organization that meets the competence and independence requirements set forth in 42 CFR §438.354 and performs external quality review through the analysis and evaluation of aggregated information on quality, timeliness, and access to the health care services that an MCO or PIHP, or their contractors furnish to Medicaid recipients.
GHIP: Acronym for Government Health Insurance Plan.
GRIEVANCE: Shall mean the expression of dissatisfaction about any matter, other than an action, as such term is defined in this section. Possible subject for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect enrollee’s rights.
HEALTH CARE ORGANIZATION / HCO: A health care entity supported by a network of providers and which is based on a managed care system and accessed through a primary care physician (PCP).
HEALTH CARE PROFESSIONAL: Shall mean a licensed physician or any of the following licensed professionals; a podiatrist, optometrist, psychologist, psychiatrist,

dentist, physical or occupational therapist, therapist assistant, speech language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, and certified registered nurse), certified social worker, registered respiratory therapist and respiratory therapy technician.
HOME INFUSION PHARMACY: Pharmacy based, decentralized patient care organization with expertise in USP 797 compliant sterile drug compounding that provides care to patients with acute or chronic conditions generally pertaining to parenteral administration of drugs, biologics and nutritional formulae administered through catheters and/or needless in home and alternate sites. Extensive professional pharmacy services, care coordination, infusion nursing services, supplies and equipment are provided to optimize efficacy and compliance.
HIPAA: The Health Insurance Portability and Accountability Act of 1996 is a federal legislation (Public law 104-191) approved by Congress in August 21,1996 regulating the continuity and portability of health plans, mandating the adoption and implementation of administrative simplification standards to prevent, fraud, abuse, improve health plan overall operations and guarantee the privacy and confidentiality of individually identifiable health information.
INDIVIDUAL PRACTICE ASSOCIATION (IPA): A managed care delivery model in which the ADMINISTRATION contracts with a physician organization which, in turn, contracts with individual physicians. The IPA physicians practice in their own offices and continue to see their fee-for-service patients. This type of system combines prepayment with the traditional means of delivering health care, a physician office/private practice. For the purpose of this contract, an IPA will be considered a Health Care Organization (HCO).
HCO: A health care entity supported by a network of providers and which is based on a manage care system and accessed through a primary care physician ( PCP).

LAW NO. 72: Shall mean the organic law which created the Puerto Rico Health Insurance ADMINISTRATION, approved on September 7, 1993, as amended.
MARKETING: Means any communication, from an MCO, PIHP, PAHP or PCCM to a Medicaid recipient who is not enrolled in that entity, that can reasonably be interpreted as intended to influence the recipient to enroll in that particular MCO’s, PIHP’s, PAHP’s, or PCCM’s Medicaid product, or either to not enroll in, or to disenroll from, another MCO’s, PIHP’s, PAHP’s, or PCCM’s Medicaid product.
MARKETING MATERIALS: Means materials that are produced in any medium, by or on behalf of an MCO, PIHP, PAHP, or PCCM and can reasonably be interpreted as intended to be marketed to potential enrollees.
MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO): Entity constituted by Mental Health Participating Providers, organized with the purpose of negotiating contracts to provide mental health and substance abuse services.
MANAGED CARE ORGANIZATION: An entity that has, or is seeking to qualify for a comprehensive risk contract, and that is — 1) A Federally qualified HMO that meets the advance directives requirements of subpart I of part 489; or — 2) Any public or private entity that meets the advance directives requirements and is determined to also meet the following conditions: (i) Provides the services to its Medicaid enrollees as accessible (in terms of timeliness, amount, duration, and scope) as those services that are provided to other Medicaid recipients within the area served by the entity; and (ii) Meets the solvency standards of 42 CFR438.116.
MEDICALLY NECESSARY SERVICES: Shall mean services or supplies provided by an institution, physician, or other providers in order to identify or treat an enrollee’s illness, disease, or injury and which are:

•	Consistent with the symptoms or diagnosis and treatment of the enrollee’s illness, disease, or injury; and, Appropriate with regard to standards of good medical practice; and

•	Not solely for the convenience of an enrollee, physician, institution or other provider; and,

•	Is the most appropriate level of service which can safely be provided to an enrollee. When applied to the care of an inpatient, it further means that services for the enrollee’s medical symptoms or condition require that the services cannot be safely provided to the enrollee as an outpatient; and

•	Are appropriate for achieving age-appropriate growth and development, or, when applied to enrollees under 21 years of age, services shall be provided in accordance with EPSDT requirements including federal regulations as described in 42 CFR Part 441, Subpart B, and the Omnibus Budget Reconciliation Act of 1989; and,

•	Proper for the prevention, diagnosis and treatment of health impairments; and an Adequate for attaining, maintaining or regaining functional capacity.

•	An MCO, PIHP, or PAHP that would otherwise be required to provide, reimburse for, or provide coverage of, a counseling or referral service is not required to do so if the MCO, PIHP, or PAHP objects to the service on moral or religious grounds, consistent with 42 CFR 438.102(a)(2). If the MCO, PIHP, or PAHP elects not to provide, reimburse for, or provide coverage of, a counseling or referral service because of an objection on moral or religious grounds, it shall, consistent with 42 CFR 438.102(b)(1), furnish information about the services it does not cover as follows: (1) to the Commonwealth of Puerto Rico via the ADMINISTRATION; (2) with its application for a Medicaid contract; whenever it adopts the policy during the term of the contract; and (3)(i) it must be consistent with the provisions of 42 CFR 438.10, (ii) it must be provided to potential enrollees before and during enrollment and (iii) it must be provided to enrollees within 90 days after adopting the policy with respect to any particular service.
MEDICARE: Federal health insurance program for people 65 or older, people of any age with permanent kidney failure, and certain disabled people according to Title XVIII of the Social Security Act. Medicare has two parts: Part A and Part B. Part A is the hospital insurance that includes inpatient hospital care and certain follow up care. Part B is medical insurance that includes doctor services and many other medical services and items. A Medicare recipient is a person who has either Part A or Part A and B insurance.
MEDICARE ADVANTAGE (Formerly known as Medicare + Choice): A type of contract under which a payment is received from CMS for each member, based on demographic characteristics and health status (also referred to as Risk). In a Risk or M+C contract, the MCO accepts the risk if the payment does not cover the cost of services (but keeps the differences if the payment is greater than the cost of services). Risk is managed by having a membership where the high cost for very sick members can be balanced by the lower cost for a larger number of relatively healthy members.
MEDICARE BENEFICIARY: Any person aged 65 and older and certain disabled people less than 65 years old, recipients of Medicare Part A or Medicare Part A and B.
MEDICARE PLATINO: A Medicare Advantage wraparound program provided by THE ADMINISTRATION as an alternative to the GHIP beneficiaries that have Medicare Part A and B.
MENTAL HEALTH CARVE-OUT: Specified psychiatric, behavioral, and substance abuse services covered under the Puerto Rico Health Insurance Plan provided through a contract with a separate entity.

MENTAL HEALTH FACILITIES: Any premises (a) owned, leased, used or operated or indirectly by or for the Managed Behavioral Health Organization (MBHO) or its affiliates for purposes related to this Agreement; or (b) maintained by a subcontractor or provider to provide mental health services on behalf of the Managed Behavioral Health Organization.
METRO-NORTH REGION: The geographical Area/Region as defined by the ADMINISTRATION.
NON-PARTICIPATING PROVIDER: All health care service providers that do not have a contract in effect with the ADMINISTRATION or TPA.
PARTY OF INTEREST: Shall mean (1) Any director, officer, partner, agent or employee of TRIPLE S or HCO responsible for managing, administering or otherwise represent TRIPLE S or HCO; any person who is or indirectly the beneficial owner of more than 5% of the equity of TRIPLE S or HCO’s assets; any person who is beneficial owner of a mortgage, deed of trust, note, or other secured interest, and valuing more than 5% of the TRIPLE S of HCO’s assets; or in the case of an HCO organized as a non-profit corporation, an incorporator or member of such corporation under Commonwealth of Puerto Rico law; (2) Any organization, in which a person described in subpart one (1) of this definition is a director, officer or partner; has a direct or indirect beneficial interest of more than 5% of the equity of TRIPLE S or HCO’s assets; or has a mortgage, deed of trust, note, or other interest valuing more than 5% of the assets of TRIPLE S or HCO; (3) Any person or indirectly controlling, controlled by, or under common control with the TRIPLE S or HCO; or (4) Any spouse, child, or parent of an individual described under the above sections 1, 2 and 3.
PARTICIPATING PHYSICIAN: A doctor of medicine that is legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico and has in effect a contract with the ADMINISTRATION or TPA.

PARTICIPATING PROVIDER: All health care service providers that have a contract in effect with the ADMINISTRATION or TPA.
PERSON WITH AN OWNERSHIP OR CONTROL INTEREST: Shall mean a party of interest, as defined herein.
PHARMACY BENEFITS MANAGER (PBM): Acronym for Pharmacy Benefits Manager. A management company that offers an array of pharmacy benefits services, including claims processing, formulary management, drug utilization review, and pharmacy network management among others.
PHARMACY PROGRAM ADMINISTRATOR (PPA): An entity responsible for implementing and offering support to THE ADMINISTRATION and the contracted PBM’s in the negotiation of rebates, management of the rebates program, development of MAC list, the administration of PBFC and any other financial aspects of the Pharmacy Benefits Financial Committee.
PHYSICIAN-HOSPITAL ORGANIZATION (PHO): Shall mean a domestic corporation duly organized and in good standing under the laws of the Commonwealth of Puerto Rico, which meets the definition of a managed care organization (MCO); is authorized under Law No. 72 to enter into contracts with the ADMINISTRATION; has a comprehensive, risk-contract for the purpose of providing health care services, making the services it provides as accessible (in terms of timeliness, amount, duration and scope) as those services for other non-Medicaid recipients within the Metro-North Region served by the entity.
POTENTIAL ENROLLEE: A Medicaid eligible, or a person eligible under other category of eligibility pursuant to Law No. 72 to receive the health insurance benefits provided herein, whose eligibility has been certified by the Medicaid Office of the Commonwealth’s Department of Health, but has not yet enrolled with TRIPLE S, PHO or MBHO. It is understood that a potential enrollee, which is the same as a potential beneficiary, becomes so as of the date specified in the ADMINISTRATION’s notification to TRIPLE S.
POSTSTABILIZATION CARE SERVICES: Shall mean covered services related to an emergency medical condition, provided after an enrollee is stabilized in order to maintain a stabilized condition; or under the circumstances described in Section 3.4 of this Contract, to improve or resolve the enrollee’s condition.
PRE-AUTHORIZATION: A written or electronic authorization issued by the MCO granting an enrollee authorization to receive a service under the Special Coverage of the GHIP. The preauthorization binds the MCO to pay the service thus authorized.
PRICO: Acronym for the Puerto Rico Insurance Commissioner’s Office, the state agency responsible for regulating, monitoring, and licensing insurance business in Puerto Rico.
PRIMARY CARE PHYSICIAN (PCP): A doctor of medicine legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico, who initially evaluates and provides treatment to beneficiaries. He/she is responsible for determining the services required by the beneficiaries, provides continuity of care, and refers the beneficiaries to specialized services if deemed medically necessary. Primary physicians will be considered those professionals accepted as such in the local and federal jurisdictions. The following are considered primary care physicians: Pediatricians, Obstetrician/Gynecologist, Family Physicians, Internists and General Practitioners. Each female enrollee with a pregnancy factor has to select an obstetrician-gynecologist as her primary care physician. Once the pregnant woman completes her maternity care period, she will be allowed to continue with her primary care physician.

QUALITY IMPROVEMENT (QI): The ongoing process of responding to data gathered through quality monitoring efforts, in such a way as to improve the quality of health care delivered to individuals. This process necessarily involves follow-up studies of the measures taken to effect change in order to demonstrate that the desired change has occurred.
REINSURANCE/STOP LOSS: A means by which one party protect itself against the risk of losses by paying a premium to the reinsurer. A fixed pmpm or fixed dollar amount (also known as the attachment point) is agreed between two parties as the maximum liability to be incurred by one party; the other party (reinsurer) agrees to assume responsibility for costs in excess of the agreed attachment point. For purposes of this contract, this concept will apply to:
     1. $10,000 stop-loss to be provided by the ADMINISTRATION to the HCOs.
     2. Reinsurance to be provided by the TPA to the ADMINISTRATION
RESERVES: Monetary sums set aside by an insurance company as a liability to fulfill future obligations.
RISK CONTRACT: A contract under which the contractor: 1) assume risk for the cost of the services covered under the contract; and 2) incurs loss if the cost of furnishing the service exceeds the payments under the contract.
SERVICE AUTHORIZATION REQUEST: Shall mean the enrollee’s request for the provision of service.
SERVICE FEE: The monthly amount that the ADMINISTRATION agrees to pay to the TPA as a result of having assumed the operational functions for providing the benefits to the beneficiaries covered. Method of payment is referred to hereunder as per member per month (PMPM).
SECOND MEDICAL OPINION: A consultation with a peer requested by the enrollee, the HCO, a Participating Physician or the TPA to assess the appropriateness of a previous recommendation for surgery or medical treatment.

SECONDARY or SPECIALTY PHYSICIAN: A physician who provides professional services to a patient based on a referral from a Primary Care Provider (PCP), such a dermatologist, urologist or cardiologist, and so on. A referral from the Gatekeeper (PCP) is always required.
SPECIALTY PHARMACY: A pharmacy that dispenses generally low volume and high cost medications to patients who are undergoing intensive therapies for illnesses that are generally chronic, complex and potentially life threatening. Often these therapies require specialized delivery and administration. Require patient counseling/ support/compliance management.
SUPPORT PARTICIPATING PROVIDERS: Other health care service providers, not considered secondary or specialty physicians, who are needed to complement and provide support services to the Primary Care Physicians and who have a contract with the TPA to provide said services. A referral from the Gatekeeper is necessary. The following will be considered support participating providers, among others: Pharmacies, Hospitals, Health Related Professionals, Clinical Laboratories, Radiological Facilities, Podiatrists, Optometrists, and all those participating providers that may be needed to provide services under the basic and special coverage considering the specific health problems of the Area/Region.
SUPPORT PARTICIPATING PHYSICIANS: Doctors of Medicine legally authorized to practice medicine and surgery within Puerto Rico who are needed to complement and Provide support service to the Primary Care Physicians and who have a contract with the TPA to provide said services. A referral from the PCP is necessary.
THIRD PARTY ADMINISTRATOR (TPA): MCO contracted for the provision of administrative, infrastructure support services related to utilization management, claims processing and provider’s network.

URGENT CARE CENTERS: A facility which provides care for injury, illness or another type of condition not usually life threatening, which should be treated within 24 hours. Such facilities normally provide after hours care.
UTILIZATION MANAGEMENT (UM): The process of evaluating necessity, appropriateness and efficiency of healthcare services through the revision of information about hospital, service or procedure from patients and/or providers to determine whether it meets established guidelines and criteria approved by the ADMINISTRATION, the HCO and TPA as applicable.
Section 2
Eligibility, Enrollment &
Disenrollment, Conversion
2.1 Eligibility
2.1.1	Eligibility shall be determined according to Article VI, Section 5 of Law 72 of September 7, 1993 and the federal laws and regulations governing eligibility requirements for the federal Medicaid Program.

2.1.2	The TPA must inform beneficiaries who are also Medicare recipients with Part A, Part B or Parts A and B, at the time of enrollment, that if they choose to become GHIP beneficiaries, the benefits provided under said contract will be accessed exclusively through the primary care physicians chosen by the enrollee under the GHIP. The TPA must notify in writing to beneficiaries with Medicare Parts A and B their right to select Medicare Platino, including providing a summary of the benefits upon enrollment into the plan.

2.1.3	The TPA guarantees that it shall maintain adequate services in the Metro-North Region, and shall ensure prompt and voluntary enrollment of all potential enrollees, on a daily basis and in the order in which they apply without restriction. TPA shall maintain sufficient facilities within the Metro-North Region. The enrollee shall be responsible for visiting the designated facility in order to complete all requirements towards enrollment. TPA shall be responsible for issuing the official health insurance plan identification card(s) on the same day that the potential enrollee completes the enrollment requirements.
2.2. SUBSCRIPTION PROCESS AND IDENTIFICATION CARDS
2.2.1.	The TPA agrees to comply and implement in full all instructions and guidelines contained in the ADMINISTRATION’s Instructions to TPAs for Implementation of Orientation and Subscription Process. The ADMINISTRATION reserves the right to modify this process.

2.2.2.	The TPA, at its sole cost, shall issue to each enrollee a card of durable plastic material that provides proper identification to access the benefits covered under this Contract.

2.2.3.	The card’s contents, design and layout shall have prior approval of the ADMINISTRATION.

2.2.4.	The TPA shall be responsible to assure delivery of the cards at a location accessible to the beneficiaries in each municipality.

2.2.5.	The TPA shall deliver the card on the same day that the enrollee completes the enrollment process.

2.2.6.	The identification cards shall contain the following information:
          a. Name of Enrollee
          b. MCO Group Number
          c. Enrollee Contract Number
          d. Master Patient Index (MPI-to be provided by THE ADMINISTRATION)
          e. Relationship of beneficiary with enrollee (if applicable)
          f. Rx BIN and Rx PCN (defined by THE ADMINISTRATION’ PBM)
          g. Issue Date

          h. Type of Contract (individual or family)
          i. Coverage effective date
          j. Other Insurance code
          k. Medicare Part A, or, Part A and B, or Part B indicators.
          l. Co-payment
2.2.7.	The TPA will replace lost, stolen or, mutilated cards and will have the right to charge beneficiaries/enrollees five dollars ($5.00) for each card replaced. This charge will not be applicable to Medicaid Beneficiaries, who are categorized within indigence level 0 (0%-50%) and indigence level 1 of the federal poverty level (FPL), as defined in the Puerto Rico State Plan .

2.2.8.	The TPA will replace, free of charge, the identification card whenever a change of HCO is made.

2.2.9.	Identification cards are the property of the TPA and they shall be returned by the enrollee/enrollee upon losing plan eligibility or when a change of HCO is made.

2.2.10.	The TPA shall be responsible for notifying each enrollee that the identification card is for the personal identification of the enrollee to whom it has been issued, and that lending, transferring or in any other way consenting to the use of the card by any other person constitutes fraud.
2.3 ENROLLMENT
2.3.1	An individual becomes a potential enrollee as of the date specified in THE ADMINISTRATION’ report to the TPA. The TPA agrees to maintain active enrollment for those potential enrollees who complete the enrollment process and of whose eligibility the Administration notifies the TPA. Coverage under the plan shall begin the day that the enrollment process has been completed. Notification of potential enrollees will be made through electronic transmissions or machine readable media. The ADMINISTRATION will forward this data to the TPA in the format agreed to by both parties in accordance with the Daily

Update/Carrier Eligibility File Format as required in the RFP, which is incorporated fully hereto. The TPA will guarantee that it will be ready to notify the ADMINISTRATION, at its request, of all new enrollees through electronic or magnetic media on a daily basis. This notification to the Administration shall include all new beneficiaries as of the day before the notification is issued.

The TPA agrees to maintain an Enrollment Data Base which includes each potential and actual enrollees; and contains the information technically defined in the Carrier Billing File/Carrier Eligibility File formats.

The TPA/HCO shall secure any authorization required from enrollees under the laws of the Commonwealth of Puerto Rico to allow the U.S. Department of Health and Human Services, the ADMINISTRATION and/or their designees to review their medical records, in order to assess quality, appropriateness, timeliness and cost of services performed under this Contract.

TPA acknowledges it shall maintain policies and procedures to comply with the Commonwealth Patient’s Bill of Rights Act (Law 194 of August 25, 2000) and the Medicaid regulations at 42 CFR 438.100; to guarantee that the enrollees rights are not adversely affect.

2.3.2	Service fees shall be paid on a monthly basis as of the date that the enrollment process was completed and the official identification card has been issued, through the end of the month, as specified in the TPA’s notification to the ADMINISTRATION. Service fee payments for newborns will accrue as of the date of birth of the child, provided that the enrollment process is completed per the terms of this Contract. Service fees payments for newborns shall be retroactive to the date of birth, upon proof of enrollment, which must include a copy of the birth certificate. The ADMINISTRATION shall make payments directly to the providers for services rendered to a non-enrolled newborn during ninety (90) days from the date of birth; or up to the date of death of the newborn within said ninety-days period or until the date the newborn looses eligibility within said ninety-day period; whichever occurs first.

The PCP or HCO will instruct the new mother-enrollee or other legal guardian of the newborn to go to the TPA’s office with the necessary documentation to receive a manual certification for the newborn. Upon written request of the ADMINISTRATION, the TPA shall provide written evidence of all newborn deliveries in the Metro-North Region and their corresponding certifications.

In any case in which the family unit ceases to be eligible before the newborn is registered at the Department of Health’s Medicaid Office, the TPA must provide THE ADMINISTRATION with written proof of the newborn’s birth. THE ADMINISTRATION will then pay service fees from such newborn’s date of birth until the family’s eligibility termination.

2.3.3	In any case where an individual has been certified as eligible by the Department of Health’s Medicaid Office but has not completed the enrollment process, and the individual or his/her dependents need emergency services, such services shall be provided as if the individual were already enrolled, provided that the TPA receives copy of the written statement from the Department of Health’s Medicaid Office to the ADMINISTRATION certifying such individual as a potential enrollee. The ADMINISTRATION shall notify TPA in writing the results of the verification process and, if the individual was eligible to receive the benefits provided hereunder, such individual shall be deemed an enrollee for purposes of payments under this contract, and TPA shall, upon receipt of said notification, issue the corresponding identification card. Upon such written notification, TPA shall make payment to the corresponding health care facility and/or provider in accordance with the prompt payment deadlines established in Law No. 104 of July 19, 2002 (known in Spanish as “Ley de Pronto Pago”), with the understanding that the 90-days period for submission of a claim under said law shall be deemed to have commenced upon receipt of the claim in the

Department of Health’s Medicaid Office; provided, however, that if such claim is received by TPA after the expiration of the 90-days period, the deadlines established in such law to pay and/or object to such claim shall commence upon receipt of the claim by TPA. The corresponding service fee shall be paid to TPA on a monthly basis from the moment that service to treat the emergency medical condition was provided or the identification card was issued, whichever occurred first. In the event that emergency services were provided at a facility with which TPA had no contract regulating such services, Article 8(c) of Law No. 194 of August 25, 2000 known in Spanish as “Carta de Derechos y Responsabilidades del Paciente”) shall apply and TPA shall comply therewith in processing payments due non-participating providers.

2.3.4	The TPA/HCO shall not in any way discriminate nor terminate coverage of any enrollees due to adverse changes in enrollees health; or based on expectations that an enrollee will require high cost care; or based on an enrollee’s need of health services; or any reason whatsoever, except that, as set forth in written procedures promptly to be issued by the Administration to implement this provision, TPA/HCO may terminate coverage of any enrollee, after prior notification and approval by the ADMINISTRATION, for non-payment of claims or service fees or for fraudulent use of benefits or participation in fraudulent acts in connection therewith.

The TPA shall not discriminate against any enrollment eligible individual on the basis of race, color, or national origin nor shall it adopt any policy or practice that has the effect of discriminating on the basis of race, color or national origin.

2.3.5	The TPA agrees to notify the ADMINISTRATION immediately of any change in the place of residence of the enrollee, insofar as the enrollee makes the change known to the TPA. Address changes will be forwarded through electronic and/or machine-readable media.

2.3.6	TPA shall properly advise enrollees of the date of benefits termination to assure that they have adequate opportunity to complete the recertification process prior to the date of termination. TPA shall issue an initial benefits termination notice at least ninety (90) days prior to the effective date of termination, which notice shall be delivered by U.S. Mail, delivery confirmation requested. Upon written request of the ADMINISTRATION, TPA shall provide a report containing information about enrollees whose eligibility certification by the Department of Health’s Medicaid Office was scheduled for termination within 90 days, and the corresponding written evidence of delivery of the initial termination notice required herein.

2.4	PLAN HANDBOOK, ORIENTATION PROGRAMS AND MARKETING PROVISIONS

2.4.1	TPA shall be responsible, at its sole cost, for the preparation, printing, and distribution of Spanish language Handbooks, which shall describe the plan, the benefits covered and the rights of enrollees. An English language translation of the Handbook shall be made available for use by English-speaking enrollees and for revision by federal authorities. Handbooks shall be delivered to each enrollee upon enrollment, along with the required identification card(s).

2.4.2	The Handbook shall serve as guarantee of the benefits to be provided and must be provided to enrollees and potential enrollees in easily understandable format and in other appropriate alternative formats considering the special needs of enrollees that may be visually impaired or of limited reading proficiency. In the event that oral interpretation services are necessary in a language other than Spanish, TPA shall make those services available free of charge, and inform the enrollee and potential enrollee how to access such formats. The Handbook shall contain the following information:
a)	Schedule of benefits covered, amount, duration and scope of all services and items that are available and that are covered, services requiring referrals and/or prior authorization, a written description of how and where GHIP services may be obtained. A description of after hours and emergency services coverage including (1): what constitutes an emergency medical condition, emergency services and post stabilization care services with reference to definitions on 42 CFR 438.114( a); (2) the fact that prior authorization is not required for emergency service; (3) the process for obtaining emergency services, including use of the 911- telephone system; (4) locations of emergency settings at which providers and hospitals furnish emergency care and post- stabilization services; and (5) that enrollees have a right to use any hospital or setting for emergency care and post- stabilization services rules as set forth at 42 CFR 422.113(c) and subject to applicable Contract limitations.

b)	Benefit’s exclusions and limitations. For benefits that enrollees are entitled to, but are not available through the HCO, a written description on how and where to obtain benefits and a description of procedures for requesting disenrollments/changes.

c)	Enrollee’s rights and responsibilities, in accordance with specific rights and requirements set forth in 42 CFR 438.100 of the Medicaid Regulations; the Puerto Rico Patient Bill of Rights, Law 194 of August 25, 2000; the Puerto Rico Mental Health Code, Law No.408 of October 2, 2000, as amended; and Law No. 11 of April 11, 2001, which creates the Office of the Patients’ Solicitor General.

d)	Instructions on how to access benefits, including a list of (1) available HCOs and its participating providers, PCPs or Specialists (their telephone numbers, address and qualifications) and identification of the providers that are not accepting new patients; (2) providers from which to obtain benefits under the Special Coverage. Said list can be provided in a separate booklet that shall be updated as appropriate. e) Explanations and information regarding the grievance, appeal and fair hearing procedures and timeframes as provided in 42 CFR 438.400 through 438.424.

f)	In the event a Physician Incentive Plan affects the use of referral services and/or places physicians at substantial risk, the TPA/HCO shall provide the following information upon enrollee’s requests: the type of incentive arrangements, whether stop-loss insurance is provided and the survey results of any enrollee or disenrollment surveys that are required to be conducted by the HCO/TPA.

g)	Explanations of instances in which a enrollee’s disenrollment may be requested without his/her consent by a provider or TPA/HCO and information on the enrollee’s right to request disenrollment when the ADMINISTRATION interposes intermediate sanctions specified in 42 CFR 438.702(a)(3).

h)	Explanations of the right of beneficiaries to transfer from HCO at any time for cause and to transfer or change within the first ninety (90) days of enrollment or receipt of the notice of enrollment, whichever date is latest, and once every (12) months thereafter without cause.

i)	Advance Directives in accordance with Commonwealth law and 42 CFR 438.6(i).

j)	A description of further information items available upon request, such as information on the structure and operation of the TPA/HCO.

k)	Cost Sharing Charges and notice that any cost-sharing charges the MCO imposes on Medicaid enrollees pursuant herein shall be in accordance with the requirements set forth in 42 CFR 447.50 through 447.60 for cost-sharing charges imposed by the Commonwealth of Puerto Rico.
2.4.3	The Handbook shall be approved by the ADMINISTRATION prior to its printing, distribution, and dissemination in compliance with Law 194 of August 25, 2000. TPA shall notify enrollees, in writing, 30 days prior to adopting any Handbook changes pertaining to benefits limitations, or other rights and benefits beneficiaries may be entitled to. Said changes shall be effective only upon the ADMINISTRATION’s written confirmation of approval thereof, after which date, and such changes could be printed in the Handbook.

2.4.4	The TPA shall also be responsible for the preparation, printing and distribution, at its own cost, of an Informative Bulletin, in the Spanish language, that describes the plan, services and benefits covered therein as well as the GHIP managed care concept. This Bulletin shall be distributed among the HCOs, their network of participating providers and the TPA’s participating providers.

2.4.5	The ADMINISTRATION will monitor and evaluate all marketing activities performed by the TPA/HCO, its contractor, sub-contractors or any provider of services under this Contract.

2.4.6	The TPA/HCO, contractor or subcontractor or any providers of services must distribute the marketing material to its entire service area/region. Any marketing material addressed to enrollees must be accurate and sufficient to assist the enrollee in reaching an informed decision on enrollment. TPA/HCO must comply and guarantee that its marketing materials do not contain any assessment or statement that the recipient must enroll with a particular provider in order to obtain/retain benefits, or that the providers are endorsed by CMS and/or Federal or State Government Agencies. Marketing materials shall be approved by the ADMINISTRATION prior to dissemination.

The parties herein expect that the Advisory Committee of the Commonwealth’s Medicaid Office, as required by 42 C.F.R. Part 431, will assist the ADMINISTRATION in the evaluation and review of any marketing or informational material addressed to Medicaid recipients concerning health services provided under this Contract.

2.4.7	All marketing activities and the information material thus far referred to in this Agreement shall be limited to the following:
a)	A clear description of health care benefits coverage and exclusions;

b)	An explanation of how, when, and where are benefits available;

c)	An explanation of how to access emergency care, family-planning services, and services that do or do not require referrals and authorizations;

d)	An explanation of any benefits enrollees are entitled to that are not available through the HCO, and how to obtain them;

e)	Enrollees’ rights and responsibilities;

f)	Grievance and appeal procedures.
2.4.8.	The TPA/HCO, its agents, contractors or sub-contractors with respect to services set forth hereunder shall not engage in cold-call marketing with the purpose of influencing potential enrollees to enroll with any particular contractor. Also telephone, door-to-door or telemarketing for the same purpose is hereby prohibited.

2.4.9.	Neither the TPA/HCO, its contractors, subcontractors, nor any participating providers may offer a enrollee compensation, rewards, gifts or any other kind of inducement to enroll in their health group. The TPA/HCO, its contractors, subcontractors or providers are prohibited from influencing individual enrollment with the sale of any other insurance.

2.4.10	In the event of a final determination reached by the ADMINISTRATION that the TPA/HCO, its agents, or any of its contractors or subcontractors has/have failed to comply with any of the provisions set forth in this section 2.4, or any of its 10 subparts, the ADMINISTRATION will commence sanctions proceedings as set forth in Section 8.14 herein.

2.5.	DISENROLLMENT

Coverage of benefits shall end, and service fees shall be paid until the date the enrollee is no longer qualified for benefits under Medicaid or Law No. 72, whichever applies to that enrollee. Disenrollment will be effected exclusively by a notification issued by the ADMINISTRATION. In the event of disenrollment on the last day of the month of coverage while the enrollee is under inpatient status at a hospital, and the individual continues such inpatient status during the month following the enrollee’s disenrollment, the ADMINISTRATION will cover the payment of the services for that following month. However, if the enrollee remains hospitalized in subsequent months, the conversion clause of Section 2.7 of this Contract will be triggered automatically.

The enrollee ceases to be eligible as of the disenrollment date specified in THE ADMINISTRATION’ report to the TPA. If the ADMINISTRATION notifies the TPA that the enrollee ceased to be eligible on or before the last working day of the month in which eligibility ceases, the disenrollment will be effective on the first day of the following month. Disenrollment will be effected exclusively by a notification issued and delivered by the ADMINISTRATION to enrollee. If following disenrollment, an enrollee’s contract is reinstated and the enrollee is re-enrolled on the same month of disenrollment, the contract will be reinstated as of the date of re-enrollment.

The TPA/HCO has a limited right to request disenrollment of a enrollee from HCO services without the enrollee’s/enrollee’s consent. The ADMINISTRATION must approve any TPA/HCO disenrollment request of a enrollee for cause.

Disenrollment of a enrollee/enrollee may be permitted under the following circumstances:
a)	Enrollee misuses or loans his/her membership card to another person to obtain services.

b)	Enrollee is disruptive, unruly, threatening or uncooperative to the extent that enrollee’s membership seriously impairs TPA’s or provider’s ability to provide services to enrollees or to obtain new enrollees, and enrollee’s behavior is not caused by a physical or mental health condition.
The TPA/HCO must undertake reasonable measures to allow a enrollee to improve his/her behavior prior to requesting disenrollment and must notify, in writing, said enrollee of its intent to disenroll. Reasonable measures may include, without limitation, providing education and counseling regarding the offensive acts or behavior.

TPA/HCO must notify the enrollee in writing of its decision to disenroll after reasonable measures have failed to remedy the problem. Said written notification shall include information pertaining to the availability of the Complaints and Grievances System set forth hereunder and the ADMINISTRATION’s fair hearing process, as provided by Law 72 of September 7, 1993, as amended.
2.6.	Disenrollment requested by an enrollee

2.6.1	The request for disenrollment by an enrollee may be either oral or in writing and may be requested by enrollee when the ADMINISTRATION imposes intermediate sanctions specified in 42 CFR 438.702(a) (3).

2.6.2	Disenrollment timeframe:

The effective date of an approved disenrollment must be no later than the first day of the second month following the month in which enrollee or TPA files the request. If the TPA or the ADMINISTRATION (whichever is responsible) fails to make a disenrollment determination within said timeframe, the disenrollment shall be considered approved.

If enrollee seeks redress for a disenrollment determination through the TPA grievance system set forth separately in this Contract, the grievance process must be completed in time to permit the disenrollment (if approved) to be effective in accordance with the timeframe specified above. If as a result of the grievance process the TPA approves disenrollment, the ADMINISTRATION is not required to make such determination.
2.7.	CONVERSION CLAUSE

2.7.1.	DIRECT PAYMENT POLICIES. If during the term of this contract, the coverage for an enrollee terminates because the enrollee ceases to be eligible and is disenrolled, such person has the right to receive a direct payment policy from TPA without submitting evidence of eligibility. The direct payment policy will be issued by the TPA without taking into consideration pre-existing conditions or waiting periods. The written request for a direct payment policy must be made, and the first service fee must be submitted to TPA on or before thirty-one (31) days after the date of disenrollment, bearing in mind that:
a)	The direct payment policy should be an option of such person, through any of the means which at that date TPA has currently made available according to the age and benefits requested. The enrollee will be subject to the terms and conditions of the direct payment policy.

b)	The premium for the direct payment policy will be in accordance with the rate then in effect at TPA, applicable to the form and benefits of the direct payment policy, in accordance with the risk category the person falls in at the moment, and the age reached on the effective date of the direct payment policy. The health condition at the moment of conversion will have no bearing on that person’s eligibility nor will it be an acceptable base for the risk classification.

c)	The direct payment policy should also provide for coverage to any other individuals, if these were considered eligible beneficiaries at the termination date of the health insurance under this contract. At TPA’s discretion, a separate direct payment policy may be issued to cover the other individuals who formerly were eligible beneficiaries.

d)	The direct payment policy will be effective upon termination of coverage under the health insurance plan.

e)	TPA will not be obligated to issue a direct payment policy covering a person who has the right to receive similar services provided by any insurance coverage or under the Medicare Program of the Federal Social Security legislation, as subsequently amended, if such benefits, jointly provided under the direct payment policy, result in an excess of coverage (over insurance), according to the standards of the TPA.
2.7.2.	When coverage under this contract terminates due to its expiration, all persons formerly considered eligible beneficiaries, who have been insured for a period of three (3) years prior to the termination date, will be eligible for a TPA direct payment policy, subject to the conditions and limitations stipulated in clause 2.1.

2.7.3.	Subject to the conditions and limitations stipulated in clause 2.7.1, the conversion privilege will be granted:
a)	to all eligible beneficiaries whose GHIP coverage is terminated due to their easing to be eligible beneficiaries and disenrollment;

b)	to any eligible enrollee whose GHIP coverage ceases because s/he no longer qualifies as an eligible enrollee, regardless of whether the principal enrollee and/or any other eligible enrollee retains GHIP coverage;

2.7.4	In case a GHIP enrollee suffers a loss covered by the direct payment policy described in clause 2.7.1, during the period he/she would have qualified for a direct payment policy and before its effective date, the benefits for which he/she would have a right to collect under such direct payment policy shall be paid as a claim under the direct payment policy, subject to having requested the direct payment policy and the payment of the first premium.

2.7.5	If any GHIP eligible enrollee subsequently acquires the right to obtain a direct payment policy, under the terms and conditions of the TPA’s policies without providing evidence of qualifications for such insurance, subject to the request, and payment of the first premium during the period specified in the policy; and if this person is not notified of the existence of this right, at least fifteen (15) days prior to the expiration of such period, such person will be granted an additional period during which time he/she can claim his/her right, none of the above implying the continuation of a policy for a period longer than stipulated in said policy. The additional period will expire fifteen (15) days after the person is notified, but in no case will it be extended beyond sixty (60) days after the expiration date of the policy. Written notification handed to the person or mailed to the last known address of the person, as acknowledged by the policy holder, will be considered as notification, for the purposes of this paragraph. If an additional period is granted for the right of conversion as hereby provided, and if the written application for direct payment, enclosed with the first premium, is made during the additional period, the effective date of the direct payment policy will be the termination date of GHIP eligibility.

2.7.6	Subject to the preceding conditions, eligible beneficiaries will have the right to conversion, up to one of the following dates:
a)	date of termination of his/her GHIP eligibility; or

b)	termination date of this contract; or

c)	date of amendment of this contract, if said amendment in any way eliminates the beneficiaries’ eligibility.
Section 3:
Benefits & Services; Fraud
& Abuse; Grievance System
3.1	GENERAL DESCRIPTION OF BENEFITS

3.1.1	The TPA/HCO, agrees to provide to GHIP enrolled beneficiaries the benefits included in Appendix B of this contract. The benefits to be provided are divided in three types of coverage. 1) The Basic Coverage that includes preventive, medical, hospital, surgical, diagnostic tests, clinical laboratory tests, x-rays, emergency room, ambulance, ambulatory rehabilitation, maternity services and prescription drug services; 2) Dental Coverage, based on the right to choose one among the participating dentists from the TPA’s network; and 3) Special Coverage, which includes benefits for catastrophic conditions, expensive procedures and specialized diagnostic tests.

3.1.2	The TPA/HCO, may not modify, change, limit, reduce, or otherwise alter said benefits nor the agreed terms and conditions for their delivery without the express, prior, written consent of the ADMINISTRATION.

3.1.3	Coverage shall extend to Medicare beneficiaries as follows:
(a)	Beneficiaries with Medicare, Part A — The TPA/HCO will pay for all services not included in Part A of Medicare, and included in GHIP coverage. The TPA/HCO, will not pay the applicable Part A deductibles and coinsurance.

(b)	Beneficiaries with Medicare Part A and Part B — TPA/HCO will pay for prescription drugs prescribed by PCP and dental coverage. TPA/HCO will not cover the payment of the applicable Part A deductibles and coinsurance, but will cover the payment of the applicable Part B deductible and co-insurance.

(c)	Access to services contemplated herein will be through a selected HCO. Beneficiaries with Part A may select from other Medicare providers, in which case the benefits under this contract would not be covered.

The Medicare enrollee may select a Part A provider from the Medicare Part A providers’ list, but shall select an HCO for Part B services (from a GHIP provider).
3.2	RIGHT TO CHOOSE:

3.2.1	Each principal subscriber must have the right to select an HCO from those available in the Metro-North Region.

The right of beneficiaries to transfer or change from an HCO shall be exercised orally or in writing to TPA by the enrollee at any time, without cause, during the first 90 days following the date of the enrollee’s initial enrollment or the date enrollment notice is sent to THE ADMINISTRATION, whichever is later, and at most once every twelve (12) months thereafter. An enrollee may change his/her enrollment for cause, at any time, for the following reasons: (1) the enrollee moves out of the area of service of the HCO and is not within a reasonable distance from the area of service of the HCO; (2) the HCO does not cover the service because of moral or religious objections; (3) the enrollee needs related services to be performed at the same time; not all related services are available within the network; and the enrollee’s primary care provider or another provider determines that receipt of services separately would subject the enrollee to unnecessary risk; and, (4) other reasons, including but not limited to, poor quality of care and lack of access to experienced providers capable of handling the enrollee’s health care needs. The enrollee shall assure proper written or oral notification of his/her desire to exercise the right to change from HCO, in a standard form to be provided by TPA, at least 60 days prior to the end of each 12 month enrollment period.

If the request for a change of HCO is filed with the TPA on or before the fifth day of a month, the change of HCO will become effective on the first day of the following month. If the change is filed after the fifth day of the month, the change of HCO will be effective on the first day of the second succeeding month.
3.2.2	Each HCO network will have available at least one of each specialist considered a primary care physician, and shall meet the network and ratio criteria specified in Section 3.3 for all the services specified in this Contract. Furthermore, the ADMINISTRATION expects that TPA establish and contract with networks of Medical Groups and Mental Health Care Providers for the region (HCOs, EPOs, and PPOs, as applicable; sufficient to satisfy the GHIP population needs.

3.2.3	The enrollee shall have the right to choose his or her primary care physician from those available within the HCO selected by the principal enrollee. Said right also encompasses the change of the selected primary physician at any time by making the proper administrative arrangements within the HCO in conformity with the HCO’s established policy.

The TPA or HCO, as applicable, shall guarantee that providers, including, but not limited to, the selected primary care physician or the substitute on-duty primary care physician within the HCO be available to attend to the health care needs of a enrollee on a twenty four (24) hour basis, seven (7) days a week, including emergencies and/or telephone consultations. Each HCO must have available all of the categories of primary care physicians (family physicians, internists, general practitioners, pediatricians and obstetrician-gynecologists) subject to waivers in the case of unavailability of a specific provider.

3.2.4	A particular primary care physician may act as such in only one (1) HCO within the Metro-North Region of this Contract. The ADMINISTRATION may, at its discretion, allow a particular primary care physician to act as such in up to two (2) different HCOs as long as they serve the GHIP Metro-North Region, and the ratio of 1:1,700 established in Section 3.3 is not exceeded.

3.2.5	Each female enrollee may select either a primary care physician or an obstetrician-gynecologist as her primary care physician. If the female is pregnant, the obstetrician-gynecologist selected within the HCO will automatically become her primary care physician. If an obstetrician-gynecologist was not previously selected, the pregnant female enrollee will be required to choose one as her primary care physician. Once the pregnant woman completes her maternity care period, she will be allowed to continue with her original primary care physician.

3.2.6	The enrollee shall have the right to choose the provider to be referred to from those participating providers within the HCO’s network or PCPs that are under contract with the TPA for GHIP benefits.

3.2.7	Dental services will be provided through the TPA’s network of dentists. Each enrollee will have the right to select a dentist within the TPA’s network to receive dental services. The accepted dentist/enrollee ratio shall be one (1) dentist for each one thousand three hundred fifty (1,350) beneficiaries.

3.2.8	In the event that HCO’s under Section 330 of Public Health Act have contracts with specialists, support participating providers, or support participating physicians, either on a fee-for-service basis or on a salary basis, the TPA will be responsible for gathering and reporting all required data hereunder including the data supporting the payment of services.

3.2.9	The TPA will provide to each enrollee a complete list of all participating providers, with their addresses, phone numbers and specialties or health-related services offered. Said list shall be submitted to the ADMINISTRATION upon the execution date of this Contract.

3.2.10	The enrollee shall also have the right to choose a pharmacy and any other participating providers among those contracted by the TPA/HCO for basic and/or special coverage services, following the guidelines established by the ADMINISTRATION in this Contract.

3.2.11	The TPA may contract with any HCO effectively to disseminate an orientation program in order to ensure that all eligible beneficiaries are aware of their rights under this Contract, including their right to choose physicians and providers. The ADMINISTRATION, prior to approval and implementation of such orientation program reserves the right to make changes, modifications and recommendations thereto, which changes shall be coordinated with and mutually agreed to by the parties herein.

3.2.12	The ADMINISTRATION retains the right to expand, limit or otherwise amend the provision of services herein and/or to negotiate, in coordination with the TPA, cost saving and efficiency improvement measures. In those cases in which the ADMINISTRATION changes the provision of services, it shall notify the TPA no later than 30 days prior to implementation of such change.
3.3: ACCESS TO BENEFITS
3.3.1	The HCO and TPA must contract with all available providers which meet the credentialing process, and agree with contractual terms related to assure timely access to benefits and ensure sufficient participating providers to satisfy the demand of covered services with adequate service capacity. These may not be construed to (i) require that TPA/HCO contract with providers beyond the numbers necessary to meet the needs of its enrollees; (ii) preclude TPA/HCO from using different reimbursement amounts for different specialties; (iii) or preclude TPA/HCO from establishing measures that are designed to maintain quality of services and costs control, as long as they are consistent with their responsibilities to enrollees and any applicable guidelines established by the ADMINISTRATION. Consistent with 42 CFR 438.214(c), the TPA/HCO provider selection policies and procedures cannot discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.
In establishing and maintaining an adequate network of providers, TPA/HCO shall consider the following criteria:
(i)	Network Criteria

•	The anticipated Medicaid enrollment;
The expected utilization of services considering the specific population characteristics and special health care needs in the Metro-North Region;
•	Integration of State, Academic Medical Centers, and Municipal Health Care Facilities and services in order that these facilities are considered as a primary choice for referral of the enrollee when the service is required, except in emergency cases or when said facilities are operating at full capacity;

•	The number and type of providers required to furnish the requested services considering experience, training and specialties;

•	The number of providers not accepting new patients;

•	The geographic location of providers and enrollees considering distance, travel time, the means of transportation ordinarily used by enrollees and whether the location provides physical access to enrollees with disabilities or special needs.

(ii)	Network ratios

The expected ratio of providers to enrollees in the Metro-North Region must be as follows:
•	One PCP for every 1,700 enrollees (1:1,700);

•	One type of a particular specialist for every 2,200 enrollees (1:2,200);

•	One dentist for every 1,350 enrollees (1:1,350); and

•	taking all physicians in consideration, one physician for every 1,600 enrollees (1:1,600);
The network ratios established herein must be maintained regardless of whether the HCO treats patients other than GHIP beneficiaries. The TPA or HCO, as applicable, shall assure compliance with said physician/enrollee ratio.
(iii)	In-Network Providers
The TPA must have under contract Health Care Organizations (HCO) with primary care physicians (PCPs) to attend to the medical needs of the beneficiaries. The required types of physicians are:
a)	General Practitioners

b)	Internists

c)	Family Physicians

d)	Pediatricians

e)	Obstetricians and Gynecologists
The TPA or HCOs, as applicable, must contract providers according with ASES’ policy of having State, Municipal and Academic Healthcare facilities as a primary choice for beneficiaries. The TPA or HCOs, as applicable, must have available and under contract the following types of support participating providers:
a)	Specialty Services Providers

b)	Optometrists

c)	Podiatrists

d)	Clinical laboratories — (The TPA must assure that all laboratory testing sites providing services under this contract have either a clinical laboratory improvement amendment (CLIA) certificate with the registration and (CLIA) identification number or a waiver certification)

e)	Radiology facilities

f)	Allied Healthcare Professionals

g)	Hospitals

h)	Mental health service providers and facilities

i)	All those participating providers that may be needed to provide services under the basic, special and dental coverage considering the specific health problems of the region.
(iv)	Out-of-Network Providers
If the TPA or HCO is unable to provide necessary medical services to a particular enrollee through its provider network in the Metro-North Region, it will cover these services utilizing out-of-network providers, for as long as necessary. TPA or HCO must assure that out-of-network providers utilized in these circumstances are paid and credentialed at the level required by the TPA. TPA or HCO must assure that any cost to the enrollee is not greater than it would have been if the services were furnished within the network.

The TPA shall contract for all the necessary health care services and with participating providers, including State and Municipal Health Care Facilities and Services, to assure that all the benefits covered under the Basic, Dental, Mental and Special Coverage of the plan are rendered through participating providers with the timeliness, amount, duration, and scope as those services rendered to non-Medicaid recipients within the Metro North region.
(v). Physical and Mental Health Integrated Approach

TPA or HCO shall take steps for physical and mental healthcare services to be provided in an integrated primary care program. In this regard, upon the effective date of the Contract, TPA should begin implementing this integrated initiative by providing mental services in collaboration with behavioral service providers. The integrated model must be fully developed and implemented before the end of the 3 year contract period. This Integration policy must first focus on ensuring that clinical integration occurs and then the structures must be designed and financing mechanisms put in place to support it.
(vi)	Collaborative, integrated approach includes:

a)	The requirements that mental health agencies furnishing on-site primary care must meet, -related to delivery of care (health assessments, prevention and treatment)-, the development of a unified plan of care, information-sharing and case management services.

b)	The responsibility of primary care services to individuals with serious mental illnesses must be clearly placed on one entity.

c)	Initiatives to improve communication and understanding between the physical and mental health care components should be clearly established in the contract with network providers. Use of case managers shall play an important role in linking beneficiaries to all providers. Information-system problems should be addressed by facilitating the adoption of electronic records and developing standard simplified forms for sharing information with primary care providers.

d)	To facilitate the integration of mental health information beneficiaries should be encouraged to consent to information-sharing, allowing them to participate in decisions about what information will be shared among providers, to facilitate the integration of mental health information.

e)	Access could be improved if primary care providers receive information on local mental health resources and understand how to access care from the public mental health system and community based organizations.

f)	Consultations could be readily available to ensure that primary care providers have sufficient behavioral health support. Psychiatric phone consulting lines and mobile mental health teams may be ways to provide backup when prompt responses are needed.

g)	Funding strategies include the use of performance measures, coupled with incentives, for health plans to ensure greater collaboration with behavioral health providers or carve-out plans. Resources could be provided for extra time to meet the primary care needs of individuals with serious mental disorders and for the time to engage in collaboration across systems.
3.3.2	Every enrollee shall be able to select from at least two (2) HCO’s with sufficient enrollment capacity in his or her municipality, one of which could be a government facility, if available and subject to compliance with ADMINISTRATION requirements for HCO’s. [If the enrollee moves outside his or her municipality, the Enrollee shall also be able to choose an HCO in the new domicile, as provided for in Section 3.2, paragraph 1 of this contract.]

3.3.3	TPA or HCO shall require all contracted providers to meet the ADMINISTRATION’s standards for timely services access, taking into account the enrollee’s needs. The TPA or HCO, as applicable, shall guarantee that the providers’ network offers hours of operation that are no less than the hours of operation offered to persons who are not GHIP enrollees and that round-the-clock services are provided seven days a week as required elsewhere herein.

The TPA or HCO shall, as applicable, establish mechanisms to ensure and regularly monitor that network providers timely comply with access requirements, assessing compliance and undertaking necessary corrective actions.

The HCO or TPA, as applicable, shall allow enrollees to have a second opinion from a qualified health care professional within the network, or arrange, at no cost to the enrollee, for a second opinion from a professional outside of the network.

3.3.4	HCO enrollment shall be conditioned to the availability of adequate health care services. It shall be the TPA’s responsibility constantly to evaluate each HCO’s enrollment capacity in light of the adequate level of services required by the ADMINISTRATION, in order that the ADMINISTRATION may certify to CMS that both comply with the Manage Care Act standards for service availability. The TPA or HCO shall notify the ADMINISTRATION any time there is a significant change in the operations that would affect the adequacy and capacity of the services and integrated services model including changes in services or enrollment of a new population in the region.

3.3.5	The HCO and TPA, as applicable, shall be responsible for communicating to their participating providers the public policy that prohibits them from making inquiries to determine eligibility of the enrollee under Law 72 of September 7, 1993.

3.3.6	The HCO/TPA shall be responsible for the development and implementation of written policies and procedures to guarantee an adequate health services referrals system and services authorization processing. The referral system shall be approved by the ADMINISTRATION and audited periodically by the TPA and the ADMINISTRATION.

The TPA/HCO shall develop and conduct semi-annual orientations to all participating providers on the drug formularies available for the services provided herein, their proper use, and their interaction with the PBM.

All referral systems must comply with the timeframes established in this Contract. It is unacceptable to force the enrollee to move to another facility to obtain referrals. If the TPA/HCO develop an electronic referral system, all contracted primary care physicians shall have access privileges to it.

3.3.7	The TPA/HCO shall prohibit participating providers in their respective networks from imposing quotas or restraining medically needed ancillary services offered by subcontracted providers. (E.g. laboratory, pharmacies or other services).

3.3.8	The TPA shall expedite access to benefits for beneficiaries diagnosed with Special Coverage conditions as established in the Appendix of Coverage of Benefits.

3.3.9	Any denial, unreasonable delay or rationing of services to beneficiaries is expressly prohibited. The HCO and TPA shall require strict compliance with this prohibition by its participating providers or any other entity rendering medical care services to GHIIP beneficiaries. Any action in violation of this prohibition shall be subject to the provisions of Article VI, Section 6 of Law 72 of September 7, 1993 as amended.

3.3.10	The TPA shall make certain that HCOs and participating providers have a mix of patients distributed between private pay and eligible beneficiaries hereunder to avoid any possibility of discrimination by reason of medical indigence. No participating provider, or its agents, may deny a enrollee access to medically necessary health care services, except for the reasons specified in Article VI, section 6 of Law 72 of September 7, 1993.

3.3.11	The HCO and TPA shall assure that physicians and services providers provide the full range of medical counseling that is appropriate for each enrollee’s condition. In no way shall the TPA/HCO or any of its contractors interfere, prohibit, or restrict any health care professional from advising or advocating, within their scope of practice, on behalf of an enrollee who is their patient, as follows:
a)	For the enrollee’s health status, medical care or treatment options, including any alternative treatment that may be self-administered.

b)	For any information the enrollee needs in order to decide among all relevant treatment options.

c)	For the risks, benefits and consequences of treatment or non-treatment.

d)	For the enrollee’s right to participate in decisions regarding his/her health care, including the right to refuse treatment and to express preferences about future treatment decisions.
3.3.12	The TPA/HCO assure the ADMINISTRATION that their Physician Incentive Plan does not directly or indirectly compensate individual physicians, groups of physicians or subcontractors as an inducement to reduce or limit medically necessary services furnished to individual enrollees and that said plan meets or exceeds the stop-loss protection and enrollee survey and disclosure requirements of the Social Security Act. The ADMINISTRATION shall ensure that at the intermediate level all physician provider groups have adequate stop-loss protection within Medicaid Program regulations required thresholds.

3.3.13	The ADMINISTRATION shall provide an adequate stop-loss at no more than ten thousand ($10,000) dollars to protect physicians from loss and comply with 42 CFR 422.208 risk thresholds. If the ADMINISTRATION places physicians at substantial risk it shall conduct enrollment/disenrollment surveys not later than one year after the effective date of the Contract and at least once annually thereafter.

3.3.14 Timeframes for Access Requirements.
The TPA/HCO must assure that its providers comply with the standards for timely care and services, considering the urgency of required services. TPA/HCO must have a providers network to guarantee enrollees access to routine, urgent, and emergency services; telephone appointments; advice and enrollee service lines. These services must be accessible to enrollees within the following timeframes:
•	Urgent Care within twenty four (24) hours of request;

•	Routine care within two (2) weeks of request;

•	Physical/Wellness Exams for adults shall be provided within 8 to 10 weeks of the request;

•	Referrals: Whenever medically necessary, enrollees must be referred to a specialist; referral appointments must be delivered or notice thereof provided to enrollees within five (5) days from the date prescribed by provider who issued the referral. The services from said specialist must be delivered within a reasonable period, as medically needed by the enrollee, but never later than thirty (30) days from the date the appointment was made, except in cases where the particular nature of the services rendered by the specialist require additional waiting time because of unavailability of a specialty service. A reasonable period of time may be, for example, the average commercial sector waiting time for such services.

•	Implement procedures to assure that each enrollee has access to mental health outpatient and inpatient services
3.3.15	Primary Care and Coordination of Services.
TPA/HCO shall implement procedures to make certain each enrollee has access to an adequate, ongoing source of primary care and that the PCP responsible for the enrollee adequately coordinates referrals for other health services the enrollee may need, such as mental health services.
3.3.16	Assessment of enrollees with special health care needs.

The TPA/HCO shall require participating providers to have mechanisms in place and appropriate health care professionals effectively to monitor and assess enrollees with special health care needs, who require a particular course of treatment or just regular care.

For enrollees determined to need a course of treatment or regular care monitoring, the TPA/HCO shall have a mechanism in place to allow enrollees directly to access a specialist as appropriate for the enrollee’s condition and identified needs, consistent with 42 CFR 438.208(c)(4).

3.3.17	The HCO must establish policies and procedures to ensure access to EPSDT Checkups within ninety (90) days of new enrollment, except in the case of newborn beneficiaries who must be seen within two (2) weeks of enrollment. Such policies and procedures must be consistent with the American Academy of Pediatrics and EPSDT periodicity schedule and the ADMINISTRATION’s guidelines. The HCO must advise beneficiaries about their right to have an annual check-up.

3.3.18	The TPA/HCO must contract within providers for Specialty Services (Home Infusion Pharmacy and Specialty Pharmacy) to be given to their patients as the first line of Service.

3.4	EMERGENCIES

3.4.1	EMERGENCY SERVICES & POST-STABILIZATION SERVICES

The TPA/HCO agrees to provide access to the emergency services and post stabilization care services established herein. In doing so, HCO shall abide by the Medicaid Manage Care Regulation managed care rules and may not limit what constitutes an emergency medical condition based on lists of diagnoses or symptoms, nor refuse to cover emergency services based on the emergency room or hospital that provides the services. The TPA/HCO or fiscal agent must notify the enrollee’s primary care provider of the enrollee’s screening and treatment within 10 calendar days of presentation for emergency services.

Emergency services shall consist of whatever is necessary to stabilize the patient’s condition, unless the expected medical benefits of a transfer outweigh the risk of not undertaking the transfer, and the transfer conforms to all applicable requirements. Stabilization services shall include all treatment necessary to assure within reasonable medical probability that no material deterioration of the patient’s condition is likely to result from or occur during discharge of the patient or transfer thereof to another facility.

In the event of a disagreement with the provider concerning whether a patient is stable enough to be discharged or transferred or whether the medical benefits outweigh the risk, the judgment of the attending emergency physician treating the enrollee shall prevail and bind the HCO. Such services shall be provided in such manner as to allow the enrollee to be stable for discharge or transfer, as defined by EMTALA, in order safely to return the enrollee to the corresponding HCO or to an appropriate participating provider for continuation of treatment.
•	FINANCIAL RESPONSIBILITY OF THE TPA OR HCO FOR POST-STABILIZATION CARE SERVICES
Pursuant to 42 CFR 438.114(e) and 42 CFR 422.113(c), after stabilization of an emergency medical condition, the TPA or HCO must ensure that the enrollee can access services necessary to maintain the stabilized condition; or under the circumstances established in (iii) (A)-(C) below, to improve or resolve the enrollee’s condition.

The TPA or HCO shall make the corresponding payment for post-stabilization services as follows:
(i)	The TPA or HCO (consistent with 42 CFR 422.214) for post-stabilization care services obtained within or outside its network that are pre-approved by the TPA, or other TPA representative;

(ii)	The TPA or HCO for post-stabilization care services obtained within or outside its network that are not pre-approved by the TPA or other TPA representative, but administered to maintain the enrollee’s stabilized condition within one hour of a request to the TPA or HCO for pre-approval of further post-stabilization care services, or any more stringent timeframe that may be established from time to time by the TPA;

(iii)	The TPA or HCO is responsible for the payment of post-stabilization care services obtained within or outside its network that were not pre-approved by the TPA or HCO representative, but administered to maintain, improve, or resolve the enrollee’s stabilized condition, if:
(A)	the TPA or HCO does not respond to a request for pre-approval within one hour, or any other timeframe established by the TPA; or

(B)	the TPA or HCO representative cannot be contacted; and

(C)	the TPA/HCO representative and the treating physician cannot reach an agreement concerning the enrollee’s care and a plan physician is not available for consultation, the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria in 42 CFR 422.113 ( c)(3) is met; and

(iv)	Must limit charges to enrollees for post-stabilization care services to an amount no greater than what the organization would charge the enrollee if s/he had obtained the services through the TPA or HCO organization.

The TPA or HCO may conduct post-utilization review of what constitutes an emergency medical condition, as defined herein, in accordance with the Medicaid Managed Care regulations.
PAYMENTS
1.	TPA or HCO, as applicable, shall cover and pay for emergency services provided to beneficiaries regardless of whether the provider or entity furnishing the services has a contract with the plan, or the immediate need of medical care occurs within its network or outside of its network or the Metro-North Region or the HCO’s contracted emergency care facility. The TPA or HCO may not deny payment for medical screening examinations or other medically necessary emergency services under either of the following circumstances:
a)	When an enrollee had an emergency medical condition, in which the absence of immediate medical attention would not have had the outcomes specified in paragraphs (1), (2), and (3) of the definition of emergency medical condition in Section 3.4.1 of this Contract; or

b)	When the TPA or an HCO representative or any other provider instructs the enrollee to seek emergency care within or outside its Metro-North Region network. In this case, no prior authorization is needed for the provision of emergency care. The TPA or HCO shall comply with the ADMINISTRATION’S rules and guidelines on emergency services.
3.4.2	Since emergency care is of utmost concern to the ADMINISTRATION, the TPA or HCO must assure that adequate ambulance transportation and emergency medical care are available in each municipality of the Metro North Region, including ground, air and maritime ambulance transportation, 24 hours a day, and 365 days a year.

3.4.3	The required access to emergency ambulance transportation services should be provided by the HCOs within their respective facilities, through their contracted participating providers or through contracts with third parties, assuring that the ambulances thereby contracted are properly equipped and in good mechanical condition to offer prompt, effective ambulance transportation service.

3.4.4	The TPA or HCO will establish Urgent Care Centers within the Metro-North Region. Such Centers may include physician offices and clinics with extended hours. These Urgent Care Centers may complement emergency care services but they cannot satisfy the requirement on TPA/HCOs to have emergency care services and ambulance transportation available at each municipality 24 hours a day, 7 days a week and 365 days yearly.

3.4.5	The TPA/HCO must provide beneficiaries access to a 24-hour-a-day toll-free hotline with licensed qualified professionals to help beneficiaries with questions about particular medical conditions and guide them to appropriate facilities if necessary (emergency rooms, and urgent care centers, among others).

3.4.6	The TPA or HCO may establish a reasonable triage fee in its contracts with providers in accordance with the Medicaid Managed Care Regulations.

3.4.7	The TPA or HCO shall not hold an enrollee liable for payment of subsequent screening and treatment needed to diagnose or stabilize the emergency medical condition as long as access to services was provided in accordance with this Contract.

3.5 PHARMACY BENEFITS MANAGEMENT (PBM):
3.5.1	The TPA and HCO, as appropriate, shall collaborate with the Pharmacy Benefit Manager (PBM) the ADMINISTRATION selects. This includes cooperating with the PBM to facilitate claims processing within specified periods, working with the PBM to specify, develop and implement the optimum flow of information, utilization review and customer service protocols, as well as assisting the Pharmacy Program Administrator (PPA) in billing and collection of drug manufacturers’ rebates.

3.5.2	The PBM and PPA and the ADMINISTRATION and the TPA/HCO shall provide, with respect to pharmacy benefits, the services that follow, as further described in the appropriate attachments or amendments hereto:

Services the
	Services PBM and PPA Shall	Administration and
Item	Provide	TPA shall Provide
Claims Processing and Administrative Services
▪    Contracting and administration of the pharmacy network. The PBM will create a network of Participating Pharmacies, which will provide pharmacy services for Members at specified fees and discounts.

▪    Claims payments summary reports for each payment cycle every two weeks.

▪    Notify the ADMINISTRATION of the payment process, systems involved (NCPDP 2.0) and relevant time line.

▪    Processing and mailing of pharmacy checks and remittance reports.

▪    Reconciliation of zero balance accounts.

▪    ADMINISTRATION assumes cost of implementing and maintaining on-line connections. The ADMINISTRATION will be responsible for all of its own costs of implementation, including but not limited to payment processes, utilization review and approval processes, connection and line charges, and other costs incurred to implement the payment arrangements for pharmacy claims.

Services the
	Services PBM and PPA Shall	Administration and
Item	Provide	TPA shall Provide

▪    Generate list of participating pharmacies.

▪    Coordination of Benefits.

▪    On-line access to current eligibility and claims history.

▪    Plan set-up.

▪    Develop policies and procedures for denials and rejections.

▪    Process reasonable denials.

▪    Maintenance of plan.

▪    Adjudication of electronic claims. The PBM will adjudicate claims submitted by Participating Pharmacies to the PBM based on the participating pharmacy’s agreement with the PBM and including online edits for preauthorization requirements and other edits that may be deemed necessary for accurate claims payment.

▪    Approval and rejection of claims consistent with plan design and concurrent Drug Utilization Review (DUR).

▪    Standard electronic eligibility.

▪    Maintain call center.

▪    Loading of HCO and TPA providers in network and eligible members.

▪    Develop remedies for addressing problems with pharmacies.

▪    Pharmacy audits.

▪    Review bi-monthly claim payments summary reports for each payment cycle and approve transfer of funds (TPA).

▪    Review denials and rejections (TPA).

▪    Maintain call center — TPA will operate a customer call center to provide for preauthorization of drugs, according to its policies and the approved formulary.

▪    Electronically submit a list of all TPA providers in network and eligible members to PBM (TPA).

Concurrent Fraud Investigations	▪ Develop process for TPA to notify the PBM of fraud and abuse complaints made by their beneficiaries. ▪ Track and Investigate fraud and abuse allegations.	▪ Forward fraud and abuse complaints from members to PBM. (TPA)

Services the
	Services PBM and PPA Shall	Administration and
Item	Provide	TPA shall Provide
Formulary Management Program
▪    Incorporate TPA related issues, such as providing guidance into development of the Preferred Drug List (PDL), into the existing ADMINISTRATION’s Pharmacy and Therapeutic Committee.

▪    Administer the Pharmacy Benefits Financial Committee (PBFC), a cross functional sub-committee tasked with rebate maximization. The subcommittee will take recommendations on the PDL from the P&T committee and will manage the PDL.

▪    Designate and maintain a representative to assist on the P&T Committee in developing the official formulary. (TPA)

▪    Submit candidates who are primary care physicians for the Pharmacy and Therapeutic Committee. (HCO)

▪    Select two (2) representatives of the TPA to serve on the Pharmacy Benefits Financial Committee (PBFC), a cross functional committee tasked with rebate maximization. The subcommittee will take recommendations on the PDL from the P&T committee and will update and manage the PDL. (TPA)

Drug Utilization Review /Drug Utilization Evaluations
▪    Incorporate DUR reports and evaluation reviews into the tasks of the Pharmacy Benefits Financial Committee (PBFC),

▪    Evaluate new therapeutic classes and determine if drugs need to be added or deleted from PDL.

▪    Therapeutic intervention and switching.

▪ Perform disease management functions consistent with minimum standards of the ADMINISTRATION or that may be required by the Medicaid program. (TPA)
Reports	▪ According to Agreements.	▪ Meet with PBM to determine which reports should be the PBM’s sole responsibility, TPA’s and those that should

Services the
	Services PBM and PPA Shall	Administration and
Item	Provide	TPA shall Provide
be duplicated to cross check.
Rebates and Discounts	▪ Develop and maintain contracts with drug manufacturers for rebates. ▪ Utilize the Pharmacy Benefits Financial Committee (PBFC),) to maximize rebates.
Optional Services	▪ Custom Management Reports. ▪ Manual Claims Input. ▪ Special Programming.
3.5.3	The TPA/HCO shall comply with the payment process that follows:
a)	The ADMINISTRATION will assume claims costs, and administrative fees for Special Coverage and Dental Coverage prescription. The HCO will assume the claims cost and administrative fee for Basic Coverage prescription. Every two weeks, the PBM will provide the TPA with the proposed claims listing. The TPA will promptly review the payment listing, and process, on behalf of the ADMINISTRATION, the payment to the PBM.

b)	The ADMINISTRATION will submit funds for claims payment to a designated zero-balance account by wire transfer or otherwise submit payment within two business days to a bank account established for claims payment.

c)	Payment of PBM and Collection of Rebates and Discounts: The ADMINISTRATION will collect rebates and provide for the payment of reasonable PBM fees for defined services. The ADMINISTRATION will share such rebates with the primary care providers according to their negotiated risk.

d)	Other Savings: The ADMINISTRATION and the PBM shall cooperate to identify additional savings opportunities, including special purchasing opportunities, changes in network fees, etc.

e)	All PBM service fees will be paid by the ADMINISTRATION.
3.6 CLAIMS PROCESSING:
With respect to the processing of claims, TPA shall provide the following services:
1.	Take any and all necessary steps to ensure the effective and smooth execution of all claims processing functions.

2.	Process and adjudicate for payment all claims in accordance with the terms of the Self Insured Plan. TPA will be responsible for taking any and all necessary actions to correct any discrepancies, including but not limited to, collection efforts.

3.	Process payment of claims to participating providers every week exclusively from funds provided by the ADMINISTRATION, as the case may be, or within such other time period as may be agreed to by the ADMINISTRATION and TPA, provided, however, that such disbursements shall not exceed the time limitation standards of Law No. 104 of July 19, 2002 (known In Spanish as “Ley de Pronto Pago”). In no event shall TPA be liable to pay claims other than with funds provided by the ADMINISTRATION for that purpose.

4.	Disburse claims payments to participating providers after withholding any corresponding [charges that are the financial responsibility of the participating providers].

5.	Provide the ADMINISTRATION with the adjudicated claims data and reports, in a form mutually agreed to by the parties [from time to time]; and provide participating providers with adjudicated claims data and reports in a form mutually agreed to by the parties from time to time.

6.	TPA will adjudicate claims submitted by participating providers based on the provider’s agreement with the ADMINISTRATION, TPA or any other arrangement agreed to by the parties, including edits for prior authorization and other edits that may be necessary for accurate claims payment.

7.	Funding of Claims. The ADMINISTRATION represents to TPA that, on a weekly basis, the ADMINISTRATION shall transfer to a zero balance bank account to be set up by the ADMINISTRATION, sufficient funds to cover claims payments due participating Providers required herein to be made by TPA.
3.7 FRAUD AND ABUSE TRACKING:
TPA/HCOs and any other health service providers under contract shall assist the ADMINISTRATION in documenting all cases of GHIP benefit fraud and abuse. TPA shall document and report to the ADMINISTRATION any such cases pursuant to policies and procedures developed jointly by TPA and the ADMINISTRATION. Such information shall be sent in writing to the ADMINISTRATION for review and appropriate action based on the policy and procedure developed in connection herewith.
TPA acknowledges it has the administrative and managerial capability, policies and procedures, and that it has adopted the standards of conduct necessary to comply with State and Federal laws and regulations pertaining to fraud and abuse prevention, as set forth in 42 CFR § 438.608 (a).
3.8 GRIEVANCES, APPEALS & “FAIR HEARINGS”
3.8.1 Grievance System
3.8.1.1	The TPA/HCOs shall establish a system for prompt, adequate handling and resolution of all grievances and complaints made by GHIP beneficiaries or participating providers with respect to actions or decisions of the TPA/HCOs. Said system shall have the ADMINISTRATION’S prior approval and shall meet all applicable Medicaid regulations and pertinent, conforming provisions of Commonwealth’s Law No. 94 of August 25, 2000 (known as the “Patient’s Bill of Rights and Responsibilities”), Law No. 11 of April 11, 2001 (known as the “Organic Law of the Office of the Patient’s Advocate”), Law No. 194 of August 25, 2002, and Law No. 408 of August 25, 2000 (“Mental Health Law”). This

System shall consist of a grievance process, an appeals process, and access to the ADMINISTRATION’s fair hearing process, described further below.

3.8.1.2	The TPA/HCOs shall ensure that their respective providers on contract and subcontractors are duly informed of the grievance, appeals, and fair hearing procedures, as well as their respective timeframes and deadlines, including, without limitation:
a)	the right of enrollees or providers to file grievances and appeals, their requirements and filing timeframes;

b)	the enrollee’s right to a fair hearing before the ADMINISTRATION, how to obtain a hearing, and representation rules thereat;

c)	the availability of assistance in filing grievances;

d)	toll-free numbers to file oral grievances and appeals;

e)	the enrollee’s right to request continuation of benefits during an appeal or during the pendency of the ADMINISTRATION’s fair hearing process, and that if the TPA/HCOs action were upheld, the enrollee may be liable for the cost of any continued benefits; and
3.8.1.3	TPA/HCOs grievance forms shall have the ADMINISTRATION’s prior approval. The approved grievance forms shall be made available to all beneficiaries, HCOs, HCOs’ networks of participating providers and TPA’s participating providers. TPA/HCOs shall maintain complete, permanent, written or electronic records of grievances and appeals. A grievance or appeal may be filed orally or in writing; however, TPA/HCOs shall make available adequate forms to record oral complaints or appeals and shall prepare complete, permanent, written or electronic records of all grievances or appeals filed orally. All grievance and appellate records at the very least shall contain the following: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint; corrective action required; date resolved; date and format of notification to the complaining party of disposition of the grievance/appeal.
3.8.2	GRIEVANCE PROCESS.

3.8.2.1	The TPA/HCO`s grievance procedure shall include adequate guidance to enrollees and providers with respect to how grievances will be handled. TPA/HCOs shall provide enrollees or providers any reasonable assistance necessary for completing grievance forms and other procedural steps, including, without limitation; (a) providing interpreter services; (b) providing toll-free numbers with telecommunications relay services for persons with disabilities; (c) acknowledging receipt of grievances and appeals; (d) guarantees that decision-makers on grievances and appeals not be involved in previous levels of review or decision-making; and (e) that health care professionals with clinical expertise in treating the enrollee’s condition or disease will participate in the grievance/appeals process if any of the following applies:
•	a denial of an appeal based on lack of medical necessity;

•	a grievance regarding denial of expedited resolutions of an appeal; or

•	any grievance or appeal involving clinical issues.
Upon filing of the complaint, the TPA/HCO shall provide adequate notice to the complainant explaining the action taken by TPA/HCO or that will be taken by TPA/HCO, which notice shall advise the complainant of TPA/HCO’s official Grievance Procedure.

3.8.2.2	The TPA/HCOs shall advise beneficiaries of their right to file a grievance with the Office of the Patient’s Advocate of the Commonwealth of Puerto Rico.

3.8.2.3	Disposition and notification.

The TPA/HCO shall dispose of each grievance and provide notice, as expeditiously as the enrollee’s health condition requires, and within the established timeframes, but in no case shall disposition notice exceed 90 days from the day the grievance is filed with TPA/HCO.

3.8.2.4	Format of disposition notice.

The TPA/HCO shall notify the enrollee in writing of the disposition of a grievance, including a detailed disposition rationale explanation and explaining the steps necessary to file an appeal thereof with TPA/HCO. The TPA/HCO will submit to the ADMINISTRATION, on a monthly basis, a written report detailing all grievances and routine complaints received, solved, and pending solution; and/or copies of the complaint forms with the notation of the action taken. All grievance files and complaint forms shall be made available to the ADMINISTRATION for auditing. All grievance documents and related information shall be considered as containing protected health information and shall be treated in accordance with HIPAA regulations and other applicable laws of the Commonwealth.

3.8.2.5	The TPA/HCOs’ Grievance Procedure shall contain the necessary provisions to uphold the due process rights of affected parties. The TPA/HCO shall have written policies and procedures for receiving, tracking, and reviewing, reporting and resolving enrollee’s or provider’s complaints. The procedures shall have the ADMINISTRATION’S prior review and written approval. Any potential changes or modifications to the procedures shall be submitted to THE ADMINISTRATION for approval at least thirty (30) days prior to the effective date of the proposed change.

The TPA/HCOs’ complaints procedures shall be provided to enrollees in writing and in alternative communication formats, if appropriate. A written description of TPA/HCO’s complaints procedures shall be in a language and at an appropriate level of understanding by enrollees in the Metro-North Region. The TPA/HCO shall also include a written description of such procedures in the enrollee’s handbook. TPA shall maintain at least one local and one toll-free telephone number for filing complaints. In the event that changes are proposed to the existing Grievance Procedure, a copy of the proposed changes shall be made available to the ADMINISTRATION for approval prior to their implementation. TPA acknowledges that the arbitration process contemplated in the Grievance Procedure shall not be applicable to disputes between the ADMINISTRATION and the TPA.

3.8.2.6	The Grievance Procedure shall assure the participation of persons with authority to require corrective action. The TPA/HCO shall designate in writing an officer who shall have primary responsibility for ensuring that complaints are resolved pursuant to this Contract. For such purposes, an officer shall mean a president, vice president, secretary, treasurer, or chairperson of the Board of Directors of the TPA, subsidiary, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization so long as such person is appointed by the Executive President.

3.8.2.7	The TPA/HCOs shall have a routine process to detect patterns of complaints and disenrollment, and involve management and supervisory staff in developing policy and procedural improvements to address complaints. The TPA/HCOs shall cooperate with the ADMINISTRATION with complaints relating to enrollment and disenrollment.

The Grievance Procedures shall comply with the minimum standards and timeframes for prompt resolution of grievances and appeals set forth Section 3 and 4of this Contract;

3.8.3	APPEALS PROCESS.

3.8.3.1	The TPA/HCO shall treat an appeal as a request for review of an action or decision, including, without limitation, disposition of a complaint or grievance disposition. An enrollee or provider may file an appeal in the TPA. A provider acting on behalf of the enrollee and with the enrollee’s written consent may file an appeal.

An enrollee or provider may file an appeal not earlier than 20 days from the date of the notice of TPA/HCO’s action or decision or later than 90 days therefrom. The appeal may be oral or written, except that expedited appeals must be followed up by the appellant as reasonably soon as possible with a written form to be provided by TPA/HCO.

The requirements of the appeals process shall be binding for all types of appeals, including expedited appeals, unless specific requirements are otherwise established for expedited appeals.

3.8.3.2	The appeal process shall guarantee the following:
•	That oral inquiries seeking to appeal an action are treated as formal appeals (to establish the earliest possible filing date for the appeal), but must be confirmed by the enrollee or provider in writing, unless the enrollee or the provider requests expedited resolution;

•	Reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing;

•	That the process afford the enrollee or provider, and his/her/its representative, the opportunity, before and during the appeals process, to examine the pertinent enrollee’s case file, including medical records, and any other applicable documents and records;

•	That the process shall treat the provider or enrollee, its representative, or an estate representative of a deceased enrollee as parties to the appeal.
3.8.3.3	Resolution of the Appeal and Notification Thereof:

3.8.3.3.1	The TPA/HCO shall resolve each appeal and provide notice to the provider or enrollee as expeditiously as the enrollee’s health condition requires and within the ADMINISTRATION’s established timeframes, which may not exceed forty-five (45) days from the day the TPA/HCO received the appeal.

3.8.3.3.2	Format and content of appeal resolution notice.
The TPA/HCO shall provide written notice of disposition of the appeal, which shall include the date of resolution and the results. All appeals resolutions adverse to the appellant enrollee (or provider) shall include the following:
•	The right to request further appellate review through the ADMINISTRATION’s “fair hearing” mechanism,

•	How to request such hearing,

•	The right to continue to receive benefits while the hearing is pending,

•	How to request the continuation of benefits, and the enrollee’s liability for the cost of any continued benefits if the TPA/HCO’s action ultimately is upheld
3.8.4	Extension of Deadlines.

The TPA/HCO may extend the complaint/grievance or appellate review timeframes by up to fourteen (14) calendar days if the enrollee requests the extension; or the HCO or TPA, as applicable, shows that there is need for additional information and that the delay is in best interest of the enrollee.

For any extension not requested by the enrollee, the TPA/HCO shall give the enrollee written notice of the reason for the delay.

3.8.5	Continuation of benefits:

3.8.5.1	The TPA/HCO shall continue the enrollee’s benefits during the requested appeal to the ADMINISTRATION;
•	When the appeal is filed timely (on or before the intended effective date of the proposed action or within 10 days of the postmarked date on the notice mailed to enrollee, whichever occurred last.)

•	When the appeal involves the termination, suspension, or reduction of a treatment previously authorized.

•	When the services were ordered by an authorized provider;

•	When the authorization period has not expired and the enrollee requests an extension of benefits.
3.8.5.2	Duration of continued or reinstated benefits.

If the TPA/HCO continues or reinstates the enrollee’s benefits while the appeal is pending, the benefits shall be continued until one of following occurs:
•	When the enrollee withdraws the appeal;

•	When the enrollee does not request a hearing within 10 days of receiving an adverse decision;

•	When the ADMINISTRATION hearing decision is adverse to the enrollee.

•	When the authorization expires or authorization service limits are met.
3.8.5.3	Enrollee responsibility for services received while the appeal is pending.

TPA/HCO, in representation of the ADMINISTRATION, may recover the cost of the continuation of services furnished to the enrollee while the appeal was pending, if the ADMINISTRATION in its final resolution of the appeal upholds the TPA/HCO’s action.

3.8.5.4	Provision of services not furnished.

TPA/HCO shall authorize the provision of the disputed services as expeditiously as the enrollee’s health condition requires if the services were not furnished while the appeal was pending, and the ADMINISTRATION’s hearing officer reverses a decision to deny, limit, or delay services.

3.8.5.5	When services were furnished during the appeal process.

The TPA/HCO, shall pay for disputed services, in accordance with the ADMINISTRATION’s policy and regulations, if the ADMINISTRATION’s hearing officer reverses a decision to deny authorization of services.

3.8.6	Expedited appeal process.

3.8.6.1	The TPA/HCO shall establish and maintain an expedited review process for appeals when the process for a standard resolution could seriously jeopardize the enrollee’s life or health, or its ability to attain, maintain, or regain maximum function.

3.8.6.2	The enrollee or provider may file an expedited appeal either orally or in writing. No additional enrollee follow-up is required. The TPA/HCO shall inform the enrollee of the limited time available to present evidence and allegations in person and in writing.

3.8.6.3	Expedited Appeal Process: Resolution and Notification.

Consistent with 42 CFR 438.408(a), (b)(3) and (e), the TPA/HCO shall resolve each expedited appeal and provide notice, as expeditiously as the enrollee’s health condition requires within timeframes not to exceed three (3) working days after the TPA/HCO receives the appeal.

The TPA/HCO may extend the expedited appeal timeframes by up to fourteen (14) days if the enrollee requests the extension or if the TPA/HCO shows that there is need for additional information and how the delay is in the enrollee’s interest. For any extension not requested by the enrollee, the TPA/HCO shall give the enrollee written notice of the reason for the delay.

In addition to a written notice, the TPA/HCO shall also make reasonable efforts to provide oral notice to the parties in interest.

3.8.6.4	Expedited Appeal Process: Punitive action.

TPA/HCO is prohibited from undertaking any punitive action against a provider who requests an expedited resolution or supports an enrollee’s appeal.

3.8.6.5	Expedited Appeal Process: Action following denial of a request for expedited resolution.

The following actions should be taken whenever a request for an expedited resolution of an appeal is denied:
•	Transfer the appeal to the standard timeframe (no longer than forty-five days (45) days) from the day the TPA/HCO receives the appeal with a possible fourteen-day (14) extension; and

•	Make reasonable efforts to give the enrollee prompt oral notice of the denial and written notice of the denial within two (2) calendar days.
3.8.7.	“FAIR HEARINGS” BEFORE THE ADMINISTRATION.

3.8.7.1	The TPA/HCO shall explain to enrollees their rights and the procedures concerning “fair hearings” before the ADMINISTRATION.

The parties at a hearing must include the TPA/HCO, as well as the enrollee, its representative, or an estate representative of a deceased enrollee.

The enrollee or provider may file an appeal within a reasonable timeframe that cannot be less than 20 days, and may not exceed 90 days from the date of the notice of TPA/HCO’s disposition of the appeal concerning a complaint/grievance or other action.

3.8.7.2	The ADMINISTRATION’s hearing decision shall be within the following timeframe:
a)	Ninety (90) Days for standard resolutions: The ADMINISTRATION shall reach its decision within 90 days of the date the enrollee filed the appeal with the TPA/HCO, excluding the days the enrollee took to file the request for a fair hearing before the ADMINISTRATION.

b)	Three (3) Days for Expedited Resolutions before TPA/HCO or Administration. If an expedited the appeal was filed with the TPA/HCO or the ADMINISTRATION, the ADMINISTRATION’S decision shall be reached within three (3) working days from receipt of a hearing request.
3.8.7.4	“Fair hearings” before the ADMINISTRATION shall be conducted subject to the applicable provisions of the Uniform Administrative Procedure Act, Law No. 170 of August 12, 1988, as amended, including that decisions issued by the ADMINISTRATION through “fair hearings” are subject to review before the San Juan Panel of the Court of Appeals of the Commonwealth of Puerto Rico.

Section 4:
TPA Contracts with HCOs
and Participating Providers;
Quality of Healthcare and Performance Program
4.1	Contracts with HCOs and Participating Providers
The TPA and HCOs may contract in connection herein with all providers necessary to render the medical services required to provide beneficiaries the benefits included in GHIP coverage as specified in Appendix B of this Contract. All participating physicians and providers must comply with all applicable provisions in this Contract.

1.	Contracting a network of providers at an appropriate reimbursement level is the sole responsibility of the TPA. THE ADMINISTRATION recognizes that each HCO risk pool will have unique operational characteristics. The TPA must clearly describe the financial arrangement that will be applicable to HCOs in their contracts, with respect to which THE ADMINISTRATION reserves the right of prior review and approval of negotiated reimbursement levels. No adjustment will be made to either claims or the PMPM cost limits, as established in Section 5 of this contract, based on actual reimbursement levels negotiated, unless THE ADMINISTRATION requires a higher level reimbursement than that agreed to between the provider and the TPA.

2.	If the TPA’s contracts with providers include payment on a capitation basis, such capitation must be submitted and reimbursed as any other claim. Reimbursement of capitation amounts must be subject to documentation presented by the TPA that must include the provider name, the number of health selected participants included in each capitation arrangement and the amount of the capitation.

3.	Contracts between the TPA and HCOs and participating providers shall be independent, written contracts that expressly incorporate all terms and conditions contained in this Contract including, without limitation, the development and implementation of Case Management, Disease Management and Prenatal Care and the provision of an Education and Prevention Program set forth elsewhere herein. TPA shall provide THE ADMINISTRATION a copy of every provider’s contract. Beneficiaries’ coverage under this Contract constitutes a direct obligation on the part of the participating providers, who must comply with all terms and conditions contained herein.

4.	TPA/HCO shall be responsible for evaluating the prospective subcontractors’ ability to perform the activities to be delegated and for specifying the activities and reporting obligations delegated to the subcontractor. TPA/HCO shall oversee the responsibility delegated to any subcontractor and hereby acknowledge that TPA/HCO will be held accountable if fail to monitor subcontractors and intervene, when necessary. Any contract with a subcontractor shall provide for revoking delegation or imposing other sanctions for sub-contractors’ inadequate performance. Subcontractor contracts must include the HCO/TPA’s responsibility to monitor the subcontractor’s performance on an ongoing basis, in a periodic schedule established by the ADMINISTRATION and consistent with the ADMINISTRATION established standards, directives and applicable laws and regulations. All subcontracts shall comply with the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under the subcontract. TPA/HCO shall put in place all measures necessary to ensure identification of deficiencies or areas for improvement with respect to which TPA/HCO and the subcontractor must undertake corrective action.

5.	The TPA/HCO may not discriminate with respect to participation, reimbursement or indemnification against any provider who is acting within the scope of its license or certification under applicable Commonwealth Law.

When TPA/HCO declines to include an individual or group of providers in its network, a written notice must be given to the affected providers explaining the reason for the decision.

To assure access to benefits, TPA/HCO must notify in writing each enrollee of the termination of their primary care contracted providers within (15) fifteen days of termination of said contract.

6.	The TPA/HCO shall certify, represent, attest and assure that to the best of their knowledge, such knowledge being based on reasonable due diligence, none of their contractors, subcontractors or providers of services consults, employs or procures services from (1) any individual, affiliate or provider that has been debarred or suspended from participation in any federal health care program under either section 1128 or 1128A of the Social Security Act or otherwise has been excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under regulations issued under Executive Order No. 12549, guidelines implementing Executive order No. 12549; or (2) with parties with a beneficial ownership interest exceeding more than 5% of their organization’s equity; or (3) procures self-referral of services to any provider in which they may have, directly or indirectly, any economic or proprietary interest .

7.	TPA shall document and certify that it has provided complete written instructions to all HCOs and providers that describe the procedures to be used for compliance with all duties and obligations arising under this Contract. The instructions shall include the following information: free selection of providers by enrollees, covered services, practice guidelines, reporting requirements, record-keeping requirements, grievance procedures, deductibles and co-payment amounts, confidentiality, and prohibitions against denial or rationing of services. Copy of these instructions will be kept by the ADMINISTRATION, which reserves the right to request modifications or amendments thereto.

8.	In the event TPA/HCO does not comply with the provisions concerning affiliation with debarred or suspended individuals, the ADMINISTRATION: (1) shall notify the Secretary of Health and Human Services of such non-compliance; or (2) may continue the existing contract with the HCO and TPA, unless the Secretary, in consultation with the Department’s Inspector General, directs otherwise. The TPA acknowledges that Federal Financial Assistance shall not be available for amounts expended for providers excluded by Medicare, Medicaid, or SCHIP, except for emergency services.

9	The TPA shall incorporate in its contracts with participating providers and HCO the following provisions, among others contained in this contract:
a)	A time schedule for payment of services rendered that shall not exceed the time limitation standards set forth in Law No. 104 of July 19, 2002 (known in Spanish as “Ley de Pronto Pago”).

b)	A warranty by the HCO assuring that the method and system used to pay for the services rendered by the HCO’s network of participating providers are reasonable and that negotiated terms do not jeopardize or infringe upon the quality of the services provided.

c)	The procedure established at the Administration level to allow participating providers to recover monies owed for services rendered and not paid by HCO.

d)	That payments received for services rendered under the GHIP shall constitute full and complete payment except for: (i) the deductibles contained in Appendix B of this contract, and (ii) services rendered not covered by the

GHIP. TPA/HCO will assure compliance with Section 5.2 and 5.5 of this contract.

e)	A release clause authorizing the ADMINISTRATION or any of its agents access to the participating providers’ Medicare billing data for GHIP beneficiaries. This access shall be at all times subject to CMS and HIPAA regulation requirements mentioned elsewhere in this Contract.

f)	That the ADMINISTRATION, HCO or TPA, as applicable, will cover the payment of Medicare Part B deductibles and co-insurance for services rendered to a enrollee under Medicare Part B, accessed through the HCO’s network of participating providers with the primary care physician’s authorization. Payment is the responsibility of the party that has assumed the risk for the service rendered.

g)	Co-insurance and deductibles for Part A or Part B services provided on an outpatient basis to hospital clinics and other institutional care providers, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the ADMINISTRATION, HCO and TPA, as applicable, will only pay for the co-insurance and deductibles related to the physician services provided as a Part A or Part B service.

h)	That coverage provided to beneficiaries under this contract constitutes a direct obligation on HCO and participating providers. HCO and Participating Providers must comply with all applicable terms and conditions contained herein.

i)	The HCO/TPA will establish directives for allowing providers to write prescriptions for psychotropic drugs in accordance with the applicable agreement with the ADMINISTRATION’s Pharmacy Benefit Manager (PBM).

j)	All applicable timeframes, administrative standards and network managed care requirements established under this Contract.

k)	That compensation to individuals or entities that conduct utilization management activities may not be structured to provide incentives for providers to deny, limit, or discontinue medically necessary services to any enrollee.

l)	ADVANCE DIRECTIVES: TPA shall require in its contracts with participating providers and HCOs compliance with 42 CFR 438, Part 489, Subpart I relating to maintaining written policies and procedures regarding advance directives as established under Law No. 160 of November 17, 2001 (“Law No. 160”). The parties to said contracts shall acknowledge their obligations under Law No. 160 to inform and distribute written information to adult individuals concerning instructions on advance directives, any limitations on implementing advance directives due to creed or belief, the right to file complaints for non-compliance with these requirements, as well as the continuous duty to provide written information of any changes in Commonwealth law pertaining to advance directives, not later than ninety (90) days after the effective date of such changes.
10.	The HCO agrees to provide to the TPA/ADMINISTRATION a detailed description of the payment methodology used to pay for services rendered by the HCO’s network of providers. Said payment methodology description will also address the HCO’s procedures to distribute, among participating providers, capitation payments, fee for service payments or other basis for payment of services to HCO providers. The HCO will submit to the ADMINISTRATION a monthly report detailing all payments made to the HCO’s network of participating providers.

11.	The TPA/HCO represent that neither the service fee,capitates payments nor capitates payments with a fee-for-service component, made to HCOs, to HCOs’

networks of participating providers, or to the TPA’s participating providers include payment for services covered under the Medicare Program.

12.	The TPA/HCOs shall provide all reasonable means necessary to assure that the contracting practices between its participating HCOs and providers are in compliance with federal anti-fraud provisions and, particularly, that said practices are consistent with the limitations and prohibitions of the False Claims Act, the Anti-Kickback statute and regulations, and the Stark II Law and regulations prohibiting self-referral to designated medical services by participating medical providers.

13.	To the extent feasible within TPA/HCO, existing claims processing systems should have a single or central address to which providers must submit claims. If a central processing center is not possible within the TPA/HCO’s existing claims processing system, they may provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, an explanation to determine the correct claims payor based on services rendered, and a phone number the provider may call to make claims inquiries. The TPA/HCO must notify providers in writing of any changes in the claims filing list at least 30 days prior to the effective date of any change. If TPA/HCO are unable to provide the afore-mentioned 30 days notice, providers must be given a 30-day extension on their claims filing deadline to guarantee claims are routed to the correct processing center.

14.	The ADMINISTRATION and the Department of Health’s Medicaid Fraud Control Unit shall be allowed to conduct private interviews of providers, their employees, contractors, and patients. Providers and their employees and contractors must fully cooperate in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conferences, hearings, and trials, or in any other process, including investigations. Providers shall comply with the ADMINSTRATION request for information.

15.	PROVIDER MANUAL AND PROVIDER TRAINING

The TPA/HCO must prepare and issue a Provider Manual to providers in the HCO network and to newly contracted providers in the network within five (5) working days from the provider’s inclusion in the network. The Provider Manual must contain sections relating to special requirements.

The TPA/HCO must provide training to all network providers and their staff related to Managed Care Act regulations, the ADMINISTRATION’s requirements set for time herein, TPA/HCO contracts, and special needs of beneficiaries under the health care plan.

All HCO providers and participating providers are required annually to receive at least fifteen (15) hours of orientation, education and familiarization with aspects of managed care related to this Contract. Failure to comply with this requirement shall be sufficient grounds to exclude the provider from GHIP. If at the expiration of the participating provider’s contract term, provider has not fully complied with this requirement, provider shall be excluded as participating provider for subsequent periods. At the discretion of the ADMINISTRATION and for good cause, the excluded provider’s contract may be reinstated if the provider afterwards complies with this education requirement during the subsequent contract term.

The Education and Prevention Program: TPA/HCO, whoever is responsible for this program, will hold, -with the participation of all providers under this contract,- diverse seminars throughout the Metro-North Region, in order properly to orient and familiarize providers with all aspects and requirements related to the Preventive Medicine Program, benefits and coverage under this Contract, and the managed care concept. Seminars will be organized, scheduled, conducted and offered at the expense of the TPA/HCO and the curriculum for said seminars will be coordinated with and approved by the ADMINISTRATION healthcare coordinators.

Training for all providers must be completed no later than 30 days after the effective date of a new contracted provider’s contract. Moreover, the TPA/HCO must provide on-going training to new and existing providers.

TPA must maintain and make available to the ADMINISTRATION upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider.

In the event of a final determination reached by the ADMINISTRATION that the TPA/HCO, its agents, or any of its contractors or subcontractors has/have failed to comply with any of the provisions set forth in this section 15, or any subpart hereof, the ADMINISTRATION will commence sanctions proceedings as set forth in Section 8.14 herein.

16.	PROVIDER QUALIFICATIONS — GENERAL

The providers in the HCO/TPA network must meet the following qualifications:

FQHC	A Federally Qualified Health Center is an entity that provides outpatient health services pursuant to 42 U.S. C. 201 et. seq., meets the standards and regulations established by federal law, and is an eligible provider enrolled in the Medicaid Program.

Physician	An individual who is licensed to practice medicine as an M.D. or a D.O. in Puerto Rico either as a primary care provider or in the area of specialization with respect to which they will provide medical services under contract with MCO who is a provider enrolled in the Medicaid program; and who has a valid Drug Enforcement Agency registration number and a Puerto Rico Controlled Substance Certificate, if either is required in their practice.

Hospital	An institution licensed as a general or special hospital by the Puerto Rico Health Department under Chapter 241 of the Health and Safety Code and Private Psychiatric Hospitals under Chapter 577 of the Health and Safety Code (or is a provider that is a component part of a State or Federal government entity which does not require a license under the laws of the Commonwealth of Puerto Rico), which is enrolled as a provider in the Puerto Rico Medicaid Program.

Non-Physician Practitioner Provider	An individual holding a license issued by the applicable licensing agency of the Commonwealth of Puerto Rico who is enrolled in the Puerto Rico Medicaid Program or an individual trained to provide health support services who practices under the direct supervision of a licensed professional.

Clinical Laboratory	An entity having a current certificate issued under the Federal Clinical Laboratory Improvement Act (CLIA) and has a license issued by the Puerto Rico Department of Health.

Rural Health Clinic (RHC)	A health facility that has been determined by the Secretary of the Department of Health and Human Services to meet the requirements of section 1861(aa) (2) of the Act and part 491 of this chapter; and has filed an agreement with the Secretary to provide RHC services under Medicare and pursuant to 42 CFR 405.2402.

State Health Department	A State health department established pursuant to the Health and Safety Code, Title 2, Local Public Health Reorganization Act §121.031ff.

Non-Hospital Facility Provider	A provider of health care services that is licensed and credentialed to provide services, and with contract with GHIP.

School Based Health Clinic (SBHC)	Health Clinics and services located at school campuses that provide children and adolescents on-site primary and preventive care.
17.	PROVIDER PRACTICE GUIDELINES

The TPA/HCO shall adopt, disseminate and follow practice guidelines that are based on valid and reliable clinical evidence, or a consensus of health care professionals in the particular field. The practice guidelines shall consider the needs of the enrollees, shall be adopted in consultation with the contracting health care professionals, and shall be reviewed and updated periodically as appropriate. These guidelines shall be distributed to each provider, and upon request, to enrollees and potential enrollees. The TPA/HCO must assure that the guidelines are applied consistently in decisions related to utilization management, enrollee education, coverage of services and other applicable areas.

18.	POLICIES AND PROCEDURES FOR SERVICE AUTHORIZATIONS AND PROCESSING REQUESTS

The TPA/HCO and its subcontractors shall have and comply with written policies and procedures in processing requests for initial and continuing authorization of services. These procedures shall guarantee the consistent application of review criteria for authorization decisions and consultation with the requesting provider, if necessary. Any decision to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested, shall be made by a health care professional who has appropriate clinical expertise in treating the enrollee’s condition or disease.

The TPA/HCO shall notify the requesting provider and give the enrollee written notice of any decision to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested; provided, however, that such notice to the enrollee shall be sent whenever the service received by the enrollee was limited, in whole or in part. Although notice to the provider need not be in writing, the enrollee’s written notice shall meet the following requirements:
a)	Language. The notice shall be in Spanish, in easily understandable format and in other appropriate alternative formats considering the special needs of enrollees who may be visually impaired or have a limited reading proficiency. In the event that oral interpretation of services were necessary in a language other than Spanish, TPA/HCO shall make those services available free of charge, and inform the enrollee how to access such services.

b)	Content of Notice. The notice shall explain the following information:
•	Action taken by the TPA/HCO, or its contractor, or their intention;

•	Reasons for the action;

•	Right of enrollee to file an appeal with the TPA/HCO;

•	Right to a fair hearing before the ADMINISTRATION, after enrollee’s exhaustion of TPA/HCO appellate procedures;

•	Procedures the enrollee shall take to exercise the rights described herein;

•	Circumstances under which expedited resolutions are available and how to request them; and

•	Enrollees’ right to continuation of benefits pending resolution of the appeal, how to request that benefits be continued, and the circumstances under which enrollees may be required to pay the cost of these services, in accordance with grievance procedures set forth herein.

c)	Timing of Notice. The TPA/HCO shall notify enrollee about the following actions within the timeframes set forth herein:
(i)	Termination, suspension or reduction of the services
The TPA/HCO shall give notice, at least 10 days before the date of action, of any termination, suspension, or reduction of a previously authorized covered service; if probable fraud by enrollee has been verified; said period of advance notice will be shortened to five (5) days.
TPA/HCO shall notify the ADMINISTRATION of the date the action occurred in the following circumstances:

•	upon the death of a recipient;

•	when the action is triggered by a signed written statement from enrollee requesting service termination or by information provided to the TPA/HCO requiring termination or reduction of services (where enrollee understands that this shall be the result of supplying such that information);

•	if the enrollee becomes ineligible for further services due to his/her admission to an institution;

•	when the enrollee’s address is unknown and mail directed to enrollee has no forwarding address;

•	when the enrollee has been accepted for Medicaid services by another local jurisdiction;

•	when the enrollee’s physician prescribes a change in the level of medical care;

(ii)	For denial of payment, the TPA/HCO shall give notice to the enrollee at the time of any action affecting the claim.

(iii)	For standard service authorization decisions that deny or limit services, the HCO shall provide notice as expeditiously as the enrollee’s health condition requires and within the ADMINISTRATION’s established timeframes, which may not exceed fourteen (14) calendar days following receipt of the request for service. If the enrollee, or the provider, or the TPA/HCO justifies a need for additional information or if it is in the best interest of the enrollee, an extension up to 14 additional calendar days can be granted.
Timing of Notice: If the HCO extends the timeframe, the contractor must give the enrollee written notice of the reason for the decision to extend the timeframe, and inform the enrollee of the right to file a grievance if he or she disagrees with the decision.

(iv)	Service authorization decisions not reached within the timeframes for either standard or expedited service authorizations.

The TPA shall give notice to the HCO on the date that the applicable timeframe expires. A service authorization decision not reached within such timeframe constitutes a denial and shall thus be considered an adverse action.

(v)	For denial of expedited authorization decisions.

In cases in which a provider indicates to the TPA/HCO that following the standard timeframe could seriously jeopardize the enrollee’s life or health, or ability to attain, maintain, or regain maximum function, the TPA/HCO shall make an expedited authorization decision and provide notice as expeditiously as the enrollee’s health condition requires and no later than three (3) working days after receipt of the request for service. If the enrollee, or the provider, or the TPA/HCO justifies a need for additional information or if it is in the best interest of the enrollee, an extension up to 14 additional calendar days may be granted.

The TPA/HCO agrees fully to cooperate with the Advisory Committee of the Commonwealth’s Medicaid Office set up as requested by 42 Code of Federal Regulations Part 431, which advises the Medicaid agency about health and medical care services. The ADMINISTRATION and the TPA shall coordinate any and all efforts geared at cooperating with said Advisory Committee to the extent permissible by law.

4.2	QUALITY OF HEALTHCARE AND PERFORMANCE PROGRAM

In order to comply with the responsibilities as the agent of the State Medicaid Office, the ADMINISTRATION, through the implementation of its Quality of Healthcare and Performance Program (QHPP) and in strict compliance with federal and state regulations, must perform a series of activities to guarantee the delivery of quality healthcare by all MCOs and PIHPs contracted to furnish health services for the GHIP population.

The ADMINISTRATION will request each TPA and HCO an ongoing quality assessment and performance improvement program for the services furnished to the enrolled population, according to 42 CFR 438 Subparts D and E.

The TPA must develop and implement the QHPP in accordance with such protocols and guidelines or any national performance measures and levels that may be identified and developed by the State and CMS. The QHPP includes, but is not limited, to the following components:
1.	Quality Initiative and Improvement Program

2.	Clinical and Preventive Management Program

3.	Statistical Reporting Program

4.	Performance Metrics Program
A.	Quality Initiative and Improvement Program (QIP)

The TPA and HCO must execute the QHPP through the management of protocols. The TPA and HCO must have in place a Quality Initiative and Improvement Program to address those activities regarding the quality of healthcare services according to the mandatory activities described in 42 CFR §§ 438.358, 438.240 and 438.204 and will measure and report to ADMINISTRATION on an annual basis the. The components of the QIP are as follows:

1.	Performance Improvement Projects (PERIP)

The TPA and HCO must design, conduct, and report a PERIP in a methodologically sound manner as specified by the ADMINISTRATION. The ADMINISTRATION will require one or more PERIPs according to the GHIP population needs. The PERIP will be focused on clinical or non-clinical areas as stipulated on 42 CFR §§ 438.240 and §438.358(b)(1), and Law No. 72 of September 7, 1993, as amended.

In addition, the ADMINISTRATION will require, on an annual basis, of the TPA and/or HCO, an Enrollee/Provider Annual Satisfaction Survey (EPASS) as a compulsory PERIP, which may be a CAHPS or any other type of survey provided by the TPA.

2.	Quality Performance Measures

The ADMINISTRATION will require of the TPA and/or the HCO that: 1) HEDIS be the quality performance measures to use as determined by the Puerto Rico Department of Health; 2) the specifications and methodology to be followed in calculating the measures, and the format and mechanisms for reporting these measures to the State must be according to the National Committee for Quality Assurance (NCQA) Guidelines. In addition, the TPA and HCO must comply with the following activities:
a)	The TPA and HCO Information Systems must have the capability for collecting and integrating data from all components of its network, in order to enable valid measurement of its performance on dimensions of care specified by the ADMINISTRATION.

b)	Validate the measurement of the TPA and HCO performance using a hybrid methodology (administrative plus medical record review data) in collecting the data to compute the HEDIS performance measures selected for each measurement year.

c)	The data will be retroactive up to the previous three- year period, or up to the date when the previous MCO initiated operations in the region, including the termination date of the contract, using the service date field in the formats specified/agreed with the Administration.

d)	The MCO leaving the Health Region will not be responsible for the HEDIS’ process, except for assuming responsibility of the historical/utilization data, providing it during the transition term. The HEDIS’ will be assumed by the MCO entering the Health Region, on an operational and administrative basis according to NCQA guidelines and schedule.

e)	Timeliness in reporting to the ADMINISTRATION the specified performance measures in the NCQA defined format.
3.	Plan Compliance Evaluation Program (PCEP)

The TPA and HCO must demonstrate their capability to fulfill the following standards sets forth in 42 CFR §§ 438.206 to 424 that includes, without limitation:
a.	Enrollee Rights and Protections (42 CFR § 438.100)

b.	Availability of Services (42 CFR § 438.206)

c.	Coordination of Continuity of Care (42 CFR § 438.208)

d.	Coverage and Authorization of Services (42 CFR § 438.210)

e.	Provider Selection (42 CFR § 438.214)

f.	Enrollee Information (42 CFR § 438.218)

g.	Confidentiality (42 CFR § 438.224)

h.	Enrollment and Disenrollment (42 CFR §§ 438.226, 438. 56)

I.	Grievances and Appeals system (42 CFR §§ 438.402 to 438.424)

j.	Sub contractual Relationships and Delegation (42 CFR § 438.230)

k.	Practice Guidelines (42 CFR § 438.236)

l.	Quality Assessment and Performance Improvement Program (42 CFR § 438.240)

m.	Health Information Systems (42 CFR § 438.242)
4.	An External Quality Review Organization (EQRO) will be performing at a minimum the evaluation to the extent specified in 42 CFR § 438.358.

5.	The ADMINISTRATION reserves the right to add any other compliance standards, HEDIS performance measures or PERIP it may deem necessary given the GHIP population needs.
B.	Clinical and Preventive Management Programs (CPMP)
1.	The TPA together with the HCO are responsible for providing all preventive services as described in the GHIP Basic Coverage, including, but not limited to: PAP Smears, Colorectal Screening, Mammograms, Prostate Screening Antigen (PSA), Cholesterol Screening, Sigmoidoscopy as indicated by the medical guidelines adopted by the Department of Health, and, the Early Prevention Screening and Diagnostic Tests (EPSDT) guidelines as required by Federal laws and regulations.

2.	The TPA must collaborate with the Secretaría Auxiliar de Promoción de la Salud (“Assistant Secretary for Health Promotion”) of the Commonwealth Department of Health, to whom it shall provide a copy of the quarterly Preventive Services Report discussed in the SRP Section.

3.	The TPA, in coordination with the HCO, shall be responsible for developing and implementing the following clinical management programs:
a)	DISEASE MANAGEMENT PROGRAM — The TPA must develop a Disease Management Program (DMP) following the Puerto Rico Department of Health protocols and guidelines, addressing standardization processes for major chronic diseases including, but not limited to: Asthma, Diabetes, Hypertension and Congestive Heart Failure. This program shall include identification (Identification Process established by the MCOs and ADMINISTRATION’s Disease Management Committee), treatment protocols, guidelines and surveillance/monitoring. A provision of the outcomes shall be sent to the Puerto Rico Department of Health.

b)	CASE MANAGEMENT PROGRAM — The TPA must develop and effectively implement a case management system in order to monitor high risk cases and provide assistance to the covered health care needs of the beneficiaries and dependents within the said category. The Case Management System must coordinate with services available and provided in the beneficiaries’ communities and homes as needed. Not limited to the physician’s office, mental health provider professionals office, or specialty center.

c)	PRENATAL CARE PROGRAM — The TPA must develop and effectively implement a Prenatal Care Program, which shall include, without limitation:
1.	A Comprehensive Prenatal Care Program based on the Department of Health’s clinical protocol and guidelines.

2.	Reduction of prenatal complications and incidence of low birth weight newborns.

3.	Assure the appropriate discharge of mother and baby from the hospital based on clinical judgment.

4.	Assure that all pregnant women are screened for alcohol using the Department of Health clinical guidelines and protocols. (TWEAK)

5.	Assure that all pregnant women obtain counseling and testing for HIV and standard followed by an appropriate treatment, if results are positive.

6.	Assure that all pregnant women obtain at least two oral evaluations during the second trimester of gestation.

7.	Assure that all pregnant women are properly educated about Pregnancy, Breastfeeding, Family Planning, Nutrition, Pregnancy Complications, Dental, Mental Health, among others.
4.	The TPA will be responsible to provide under the CPMP other programs such as the PROVIDER INCENTIVE BASED PROGRAM and the PROVIDER EDUCATION PROGRAM.
a)	The PROVIDER INCENTIVE BASED PROGRAM includes, at a minimum, the following components:
1.	The program will deliver the incentive on a monetary basis to those PCPs which comply and reach a minimum target of eighty percent (80%) of those preventive services furnished and required in Section B.1.

2.	The TPA will review the medical records at the HCO level to ascertain and evidence the preventive services provided by the PCP to the GHIP beneficiaries. The ADMINISTRATION requires through this review that the PCP comply with the appropriate documentation within on record as established in the Department of Health and EPSDT guidelines.

3.	Provide that each PCP must comply with at least twelve (12) hours on an annual basis, or, its equivalent of three (3) hours and thirty (30) minutes on a quarterly basis regarding the Providers Education Program requirements.

4.	Provide a quarterly report on this program, which shall contain:
a)	TPA Health Region

b)	HCO Name

c)	HCO Number

d)	Provider ID

e)	Provider Name

f)	Federal Tax ID

g)	Preventive Services Compliance Percentage

h)	Providers Education Contact Hours

I)	Providers Compliance with Proper Medical Record Documentation Percentage
5.	Provide the incentive based on a mathematically-sound formula, which shall have the ADMINISTRATION’s prior written approval.

6.	The TPA will grant the incentive to those PCPs that complied with the preceding requirements on an annual basis.
b)	The PROVIDER EDUCATION PROGRAM components include, without limitation:
1.	The TPA will be responsible for the Providers Education Program (PEP).

2.	The HCO will provide five (5) contact hours of seminars or any similar activity to all its PCPs on a quarterly basis. The HCO may require sponsorship from any governmental and non-

governmental entities to provide such activities. Nevertheless, the sponsorship from any non-governmental commercial entity shall not promote a product, or, services for these purposes.

3.	The HCO in coordination with the TPA shall offer at least one seminar, workshop, or continuing education activity on mental health clinical or non-clinical topics.

4.	The TPA and the HCO shall organize, schedule, and offer the PEP at the expense of the TPA.

5.	The HCO must be responsible to conduct and assure the attendance of all providers under contract to the various seminars, and any other similar activity, held throughout its Region, in order properly to educate and assist them with all GHIP aspects and requirements, on clinical and/or non-clinical topics.

6.	The TPA must require the HCO a seventy percent (70%) participation of all PCPs.

7.	The TPA will submit the PEP work plan and curriculum, and obtain ADMINISTRATION’s Clinical Affairs Division’s approval thereof. The work plan must include but will not be limited to the following:
C.	Statistical Reports Program (SRP)
1.	THE ADMINISTRATION will require from the TPA and HCO the following quarterly statistical reports that include, without limitation:

a)	Claims Cost Distribution by Line of Service (SRP-001)

b)	PMPM Summary with Total Cost Percentage (SRP-002)

c)	Encounters Estimate Cost Distribution by Line of Service (SRP-003)

d)	Aggregate Stop Loss/Reinsurance (SRP-004)

e)	Early Periodic Screening Diagnostics Tests (EPSDT) (SRP-005)

f)	Providers Network Credentialing (SRP-006)

g)	Medical Record Review (SRP-007)

h)	Hospital Concurrent Review (SRP-008)

i)	Retrospective Medical Record Review (SRP-009)

j)	Fraud and Abuse (SRP-010)

k)	Pre-authorizations (SRP-011)

l)	Coordination of Benefits (SRP-012)

m)	Incurred But Not Reported (IBNR) Surplus and Deficit Analysis (SRP-013)

n)	Complaints and Grievances (SRP-014)

o)	Administrative Expenses Report (SRP-015)

p)	Capitation Settlement (SRP-016)

q)	Preventive Services Report (SRP-017)
2.	The TPA shall be responsible to provide to the ADMINISTRATION all quarterly reports detailing the services furnished under the Preventive Program.

3.	The TPA shall deliver all quarterly reports by the twenty-fifth (25th) day of the month following the reporting quarter. The reports will be delivered on electronic media (i.e., CD Rom disc) accompanied with a letter of submission to the ADMINISTRATION’s Planning and Clinical Affairs Office Director. Concurrently, such letter must be copied to the ADMNISTRATION’s Compliance Office Director.

4.	The ADMINISTRATION and the TPA will agree on the format for compliance with the reporting requirements in this Section, that could be accomplish through electronic or magnetic media.
D.	Performance Metrics Program (PMP)

The TPA and HCO must comply at a minimum with the following metrics, including, without limitation:
1.	The TPA shall submit all (100%) of the quarterly reports by the 15th day of the month after the corresponding reporting quarter, except where a different submission date has been stated herein.

2.	The TPA and the HCO shall solve at least 95% of any filed enrollee complaints within thirty-days (30) of receipt, through the corresponding notification letter.

3.	The TPA must provide through the HCO’s Providers Education Program (PEP) at least five (5) hours of workshops, seminars, and conferences as well as any other type of similar activity on a quarterly basis regarding any GHIP clinical and/or non-clinical topics, with a minimum of 70% participation of the HCO’s PCPs.

4.	The TPA must provide through the HCO’s PEP at least one workshop, seminar, conference and any other similar activity, every six (6) months, related to mental health topics, regarding the GHIP managed care model, with a minimum of 70% participation of the HCO’s PCPs.

5.	The ADMINISTRATION will require from the TPA a compliance target of at least seventy percent (70%) for the provision of preventive services from each PCP.

6.	The TPA guarantees that the enrollee/provider satisfaction rate (EPSR) for each policy period must be 95% or greater, and shall be executed on a policy year basis.
a.	The EPASS Response Rate must be greater than 70%. The response rate means the number of enrollees/providers responding to the survey.

b.	The ADMINISTRATION must provide timely approvals of survey materials and methodology 60 calendar days prior to the execution of a survey.

c.	The sampling size will be randomly chosen and not less than 400 in the case of the enrollees, and 30% of the providers participating in the region.

d.	The submission of the survey results to the ADMINISTRATION will be ninety-days (90) after the end of the fiscal year.

e.	The TPA must make available a toll-free customer service telephone number for use by beneficiaries. The TPA guarantees that the target Average Speed of Answer (ASA) of this toll-free customer service telephone line each quarter must be no greater than thirty-seconds (30) ASA means the time elapsed between a caller choosing the option to speak with a customer service agent and the agent attending the phone call.
7.	The TPA guarantees that the customer service lines for a GHIP enrollee must have an Abandon Rate (AR) no greater than 5% out of all incoming calls per policy year. AR means the percent of calls where the caller chooses the option to speak with an agent but hangs up while waiting (in the queue) for an agent to answer.

8.	The TPA guarantees that the Blockage Rate of the toll-free customer service line for the GHIP enrollee must be 3% or less of all incoming calls each quarter.

Blockage Rate means the percent of Local Exchange Carrier (LEC) Total Call Volume, which cannot be routed to the TPA’s Automatic Call Distributor (ACD) system, which results in the GHIP enrollee receiving a busy signal.
E.	The TPA guarantees that its and the HCO network complies with the following providers/enrollees ratios: 1:1,700 for PCPs, 1:1,350 for Dentists, 1:2,200 for Specialists (including mental health Psychiatrist and Psychologists), and, 1:1,600 for all Physicians participating, on a quarterly basis monitoring report.

F.	The TPA will contract all available private providers that meet its credentialing process and agree to its contractual terms, in order to assure sufficient participating providers to satisfy the coverage demands of GHIP beneficiaries.

G.	The providers’ credentialing and re-credentialing evaluation process must be performed every three (3) years.

H.	The TPA’ Credentialing of providers and Re-credentialing process shall include, without limitation:
1.	Copy(ies) of all professional school degrees or certificates, or evidence of qualifying course work.

2.	Copy(ies) of all Federal, State, and/or local (city, county) business licenses, certifications and/or registration specifically required to operate a health care facility.

3.	Written confirmation from the IRS confirming Tax Identification and Legal Business Name (This information is needed if the applicant is enrolling a professional corporation, professional association, or limited liability company with this application or enrolling as a sole proprietor using an Employer Identification Number).

4.	Copy of the National Provider Identifier notification received from the National Plan and Provider Enumeration System (NPPES).

I.	The HCO will provide the TPA with statistical records of beneficiaries’ medical services utilization. The TPA shall notify the ADMINISTRATION on a quarterly basis of all findings in the Clinical Database System. The ADMINISTRATION may review and/or audit the Clinical Database System records and reports at any time.

J.	The TPA will establish an Outcome Review Program to assess the quality of inpatient and ambulatory care management provided by the HCOs. The TPA shall notify the ADMINISTRATION on a quarterly basis of all findings in the Outcome Review Program. The ADMINISTRATION may review and/or audit the program findings at any time.

K.	The TPA must provide with the Fraud and Abuse quarterly report to the ADMINISTRATION all its findings including, without limitation:
1.	The number of complaints of fraud and abuse made to the GHIP that warrant a preliminary investigation.

2.	The TPA must include in its quarterly report pursuant to Section C.1.j., at a minimum, the following information:
a.	Provider’s name and number

b.	Source of the complaint

c.	Type of provider

d.	Nature of the complaint

e.	Approximate range of dollars involved

f.	Legal and/or administrative disposition of status of the case
L.	The TPA agrees to maintain a program to determine that the services provided to beneficiaries comply with established quality parameters for dental health providers. TPA shall notify the ADMINISTRATION quarterly of all findings of said review

program.The ADMINISTRATION may review and/or audit the program findings at any time.

M.	The TPA shall implement a program that addresses EPSDT screening and Migrant services indicators for preventive diagnostic tests according to age in all areas/regions and shall notify the ADMINISTRATION on a quarterly basis all findings therein. TPA shall comply with Section 1905(r) of the Social Security Act and applicable protocols adopted by the Department of Health to implement these Programs.

N.	The EPSDT information must considers the procedure codes described in the ICD-9 in order to develop the quarterly table indicated in Section C.1.e.

O.	All services furnished shall be identified by Current Procedure Terminology, International Classification of Diseases, Clinical Modifications Diagnostic Statistics Manual, and American Dental Association’s Current Dental Terminology, as applicable.

P.	Should the TPA and/or HCO fail to meet any of the preceding QHPP standards, the TPA and/or HCO will pay the ADMINISTRATION twenty-five thousand dollars ($25,000.00) for each occurrence, no later than the tenth (10) day of the month following the reporting quarter, or at the end of the fiscal year, at the ADMINISTRATION’s discretion.

Q.	The ADMINISTRATION reserves the right to request additional statistical reports, performance metrics, or any other related quality and compliance standard it may deem necessary in accordance with the operational and financial needs that may arise throughout the contract period.

R.	In addition, whenever the State Medicaid Agency, Centers for Medicare and Medicaid Services (CMS), Department of Health of Puerto Rico, or any other state or federal government agency deem it necessary to request information from the ADMINISTRATION or the TPA and HCO, such shall be provided without undue delay.

S.	Access to Information: The TPA must require its contracted providers and HCOs to allow the Puerto Rico Department of Health, THE ADMINISTRATION, CMS, Comptroller of Puerto Rico, Comptroller of the US, Inspector General, External Quality Review Organizations (EQRO), and their duly authorized agents access to all records and documents required for audits or inspections to evaluate quality, adequacy, timeliness, and costs of services, as well as any other issue related to GHIP beneficiaries.

T.	All the required programs, processes, and reports herein referred to; will also be an obligation on the part of the TPA participating providers, i.e. the HCOs. The TPA will assure compliance therewith on the part of said TPA’s participating providers and/or HCOs.

U.	The ADMINISTRATION reserves the right to require the TPA to implement additional specific cost and utilization measure controls, subject to prior consultation and cost negotiation with the TPA.

V.	The TPA must inform the ADMINISTRATION on a quarterly basis all cancellation of providers, and shall provide an updated version of its Providers Directory to the ADMINISTRATION’s Clinical Affairs Division, Planning and Quality Affairs Office as well as to GHIP beneficiaries.

W.	In order to assure that all enrollee’s encounters are registered and recorded, the TPA shall conduct audits of statistical samples, through unannounced personal audits of the TPA’s and participating provider’s facilities, to assure that medical records conform with encounters reported therein. Corrective measures shall be taken in cases of violations of the TPA’s regulations regarding encounter registration and reporting. The TPA shall provide quarterly reports to the ADMINISTRATION of all the findings and corrective measures taken with respect to any regulation violations.

X.	The TPA’s and HCOs’ compliance with the ADMINISTRATION’s Quality of Healthcare and Performance Program (QHPP) is of the essence and vital to this Contract and shall be a determining factor in all ADMINISTRATION decisions pertaining to the renewal or non-renewal of this contract. Failure comply therewith may result in termination of this Contract.

The ADMINISTRATION agrees to furnish the TPA with the required Quality of Healthcare and Performance Program protocols and criteria prior to their implementation and to communicate TPA any change thereto as necessary throughout the contract period.
Section 5:
Fees and Payments Structure;
Payment Guarantees and Obligations;
Third Party Liability for Payments
5.1	Administrative Fees, Claim Cost Allocation and Capitation
5.1.1. THE ADMINISTRATION will pay an administrative fee of seven dollars and twenty cents ($7.20) and a reinsurance premium of one dollar and fifty one cents ($1.51) on a monthly basis which will not exceed eight dollars and seventy one cents per member per month ($8.71 PMPM) to the TPA. The ADMINISTRATION will assume financial responsibility for claims costs for Basic, Special and Dental Coverage risks not negotiated with the HCO’s up to a maximum of 105% of claim costs.( See Appendix E) Expected claim cost has been established at one hundred two dollars and eighty seven cents ($102.87 pmpm). TPA will assume financial responsibility for all costs in excess of 105% of expected claim cost (in excess of $108.01). Excess costs determination will include all claims paid after 6 months of the end of the contract year and an agreed IBNR reserve. Expected claim costs do not include $9.20 for Mental Health Services and the costs associated with the Asthma Therapy Management Project.
5.1.2 The TPA is financed on a self-funded basis and the contract includes reinsurance arrangement and performance incentives to assure proper administration of TPA. A financial incentive has been agreed between the ADMINISTRATION and the TPA. This incentive will apply if incurred costs are less than the agreed percentage (3%) below the expected medical costs submitted in the proposal ($102.87 pmpm). Savings below the threshold amount will be split 50/50 between the ADMINISTRATION and the TPA. Therefore, if actual medical costs are less than $99.78 pmpm, 50% of savings below that amount will be paid to the TPA. Calculation of the incurred amount will be made on May 2010 (after the end of the 6 month run off period after the end of the contract year). At that time, a settlement of 75% of savings, if any, will be made and will be subject to a final settlement after 6 additional months (on November 2010). For example purposes, if on May 2010 costs are calculated to be $97.78 pmpm ($2 pmpm below the threshold amount), $0.75 pmpm will be paid to the TPA as a partial settlement on or before July 15, 2010, subject to final verification on November 2010. If on November 2010 medical costs are is still calculated at $97.78 pmpm, the remaining $0.25 pmpm (or whatever amount is determined to be the final number) will be paid on or before December 31, 2010 as final settlement of the financial incentive. In the event the July 2010 partial settlement is determined to be in excess of the final incentive payable, the TPA will reimburse the difference to the ADMINISTRATION on or before December 31, 2010 and this reimbursement will also be considered a final settlement of the financial incentive.

The Contract will be for administrative services, network management, and utilization review services.

5.1.3 THE ADMINISTRATION will deposit funds for claims payment in a zero-balance account. It will provide funds, wire transfers or otherwise submit payment within two business days to the bank account established for claims payment.
5.1.4 The TPA shall cooperate with the selected PBM to facilitate claims processing, to specify, develop and implement the flow of information, utilization review and customer service protocols.
5.2 PAYMENT OF SERVICE FEES
1.	The TPA is financed on a self-funded basis; this Contract also includes re- insurance arrangements. The Administration will pay the TPA an administrative fee to cover the cost incurred in the performance of all services to include network management and utilization review services.

2.	The payment for the first month of services will be made upon certification by the TPA that it has complied with the implementation process to initiate services; to the satisfaction of the ADMINISTRATION and after the first week of commencement.

For subsequent months, the ADMINISTRATION shall pay TPA the corresponding monthly service fee within five (5) working days following submission of an invoice containing an electronic file listing the beneficiaries enrolled for the month of the invoice, and a hard-copy certification of amounts billed. The timing of the five-days period shall start running upon receipt by the ADMINISTRATION of said electronic and hard-copy requirements. Should either the hard-copy certification or the electronic file need to be resubmitted by TPA, said five-days’ term shall be reset to start on the date the ADMINISTRATION receives the missing requirement.

The TPA shall not, at any time, increase the administrative fee herein agreed, which will be guaranteed for contract year, nor reduce the benefits agreed to, as defined in Appendix B of this Contract.

3.	If any differences arise in the Administration’s payment of service fees to the TPA, the latter will analyze the differences between the original bill it submitted and the amount paid by the ADMINISTRATION. The TPA will then submit to the ADMINISTRATION a diskette as well as all relevant documentation that supports and details the TPA’s monthly payment deficiency claim no later than thirty (30) working days after payment on the original bill has been made. If said term ends without TPA having submitted the required materials in support of a monthly payment deficiency claim, TPA shall irrevocably lose any right to claim payment of said deficiency and the ADMINISTRATION shall thereby be released from any obligations to TPA with respect thereto.

4.	The TPA guarantees that the rate and any applicable deductibles or co-payments under the special coverage provisions herein constitute full payment for the benefits contracted under the plan, and that support network participating providers cannot collect any additional amount from beneficiaries. Balance billing is expressly prohibited.

Upon a determination made by the ADMINISTRATION that the TPA or its agents has engaged in balance billing, the ADMINISTRATION will proceed to enforce provisions as established in Section 8.

5.	The TPA understands that the payment of the service fee by the ADMINISTRATION and the ADMINISTRATION’s payments to TPA/HCOs’ network of participating providers shall be considered as full and complete payment for all services rendered except for any deductible authorized by the ADMINISTRATION; or any amount pending reconciliation.

6.	For Medicare beneficiaries with Part A, any recovery by the provider for Part A deductibles and/or co-insurance shall be made exclusively through the Medicare Part A Program as bad debts. Beneficiaries shall neither pay reimbursement for rendered services to a participating provider nor pay deductibles not authorized by the ADMINISTRATION.

7.	For Medicare beneficiaries with Part B, any recovery by the participating provider for Part B deductibles and/or co-insurance, other than services provided on an outpatient basis to hospital clinics, will be made through the TPA and/or the HCOs. In this instance, beneficiaries would neither pay reimbursement for rendered services to a participating provider nor pay deductibles not authorized by the ADMINISTRATION.

8.	Co-insurance and deductible for Part B services provided on an outpatient basis in hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the TPA/HCO will pay for co-insurance and deductibles related to the physician services provided as a Part B service, through the capitation paid to the HCO.

9.	The TPA understands that if the Federal Government submits an alternative to the set forth in this section 5.2 on agreement hereof that is more cost effective and for the benefit of the Government of the Commonwealth Puerto Rico, the ADMINISTRATION along with the TPA shall attempt to renegotiate the coverage for Medicare beneficiaries with Part A or Part A and B.

5.3	GUARANTEE OF PAYMENT

1.	The ADMINISTRATION expressly guarantees payment for all medically necessary covered services rendered to beneficiaries by any participating providers. TPA/HCO shall guarantee that providers will be compensated and the implemented compensation systems will not compromise access to services or their quality.

2.	The insolvency, liquidation, bankruptcy or breach of contract by an HCO or contracted participating provider shall not release said party from its obligation and guarantee to pay for all services rendered as authorized herein.

The ADMINISTRATION’s obligation to guarantee payment to all HCOs, providers or subcontractors for services rendered under this Contract is subject to compliance with established claim proceedings and requisites set forth herein. The HCO will answer to the TPA with respect to compliance of all Contract terms.

3.	Consistent with the payments rights guaranteed by paragraphs (4) and (5), the providers and subcontractors shall claim direct payments due from the TPA/HCO to the ADMINISTRATION, which shall deduct any amounts payable to providers or subcontractors from paid due to the TPA/HCO.

4.	ADMINISTRATION agrees to pay the HCOs and/or participating providers according to the payment schedule agreed in their respective contracts, provided any such contract complies with Law No. 104 of July 19, 2002, the terms set forth herein, and related guidelines of the Office of the Insurance Commissioner, other than [for] capitation payments, which shall be made in accordance with item six (6) of this section 5.3. Subject to having received from the ADMINISTRATION the claims payment authorization, TPA payments to participating providers shall be made no later than fifty (50) days from the date that TPA has received a ready-to-process claim, as such term is defined in Law No. 104, whenever any participating provider has submitted to TPA a ready-to-process claim within ninety (90) days of having rendered the services. TPA shall have in place all internal systems necessary to promptly pay its providers as dispose by Law No. 104 ready-to-process claim , and to avoid unjustifiable delay in payment [caused] by [having] [submitted] any such claim to audits and evaluation [as] a contested claims, [which results in noncompliance with deadlines Law No. 104.

5.	Any objection to a claim submitted by a participating provider shall be notified in writing to the provider within forty (40) days of claim receipt, with the information Law No. 104 requires, including the reasons why said claim is not ready to be processed and the documents or information needed to cure the defect. The participating provider, in turn, shall have forty-five (45) calendar days upon receipt of notice of said contested claim to cure the defect. If the aforementioned 40 days elapse without TPA/HCO notifying that a claim is contested it shall be deemed an admission by TPA/HCO that said claim is ready to be processed. Likewise, if the participating provider fails to respond to the notice that a claim is contested within the allotted forty-five (45) days, such failure to act shall be deemed an admission by the provider that the objections to the claim were correct. Upon expiration of any of the aforementioned terms, any payment overdue shall accrue interest as established by Law No. 104.

In the event that TPA/HCO erroneously notifies that a claim is not a ready-to-be-processed claim, such action shall not interrupt the fifty-day term for payment to participating providers set forth in the preceding paragraph.

6.	The TPA agrees and warrants that TPA will be the central payer on behalf of the ADMINISTRATION for all valid claims generated throughout the contracted, participating network of providers.

7.	The TPA agrees and warrants that the method used to pay for the services rendered by the HCOs and their participating providers is reasonable and does not jeopardize the quality of the services provided.

8.	The guarantee of payment will be reinforced through the establishment of different alternatives to guarantee that TPA/HCO and participating providers are paid in full for contracted services in accordance with established budgets. Said alternatives are subject to the Administration’s approval prior to implementation.

9.	TPA/HCOs shall incorporate in their contracts with participating provider’s authorization for TPA to adjudicate and determine the validity of any claim or dispute between the HCO and participating providers stemming from any controversy concerning the validity of claims submitted for services. Said provision shall assure that payment to the HCOs network of participating providers for valid claims for services is not improperly withheld, and that in no event payment is made more than fifty (50) days from the date that the claim or dispute is received by TPA. It shall be TPA’s responsibility to verify the pertinent terms binding the HCO and its network of participating providers, the claim’s reasonableness given the services rendered and that payment has been made.

10.	The guarantee of payment and the schedule of payments to HCOs and participating providers shall be enforceable at the expiration of this Contract and until any new terms subsequently are agreed to by the parties hereto.

11.	The TPA agrees to provide the ADMINISTRATION a monthly electronic, detailed report of all payments made to HCOs’ network of participating providers, claims not being paid to the HCO, and to the TPA’s participating providers during the month immediately preceding the report, as well as an inventory of all claims received but not paid by reason of accounting or administrative objections. The intention of this clause is for the ADMINISTRATION to be able to determine on a monthly basis the amount of money paid to each participating provider, the amount billed by and not paid to each participating provider, and the reasons for non-payment, to keep track of the regularity of payments by the TPA and the HCOs and their compliance herewith.

12.	The TPA also agrees to provide to HCOs and to the ADMINISTRATION, on a monthly basis, by electronic or machine readable media format, a detailed report classified by beneficiaries, providers, diagnosis, procedure, date of service and real cost of all payments made by the TPA which entails a deduction from the gross monthly payment to said HCO’s.

13.	HCO must report each encounter to the TPA on a monthly basis, classified by each participating provider within the HCO, as well as the real cost of the services of each encounter of service. The TPA must submit to the ADMINISTRATION the capitation distribution, if applicable, within each HCO as established in the Actuarial Reports formats required by the ADMINISTRATION.

14.	TPA will abide by the Administration’s efforts to implement cost reduction measures and future implementation of payment methods based on fee schedules or diagnosis related group that may be established. In no way shall a enrollee be discriminated, shall health services be rationed based on diagnosis or illness or an expectation that the enrollee may require high cost care.
5.4 ADMINISTRATION’S PAYMENT OBLIGATIONS
Payment of Funds to Satisfy Claims
The ADMINISTRATION shall be responsible to provide every week the funds for the payment of claims to be processed by TPA in accordance with this Contract. The payment of such claims shall be funded and processed according to the protocol and procedures established and approved by the Administration and TPA. The protocol is set forth in Appendix D which is made part of this Contract. The ADMINISTRATION, upon receipt and approval of a certified pre-check register from TPA, in the electronic format requested by the ADMINISTRATION, shall send a written notification to TPA, upon written approval of claims, within a period of one (1) working day, and deposit such amounts due in the corresponding bank accounts, as required, to fund the unpaid claims.
Also, for the payment of pharmacy claims, the ADMINISTRATION is responsible for the funding of, and TPA is responsible to execute the payment of, the bi-weekly transfer for claims to be paid to Caremark on behalf of the network of pharmacies. The TPA acknowledges its obligation with respect to the validation and payment of pharmacy claims, and timely notification, and certification to the ADMINISTRATION with respect to the process and payment of those claims. Caremark’s switching and transaction fees are to be paid by the ADMINISTRATION with corresponding validation by the TPA. The ADMINISTRATION acknowledges that the TPA is undertaking the process of validation and payment of those claims on behalf of the ADMINISTRATION and the TPA is not responsible in any manner for the liability and/or risk of pharmacy coverage within the TPA responsibilities, other than for reasons solely attributable to TPA, its employees and agents.
The TPA will ensure compliance with the Prompt Payment Law, and document the payment to the ADMINISTRATION. In the event that the ADMINISTRATION could not deliver on time its authorization of the pre-check register of the claims to be paid to the providers; then the ADMINISTRATION will be fully responsible to pay the interests established by said Law and to respond for any adverse audit opinion in connection therewith.
Monthly TPA Administrative Fee Payments
The ADMINISTRATION, upon receipt of the monthly enrollment certification issued by the MIS Department of the ADMINISTRATION, shall pay the corresponding TPA Administrative fees within ten (10) working days of receipt of the certification, provided fund availability. If any problems arise with certification or the enrollment information submitted by SSS, the ADMINISTRATION has the right to waive such term and pay in the meantime the administrative fee equivalent to 90% of the prior month. Once the data is corrected, the ADMINISTRATION shall pay off the remaining 10% based on the number of enrollees enrolled or if less than the 90% amount that should have been paid, the ADMINISTRATION shall retain that amount from TPAs next month’s pmpm. The ADMINISTRATION will issue the corresponding payment accompanied by a certification of the covered enrollees adjusted.
The invoices submitted by TPA, as well as the aforementioned pre-check register, shall be certified in accordance with this Contract and any federal requirement. The certification must attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of the enrollment data, encounter data, and any other data required in this Contract.

TPA shall also certify that the services rendered have not been paid and the correction of the total amount billed, and shall include the following certification:
“Bajo pena de nulidad absoluta certifico que ningún servidor público de ASES es parte o tiene algún interés en las ganancias o beneficios producto del contrato objeto de esta factura y, de ser parte o tener interés en las ganancias o beneficios productos del contrato, ha mediado una dispensa previa, la única consideración para suministrar los bienes o servicios objeto del contrato han sido el pago acordado con el representante autorizado de ASES. El importe de esta factura es justo y correcto. Los trabajos han sido realizados, los productos y servicios han sido entregados y/o prestados y no han sido pagados.”
[Under penalty of absolute nullity, I certify that no employee of THE ADMINISTRATION is a party to or has any interest in the payments or benefits arising from the Contract that underlies this invoice or, alternatively, that if an employee thereof is a party to or has an interest in the payments or benefits arising of said Contract, that the necessary waiver was obtained in connection hereto. The payment agreed upon with the appropriate, duly authorized representative of THE ADMINISTRATION constitutes the sole consideration for providing the services called for in the Contract. The amount billed in this invoice is just and correct. The services billed for in this invoice have been performed according to the Contract’s terms and have not been paid.”]
If the parties cannot agree, within ten (10) working days of the date of receipt of any invoice by the Administration, as to amounts payable, either for a particular claim or service item in the invoice, then, at the expiration of said ten (10) days term, the amounts billed for claims or other charges for which there is no controversy or objection for payment, shall become payable forthwith.
With respect to the amounts payable for claims or items in the invoice not agreed upon within ten (10) days from the receipt of the invoice by the Administration, the same shall be submitted to a reviewing committee, appointed by the ADMINISTRATION.

5.5 THIRD PARTY LIABILITY FOR PAYMENTS
1.	The ADMINISTRATION, TPA or HCO shall be the last payer to any other party liable in any claim for services to a enrollee, including but not limited to: Medicare; other TPA/HCOs or managed care organizations; health maintenance organizations; non-profit MCO’s operating under Law No. 152 of May 9, 1942, as amended; “Asociación de Maestros de Puerto Rico”; “Auxilio Mutuo de Puerto Rico”; medical plans sponsored by employee organizations, labor unions, and any other entity that results liable for the benefits claimed against the ADMINISTRATION or TPA/HCO for coverage to beneficiaries. It shall be TPA’s responsibility that applicable provisions of Law 72 of September 7, 1993 are enforced and that TPA acts as secondary payor to any other medical insurance.

2.	Co-insurance and deductible for Medicare Part B services provided on an outpatient basis by hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare programs cost. THE ADMINISTRATION will pay for co-insurance and co-payment related to the physician services provided as a Part B service through the capitation paid to the HCO, when services are accessed through the primary care physician.

3.	GHIP beneficiaries with Medicare A and B are eligible for enrollment in a Medicare Platino Plan contracted by THE ADMINISTRATION. If the enrollee elects to continue under the GHIP plan and move to a Medicare Advantage Plan, other than those contracted by THE ADMINISTRATION for Medicare Platino, the enrollee shall be responsible for the payment of premiums, co-pay and co insurance of the Medicare Advantage Plan. The HCO is responsible for coordinating with MCO’s the payments of those health services covered under the GHIP plan that are not covered under the Medicare Advantage Plan.

4.	To ensure access and availability of dialysis services for patients with End Stage Renal Disease (ESRD) that are eligible for Medicaid and Medicare, the co-payments and deductibles associated with these services are covered by the GHIP as follows:

If the total amount of Medicare’s established liability for the services is:
a)	Equal to or greater than the negotiated contract rate between the MCO and the provider for the services minus any Medicaid cost sharing requirements, the provider is not entitled to, and the MCO shall not pay, any additional amounts for the services.

b)	Less than the negotiated contract rate between the MCO and the provider for the services minus any Medicaid cost sharing requirements, the provider is entitled to, and MCO will pay an amount which is the lesser of:
1.	The Medicare cost sharing (deductibles and coinsurance) payment amount for which the Medicaid recipient is responsible under Medicare, or

2.	An amount which represents the difference between (I) the negotiated contract rate between the MCO and the provider for the service minus any Medicaid cost sharing requirements and (ii) the established Medicare liability for the services.
5.	The ADMINISTRATION and TPA shall cooperate in the exchange of third party health insurance benefit information. The TPA will fully comply with the “Carta Normativa N-E-5-95-98” issued by the Office of the Insurance Commissioner of Puerto Rico and applicable HIPAA regulations provisions.

6.	The TPA/HCO, on behalf of the ADMINISTRATION shall make best efforts to determine if beneficiaries have third party coverage and utilize such coverage when applicable. The TPA shall be permitted to retain 100% of collections obtained from subrogation, to the extent of the risk assumed by the TPA and that of the participating providers at risk. The TPA shall share with at-risk providers the collections obtained, with respect to the commensurate risk borne by said party in proportion of the reimbursement collected. The TPA’s experience will be credited with the amount collected from the primary payer, once payment is made and the TPA/HCO recovers payments. If a provider detects that an enrollee has other health plan coverage not identified in the enrollee card, the provider should bill the primary payer and provide the third party coverage information to the TPA.

The TPA must implement and execute an effective and diligent mechanism in order to assure the collection from primary payors of all benefits covered under this contract. Said program, mechanism and implementation methods shall be reported to the ADMINISTRATION as of the first date of effectiveness of this contract.

7.	The TPA/HCO must report quarterly to the ADMINISTRATION the amounts collected from third parties for health services provided in accordance with the standard format adopted by the ADMINISTRATION. Said reports must provide a detailed description of the enrollee ‘s name, contract number, third party payer name and address, date of service, diagnosis and provider’s name and address and identification number.

8.	The TPA shall develop specific procedures for the exchange of information, collection and reporting of other primary payer sources and to verify its own eligibility files for information on whether or not the enrollee has private health insurance with the TPA’s .

9.	THE TPA shall determine liability as a secondary payor, assuming there are no other third parties liable for payment for the services, with respect to services to beneficiaries covered under Medicaid for which Medicare is liable for payment as primary payor. If the total amount of Medicare’s established liability for the services is:

(1) Equal to or greater than the negotiated contract rate between the TPA and the provider of the services minus any Medicaid cost-sharing requirements, the provider is not entitled to, and the TPA shall not pay, any additional sums for the services;

(2) Less than the negotiated contract rate between the TPA and the provider of the services, minus any Medicaid cost-sharing requirements, the provider is entitled to, and the TPA shall pay an amount which shall be the lesser of:
(i) the Medicaid cost-sharing (deductibles and coinsurance) payment amount for which the Medicaid recipient is responsible under Medicare; or

(ii) an amount that represents the difference between (a) the negotiated contract rate between the TPA and the provider for the service minus any Medicaid cost-sharing requirements and (b) the established Medicare liability for the services.
10.	Failure of the TPA to comply with this Section 5.5 may, at the discretion of the ADMINISTRATION, constitute sufficient cause for the application of the penalty provisions under Section 8.
Section 6:
Records, Information Systems & Liaisons
6.1 General Record Confidentiality Provisions

Any individually identifiable health information of potential or actual enrollees held or disclosed in any form or medium to and by TPA, shall be confidential and shall be used and disclosed by TPA, HCO and/or its participating providers, all of which are covered entities under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), only for purposes connected with performance of the obligations contained in this Contract and in strict compliance with HIPAA’s privacy and security requirements, and any other applicable laws of the Commonwealth of Puerto Rico. Medical records and management information data necessary to provide medical care and quality, peer’s or enrollee’s grievance review of such medical care, and other treatment, payment and health care operations functions under this Contract concerning any enrollee shall be confidential and shall be disclosed within and outside the TPA’s organization, in accordance with HIPAA, Medicaid regulations and any other applicable laws of the Commonwealth of Puerto Rico.
The confidentiality provisions herein contained shall survive the termination of this Contract and shall bind TPA, HCO’s, and TRIPLE S’s participating providers as long as they maintain any protected health information relating to beneficiaries, as such term is defined by 45 CFR Parts 160 and 164.
TPA represents to the ADMINISTRATION that it has adopted and implemented the necessary physical, administrative and technical policies and procedures to safeguard the privacy, integrity and security of all protected health information related to this contract, as such term is defined under HIPAA as well as comply with the electronic transactions, security and privacy requirements of the HIPAA regulations as provided in 45CFR 160 and 142 et seg.
Disclosure of individually identifiable health information to any business associate as defined in 45 CFR 164.504(e) of the HIPAA regulations by TPA shall be subject to the legal obligations set forth therein.

6.2	COMPLIANCE AND AGREEMENTFOR INSPECTION OF RECORDS
Since funds from the Commonwealth Plan under Title XIX and Title XXI of the Social Security Act Medical Assistance Programs (Medicaid) and SCHIPS as well as from Title V of the Social Security Act are used to finance part of the GHIP, TPA/HCO shall agree to comply with the requirements and conditions of the Centers for Medicare and Medicaid Services (CMS), the Comptroller General of the United States, the Comptroller of Puerto Rico and the ADMINISTRATION, as to the maintenance of records related to this contract and audit rights thereof, as well as all other legal obligations, including, but not limited to, non-discrimination, coverage benefit eligibility as provided by the Puerto Rico State Plan and Law 72 of September 7, 1993, Anti-Fraud and Anti-Kickback laws. All disclosure obligations and access requirements set forth in this Article or any other Article shall be subject at all times, and to the extent mandated by law and regulation, to the HIPAA regulations described elsewhere in this Agreement.
The TPA/HCO and all participating providers, shall maintain an appropriate record system for services rendered to beneficiaries, including separate medical files and records for each enrollee necessary to record all clinical information, including notations of personal contacts, primary care visits, diagnostic studies and all other services. The TPA/HCO shall also maintain records to document fiscal activities and expenditures relating to compliance of this Agreement. The TPA/HCO and all participating providers shall preserve, and retain in readable, accessible form, the records mentioned herein during the term of this contract and for a period no less than six (6) years thereafter.
At all times during the term of this contract and for a period of no less than six (6) years thereafter, the TPA/HCO, and all participating providers shall provide the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives, reasonable access to all records related to the services provided, in compliance of this Contract, for the purpose of examination, audit or copying of such records. The audits of such records include examination and review of the sources and applications of funds pursuant to this Contract. The TPA/HCO shall also permit inspection and audit by the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives of any financial record relating to the solvency of the TPA/HCO to bear the risk of potential financial losses in connection herewith.
The TPA/HCO shall be subject to annual external independent review of quality outcomes, timeliness of, and access to the services covered under the Contract. To that effect the ADMINISTRATION and TPA shall ensure that the HCOs and all participating providers and their subcontractors furnish to the ADMINISTRATION or the external independent review organization, at their respective discretion, reasonable on-site access to, and/or copies of, patient care records, as needed to evaluate quality of care.
The ADMINISTRATION and CMS shall have the right to inspect, evaluate, copy and audit any pertinent books, documents, papers and records of the TPA related to this Contract and those of any HCO or participating provider in order to evaluate the services performed, determination of amounts payable, reconciliation of benefits, liabilities and compliance with this Contract.
The TPA shall provide for the review of services offered (including both in-and out-patient services) covered by the plan for the purpose of determining whether such services meet professionally recognized standards of health care, including whether the services were provided in an appropriate setting. It shall also provide for review of the quality of services provided by random sampling of written complaints filed by beneficiaries or their representatives, and the results thereof.

The TPA agrees that the ADMINISTRATION and CMS may conduct inspections and evaluations, at all reasonable times, through on-site audits, systems tests, assessments, performance review and regular reports to assure the quality, appropriateness, timeliness and cost of services furnished to the beneficiaries.
The ADMINISTRATION and CMS have the right to inspect all of the TPA/HCO financial records related to this contract to assure that the ADMINISTRATION pays no more than its fair share of general overhead costs as contracted.
The TPA acknowledges the Administration’s authority to evaluate, through inspection or other means, the facilities of the TPA/HCO participating providers. All facilities shall comply with the applicable licensing and certification requirements established by regulations of the Department of Health of Puerto Rico. It shall be the TPA’s responsibility to ascertain that all facilities contracting with TPA comply with the required licensing and certification regulations, and to terminate the contract of any facility not in compliance therewith.
Failure to adequately monitor the licensing and certification of facilities may result in the termination of this Contract as provided in Section 8.12.
The TPA/HCO and participating providers agree that the ADMINISTRATION’s right s to inspect, evaluate, copy and audit records shall survive the termination of this Contract for a period of six (6) years from said termination date unless:
a)	The ADMINISTRATION determines there is a special need to retain a particular record or group of records for a longer period and so notifies TPA at least thirty (30) days before the normal record disposition date;

b)	There has been a termination, dispute, fraud, or similar fault, in which case the retention may be extended to three (3) years from the date of any resulting final settlement;

c)	The ADMINISTRATION determines that there is a reasonable possibility of fraud, in which case it may reopen a final settlement at any time; or

d)	There has been an audit intervention by CMS, the office of the Comptroller of Puerto Rico, the Comptroller General of the United States or the ADMINISTRATION, in which case the retention may be extended until the conclusion of the audit and publication of the final report thereof.
6.3	INFORMATION SYSTEMS AND REPORTING REQUIREMENTS
1.	The TPA shall be responsible for the data collection and other statistics of all services provided including, but not limited to, encounter and real cost per service, claims services and any other pertinent data from all HCOs, participating providers or any other entity that provides services to GHIP beneficiaries. Consistent with 42 CFR 438.242(b)(2), the TPA shall ensure that data received from providers is accurate and complete by: (1) verifying the accuracy and timeliness of reported data; (2) screening the data for completeness, logic and consistency; and (3) collecting service information in standardized formats to the extent feasible, appropriate and as set forth herein. The data must be classified by provider, enrollee, diagnosis, procedure and service rendering date. TPA shall also provide information on utilization, grievances and appeals and disenrollment for other than loss of Medicaid eligibility. Said data must be forwarded to the ADMINISTRATION on a monthly basis in electronic or machine readable media format. The data fields and specific data elements required to be transmitted are contained in the document titled “Carrier to THE ADMINISTRATION Data Submissions, New File Layouts,” which defines files for the delivery of data in claims, services, provider, IPA and capitation files, already provided to the TPA. The ADMINISTRATION reserves the right to modify, expand or delete the requirements contained therein or issue new requirements, subject to consultation with the TPA and cost negotiation, if necessary.

Accordingly, the TPA must submit to the ADMINISTRATION a Systems Requirements Inventory Report detailing the following:
a)	Plan’s compliance with each information system requirement;

b)	Action plan of TPA’s response to the requirements;

c)	Actual date that each system requirement will be completely operational, not to exceed the effective date of coverage under this contract.
2.	The TPA shall submit to the ADMINISTRATION the System Inventory Report for final approval not later than the date of the signing of this Contract.

3.	All Management Information Systems Requirements shall be fully operational as of the first day of coverage under this Contract and shall remain as such for the duration of the Contract. TPA’s noncompliance with this requirement shall trigger cancellation of this Contract.

4.	The TPA shall collect and report to the ADMINISTRATION or, upon request, to CMS, all required data and information in electronic or machine readable media commencing on the effective date of coverage of this Contract.
4.1.1	Data that must be certified by TPA. The data that must be certified includes, and is not limited to, documents specified by the ADMINISTRATION, enrollment information, encounter data and other information required in this Contract. Any payment by the ADMINISTRATION that is based on data submitted by the TPA must comply with the certification as set forth in 42 CFR 438.606. The certification must attest, based on best knowledge, information and belief, as to the accuracy, completeness and truthfulness of the document and data. The certification must be submitted concurrently with the certified data and documents.

4.1.2	The data and documents submitted by TPA to the ADMNISTRATION must be certified by one of the following:
•	TPA’S Chief Executive Officer

•	TPA’S Chief Financial Officer

•	An individual who has delegated authority to sign for, and who reports directly to, TPA’S Chief executive Officer or Chief Financial Officer.

5.	The information systems of all HCOs shall be compatible with the systems in use by the TPA.

6.	The TPA shall supply, on a daily basis, eligibility information to the HCOs and, upon request, to all participating providers. Said information shall be secured through on-line access with the TPA.

EXCHANGE OF DATA REPORTS AND OTHER INFORMATION

The ADMINISTRATION will make available a secure FTP server, accessible via the Internet, for receipt of electronic files and reports from the TPA. The TPA will provide a similar system for the ADMINISTRATION to transmit files and reports deliverable by the ADMINISTRATION to the TPA. When such systems are not operational, the ADMINISTRATION and the TPA with agree mutually on alternate methods for file exchange.

TPA agrees to submit to the ADMINISTRATION, in such form and detail as indicated in the “Carrier to THE ADMINISTRATION Data Submissions, New File Layouts” document, and any other formats the ADMINISTRATION may require, the following information, in the timeframes specified herein:
a)	On a Daily basis
•	Enrollment data
b)	Within five (5) calendar days of the end of each month
•	Data pertaining to health insurance services provided to beneficiaries in the form of files for Services, Claims, Providers, IPAs/HCOs, Capitation Payments and Administrative Expenses. Such files will be submitted according to the latest version of the “Carrier to THE ADMINISTRATION Data Submissions, New File Layouts” document in effect at the time of the submission.

c)	As required by the ADMINISTRATION:
•	Any other reports or data that the ADMINISTRATION may require after consultation and negotiation with TPA.
The ADMINISTRATION will deliver data to the TPA, according to the layouts defined by the ADMINISTRATION for the following information in the timeframes specified herein:
d)	On a Daily basis
•	Enrollment rejects and errors
e)	On Daily and Monthly Basis
•	Eligibility data (including the incorporation of enrollment information).
f)	On a Monthly basis:
•	Payment of Premiums/Administrative Fees

•	Error Return files and Processing Summary reports for monthly files submitted by TPA under b) above.
The TPA will update its system with eligibility data delivered to the TPA within one (1) business day of receipt.

Files that record the enrollment or changes in enrollment of a member in the TPA must be delivered to the ADMINISTRATION by the first business day following the enrollment of the member or change of enrollment status of the member.
CLAIMS AND ENCOUNTERS: All files that report Claims, Services, Providers, IPAs/HCOs, Capitation and Administrative expenses according to the “Carrier to

THE ADMINISTRATION Data Submissions, New File Layouts” document must be submitted to the ADMINISTRATION by the fifth (5th) day of the month following the month being reported, or as required by the ADMINISTRATION. Files delivered by the TPA will be rejected if the ADMINSTRATION cannot process them for validation. Files will be validated and, to be accepted, must not exceed 1% (one percent) of records in error. Files which are rejected for failing the error threshold must be corrected and re-submitted in their entirety. Files for any month’s deliverables will not be accepted by the ADMINISTRATION if a rejected file from a prior month remains outstanding. On accepted files, the ADMINISTRATION will report records with errors to the TPA and such records must be corrected and such corrected records must be included in the next month’s file.
Failure to deliver files on a timely basis, the ADMINISTRATION’s rejection of delivered files as described above, failure by the TPA to correct and resubmit previously rejected files or failure by the TPA to correct records reported in error, shall constitute failures to comply with this Agreement and shall be sufficient cause for the imposition on the TPA of the penalties provided for in Section 8.
7.	The TPA agrees to report to the ADMINISTRATION on a daily basis all information pertaining to enrollment, disenrollment, and other enrollee transactions as required by the ADMINISTRATION. All records shall be transmitted: 1) through approved ADMINISTRATION systems contractors; or 2) over data transmission lines directly to the ADMINISTRATION; or 3) on machine readable media. All machine readable media or electronic transmissions shall be consistent with the relevant ADMINISTRATION’s record layouts and specifications.

9.	The TPA will submit to the ADMINISTRATION on a quarterly basis reports and data generated electronically that permits the ADMINISTRATION’s:

a.	Evaluation of the effectiveness of the delivery of services by providers and the adequacy of these services.

b.	Monitoring and evaluation of the efficiency and propriety of the services that are being received by the beneficiaries and their dependents.

c.	Comparison of experience with that of other providers.

d.	Comparison of health care services utilization and cost tendencies within the community and the group that renders service.

e.	Demonstration of how the quality of care is being improved for the enrollee and their dependents.

f.	Comparison of TPA’s administrative measures agreed upon benchmarks evaluates the progress towards constant improvement.

g.	Compliance with the information requirements and reports of Federal Programs such as: Title II of the Health Insurance Portability and Accountability Act; Title IV-B Part 1 and 2, Title IV-E, Title V, Title XIX, and Title XXI of the Social Security Act; applicable state laws such as the Child Abuse Act (“Ley de Maltrato de Menores”), Public Law 75 of May 28,1980; the Protection and Assistance to Victims and Witnesses Act (“Ley de Protección y Asistencia a Víctimas de Delitos y Testigos”), Public Law 77 of July 9,1986, and any other federal or state applicable information requirements.

h.	Evaluation of each service provided with separate identification by enrollee, provider, diagnosis, diagnostic code, procedure code, date and place of service. The provider must be identified by his/her/its provider’s identification number or his/her/its social security account/employer identification number.
10.	The TPA shall provide the ADMINISTRATION with a uniform system for data collection.

11.	The TPA’S Information Systems must provide a continuous flow of information to measure the quality of services rendered to beneficiaries. The purpose of these systems must be to assist the ADMINISTRATION and the TPA in achieving continuous improvement in service quality and cost-effectiveness.
12.	TPA’s daily reports are due by the end of the following business day. Weekly reports are due on the first business day of the following week. Monthly reports are due twenty-five (25) days after the end of each month. Quarterly reports are due thirty (30) days after the end of each quarter. Said reports shall be delivered to the Information System Office.

13.	The TPA must report to the Administration, on a monthly basis, all cancellations and disenrollments of providers. Said information shall be delivered on or before the 10th day of the next month.

14.	The TPA shall coordinate the enrollment of beneficiaries.

15.	The TPA shall assure adequate and efficient operation of information systems and should obtain adequate insurance against economic loss due to system failure or data loss.

16.	In order to ensure that all enrollee encounters are registered and recorded, the TPA shall conduct audits of statistical samples and unannounced personal audits of the HCOs’ and participating provider’s facilities to assure that medical records conform with the encounter reported; corrective measures will be taken in case of any violation of the TPA’s regulations regarding encounter registration and reporting. The TPA shall provide quarterly reports to the ADMINISTRATION of all findings and corrective measures, if any, taken with respect to regulation violations.

17	The TPA shall guarantee the following:
a.	The security and integrity of the information and communication systems through:

1.	Regular Backups on a daily basis

2.	Controlled Access to the physical plant

3.	Control logical access to information systems

4.	Verification of the accuracy of the data and information
b.	The continuity of services through:
1.	Regular maintenance of the systems, programs and equipment

2.	A staff of duly trained personnel

3.	An established and proven system of Disaster Recovery

4.	Cost Effective systems.
c.	Identification of the enrollee via the use of plastic cards.

d.	Automated system of communication with statistics of the management of calls (Occurrence of busy lines, etc.)

e.	A comprehensive health insurance claim processing system to handle receiving, processing and payment of claims and encounters.

f.	Analysis/Control of utilization (The TPA must provide said analysis to the ADMINISTRATION on a monthly basis in the format outlined by the ADMINISTRATION):
1.	by patient/family

2.	by region, area/region town, (zip codes)

3.	by provider (provider’s identification number or social security account numbers)

4.	by diagnosis

5.	by procedure or service

6.	by date of service

g.	System of Control for claims payment that includes payment history.

h.	Computerized pharmacy system that permits its integration to the procedures for payment to providers.

i.	Outcome Analysis.

j.	Electronic creation of data files related to mortality, morbidity, and vital statistics.

k.	Integration to central systems
1.	Procedures and communications protocol compatibility;

2.	Ability to transmit reports and/or files via electronic means.
l.	Electronic Handling of:
1.	The process of Admission to hospitals and ambulatory services

2.	Verification of eligibility and subscription to the plan

3.	Verification of benefits

4.	Verification of Financial information (Deductibles, Co-payments, etc.)

5.	Verification of individual demographic data

6.	Coordination of Benefits.
m.	Computerized applications for general accounting.

n.	As to HCOs and all Participating Providers the information system shall provide for:
1.	On line access to service history for each enrollee.

2.	Register of diagnosis and procedures for each service rendered.

3.	Complete demography on line, including the aspect of coverage and financial responsibility of the patient.

4.	Individual and family transactions

5.	Annotations on line (General notes such as allergies, reminders or other clinical aspects (free form)

6.	Analysis of activity by:
a.	department

b.	provider

c.	diagnosis

d.	procedures

e.	age

f.	sex

g.	origin

h.	others, as mutually agreed upon.
7.	Diagnosis history by patient with multiple codes per service.

8.	Ad Hoc Reports

9.	Referrals Control

10.	Electronic Billing

11.	Pharmacy system

12.	Dental system

13.	Ability to handle requirements of Medicare programs such as RBRVS (Relative Base Relative Value System).

14.	Ability to collect data as to the quarter in which the pregnant female enrollee commences her ob-gyn treatment. The format for the collection of this data shall be approved by the ADMINISTRATION prior to its implementation.
Failure to comply with the requirements contained herein will be sufficient cause for the imposition on the TPA of penalties set forth in Section 8 of this Contract.
18.	The TPA agrees to report all procedure and diagnostic information using the current versions of Current Procedural Terminology, International Classification

of Diseases, Clinical Modification, Diagnostic Statistic Manual and American Dental Association’s Current Dental Terminology, respectively. This does not prevent the adoption by TPA of the ANSI X-12 electronic transactions for standards set forth in the HIPAA regulations.
19.	Non compliance with any of the Information Systems and Reporting Requirements; with any requirements related to the electronic standards transactions to be implemented within the schedule set forth by the HIPAA regulations, or with other requirements contained herein, shall be subject to the provisions of this Contract and Law No. 72 of September 7, 1993, which provides the right of the ADMINISTRATION to enforce compliance through the Court of Appeals of Puerto Rico, San Juan Panel.

20.	The TPA shall provide the ADMINISTRATION’s authorized personnel access to TPA’s on-line computer applications. Such access shall allow the ADMINISTRATION use of the same systems and access to the same information as used by the TPA and enable inquiry on beneficiaries, providers, and statistics files related to this Contract. The preferred access method will be via a secure Internet connection; the TPA shall supply the ADMINISTRATION’s designated personnel with the required user-ids, passwords and instructions to access the systems. In the event that secure Internet access is not possible, the TPA and the ADMINISTRATION will mutually agree on alternate access methods.

21.	The TPA agrees to submit to the ADMINISTRATION reports as to the data and information gathered through the use of the Health Plan Employer Data and Information Set (HEDIS) and the work plan required by the ADMINISTRATION.

22.	TPA TELEPHONE ACCESS REQUIREMENTS

TPA must have adequately-staffed telephone lines available. Telephone personnel must receive customer service telephone training. TPA must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:
1.	80% of all telephone calls must be answered within an average of 30 seconds;

2.	The lost (abandonment) rate must not exceed 5%;

3.	TPA cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to Beneficiaries or Providers.
The TPA shall abide by the present Information Systems and Reporting Requirements established in this Agreement and shall cooperate with the ADMINISTRATION in the development and implementation of any future systems.
6.4	ALTERATIONS TO ELECTRONIC DATA

Except for the daily update of Potential Enrollees herein, and unless it receives the prior authorization of the ADMINISTRATION, TPA/HCO will not alter, change or modify any electronic data and information related to Potential Enrollees or covered services that the ADMINISTRATION will deliver on a daily basis to TPA during the term of this Agreement. TPA, will however, be responsible for notifying the ADMINISTRATION and the Participating Providers as soon as reasonably possible upon becoming aware of any actual or potential errors that may exist in relation to such data and information transmitted to TPA by the ADMINISTRATION.

6.5	INFORMATION TECHNOLOGY SUPPORT

TPA shall provide on-line or dial-in access to the ADMINISTRATION’s authorized personnel to TPA’s claims processing and adjudication system for inquiry purposes.

In addition, TPA shall provide on-line access to HCO’s and Participating Providers’ claims processing and adjudication system to allow them access to information on current eligibility, prior authorizations and Enrollees claims history. The Participating Providers are responsible for the payment of set up fees installation and payment of their communication lines to TPA’s, license fees, equipment, and professional fee for technical services.
6.6	TPA / ADMINISTRATION RESPONSIBILITIES AND PROVIDERS ELECTRONIC MANAGEMENT

The TPA must provide the ADMINISTRATION on line access to its systems and data, with user accounts for a minimum of three THE ADMINISTRATION staff members.

The TPA must require from the HCO’s and participating providers, the electronic handling of:
a.	Hospital admissions and ambulatory services

b.	Verification of eligibility

c.	Verification of benefits

d.	Verification of financial information (co-payments, co-insurance)

e.	Verification of individual demographic data

f.	Coordination of Benefits
The TPA must require from the HCO’s and participating providers, automated systems that provide for:
a.	On line history services for each patient.

b.	Register of diagnosis and procedures for services provided

c.	Complete demographic data on line, including coverage and financial responsibility of patients

d.	On line annotations (general notes such as allergies, remainders or other clinical information in free form)

e.	Analysis of activity by different data elements.

6.7	ADMINISTRATION AND TPA LIAISONS

Upon execution of this contract, and from time to time, as changes may require, TPA shall provide in writing the names and positions of the persons designated by TPA to administer this Contract on a day to day basis.

6.7.1	Liaison Between the TPA / ADMINISTRATION and Contracted Providers

From time to time, as may be required, the parties herein shall inform each other in writing the names and positions, telephone and fax numbers and electronic mail addresses of the persons designated to administer the daily implementation and operational issues. In their contracts with HCO’s and Contracted Providers, the TPA shall require them to provide THE ADMINISTRATION with the same information as to those persons that may be contacted by TPA in its discharge of its obligation hereunder.

6.7.	Information to TPA

The ADMINISTRATION shall advise and provide to TRIPLE S on an ongoing basis, and in similar conditions to the procedures used to inform the TPA/HCOs, updated information on the operational policies, procedures and regulations of the Plan that affects the scope of services required from TPA herein. Accordingly, TPA will be included in any mailing list for the purposes described in this section, and in any advisory committee or general meetings celebrated by the ADMINISTRATION, PBM, or any other organization which objectives are to instruct TPA/HCOs on modifications to policies or benefits coverage.
Section 7:
Financial & Actuarial Requirements; Insurance;
Payment & Performance Bond; Certifications

7.1	FINANCIAL REQUIREMENTS

1.	TPA shall comply with a minimum 150% of risk based capital. The Administration reserves the right to require additional capital guarantees if deemed necessary. TPA must comply with Article 19.140 of the Insurance Code of Puerto Rico, with respect to insolvency protection.

2.	TPA shall notify the ADMINISTRATION of any loans and other special financial arrangements that may be made between the TPA/HCO, participating providers or related parties. Any such loans shall comply strictly with Anti-Fraud and Anti-Kickback laws and regulations.

3.	TPA shall provide to he ADMINISTRATION copies of audited financial statements issued consistent with Generally Accepted Accounting Principles (GAAP) in the United States and copy of the report to the Insurance Commissioner of Puerto Rico in the format agreed to by the National Association of Insurance Commissioners (NAIC), for the year ended on December 31, 2008 and subsequently thereafter annually for the Contract term, due with THE ADMINISTRATION on or before March 15 of each subsequent year.

4.	The TPA will maintain adequate procedures and controls to assure that any payments it issues pursuant to this Contract are properly made. In establishing and maintaining such procedures the TPA shall maintain separate certification and disbursement functions.

5.	The TPA must submit to the ADMINISTRATION the following:
❖	Audited financial statements as of October 31 of each Contract year.

❖	A SAS-70 audit report Type I, as of October 31 of each Contract year.

❖	Financial Statements, even if these are not formally audited, for each quarter during the term of the Contract, no later than 45 days after the end of the quarter.

❖	Annual audited financial statements of all the operations (including private business) for TPA fiscal years, no later than 90 days after the end of the fiscal year.

❖	Annual audited financial statement of TPA’s affiliated entities, not later than 90 days after the end of the fiscal year of the affiliated entities.
6.	The TPA agrees to pay the accounting firm contracted by the ADMINISTRATION to perform audits for this contract period and to provide and make available to said firm or to the ADMINISTRATION any and all working papers of its external auditors related to this Contract. The parties agree, and TPA shall incorporate in its contracts with subcontractors, that GHIP is a government-funded program and as such the administrative costs that are deemed allowable shall be in accordance with cost principles and Commonwealth’s applicable guidelines, primarily recognizing that:
(1)	a cost shall be reasonable and of the type generally recognized as ordinary and necessary, in its nature and amount, taking into consideration the purpose for which it was disbursed, and it does not exceed that which would be incurred by a prudent person in the ordinary course of business under the circumstances prevailing at the time the decision was made to incur the cost; and

(2)	is allocable or related to the cost objective that compels cost association.
7.	Runoff period: Following termination of the Contract, for any reason, the TPA must continue to be responsible for processing and paying claims incurred during the term of the Contract for up to 180 days, received in conformity with the

Prompt Payment Law of the Commonwealth of Puerto Rico (Law No. 104 of July 19, 2002). Administrative fees will not be paid following termination of the Contract.

8.	TPA agrees to provide to the ADMINISTRATION a monthly, detailed statement of administrative expenses TPA incurs in a format mutually agreed upon by the parties.

7.2	ACTUARIAL REQUIREMENTS
1.	The determination of future service fees shall be based exclusively on the results of the cost of health care services, and administrative functions provided to the beneficiaries covered under this Contract. The TPA shall maintain all the utilization and financial data related to this Contract segregated from its regular accounting system, but not limited to the General Ledger and the necessary Accounting Registers classified by the Region object of this contract. Separate allocations of expenses from the TPA’s regular business, related companies, parent company or other entities shall be reflected or made a part of the financial and accounting records described.

2.	Any pooling of operating expenses with other of the TPA’s groups, cost shifting, financial consolidation or the implementation of other combined financial measures is expressly forbidden.

3.	Amounts paid for claims under the Special Coverage resulting from services determined to be medically unnecessary by the TPA will not be considered in the Contract’s experience.

4.	Payments of capitation fees and claims to the HCO and providers, and any other payments by virtue of this Contract shall be computed on an actuarially sound basis.

5.	The ADMINISTRATION and TPA acknowledge that:
•	The services provided to enrollees under this Contract are those services established in the State Plan and the GHIP approved coverage. The parties herein agree that in the event TPA/HCO or participating providers provide any service that is not included in GHIP coverage, the cost of such service shall not be included when determining capitation rates or claims paid by the TPA.

•	The ADMINISTRATION may develop the FFS rate schedule or an actuarially equivalent rate for services rendered by FQHC and RHCs only. The ADMINISTRATION may not include the FQHC/RHC encounter rate, cost-settlement, or prospective payment amounts in determining the capitations rate or claims paid by the TPA. The ADMINISTRATION must pay FQHCs and RHCs not less than it pays non-FQHCs and non-RHCs.
7.3	INSURANCE COVERAGE

TPA shall obtain insurance coverage that extends to all the obligations TPA has assumed herein, with coverage and liability limits as set forth below. The insurance carrier(s) shall be an insurance company (ies) licensed by the Commonwealth of Puerto Rico and acceptable to the ADMINISTRATION. All such insurance coverage shall require the selected insurance company(ies) to cover, defend and appear on behalf of the ADMINISTRATION in any and all claims or suits which may be brought against the ADMINISTRATION on account of the obligations herein assumed by TPA. TPA shall provide to the ADMINISTRATION proof of said insurance coverage, in companies rated by A.M. Best at a minimum of A+, as evidenced by a certificate of insurance, annually for the duration of this Contract with minimum limits of liability as follows:

Fidelity: $500,000 Per Occurrence and Annual Aggregate

General Liability: $1,000,000 Per Occurrence and Annual Aggregate

Worker’s Compensation: Statutory

Managed Care Errors and Omissions: $1,000,000 Per Occurrence and Annual Aggregate

Excess Liability: $1,450,000.00 Per Occurrence & Annual Aggregate Protection against system failure or data loss
7.4	PAYMENT AND PERFORMANCE BOND

TPA shall obtain and provide to the ADMINISTRATION, to the latter’s satisfaction, a performance and payment bond. The bond will name the ADMINISTRATION as oblige, securing a financial guarantee for TPA’s obligations to the ADMINISTRATION under this Contract. Said bond shall be issued in the amount of fifty percent (50%) of the annual TPA total estimated fees under this Contract (based on the number of enrollees enrolled in the Metro-North Region as of November 1st, 2008 as determined by the ADMINISTRATION) and identify cash payment as the sole remedy of the payment and performance bond. The bond shall be issued by a surety licensed by the Commonwealth of Puerto Rico that is acceptable to the ADMINISTRATION. The payment and performance bond required herein shall comply with the applicable provisions of the Puerto Rico Insurance Code. The bond, whose text shall be pre-approved by the ADMINISTRATION, must be delivered to the ADMINISTRATION at the time of the execution of this Contract.

7.5	CERTIFICATIONS

It is an essential condition of this Contract that TPA provides to the ADMINISTRATION the certifications and other documents set forth below. In the event that the certifications, documents, acknowledgments or any other representations or assurances on TPA’s part elsewhere in this Contract are not promptly submitted or are false, in whole or in part, it shall be sufficient cause for the ADMINISTRATION to terminate this Contract. Upon such eventuality, TPA shall reimburse any sums of monies received from the ADMINISTRATION; provided, however, that the amount reimbursed shall not exceed the amount of outstanding debt, less any payments made by TPA in satisfaction of such debt.

Certifications to be submitted by TPA:

Within thirty (30) calendar days of the execution of this Contract, TPA shall provide to the ADMINISTRATION the following certifications:
1.	Certification issued by the Treasury Department of Puerto Rico (Model SC-2888)of that TPA has filed income tax returns in the past five years or evidence of TPA’s non-profit, tax free status;

2.	Certification from the Treasury Department of Puerto Rico that TPA has no outstanding debt with the Department or, if such a debt exists, it is subject to a payment plan or pending administrative review under applicable law or regulation (Model SC-3537);

3.	Certification from the Center for the Collection of Municipal Revenues (“CRIM”), for its Spanish acronym) certifying that there is no outstanding debt or, if a debt exists, that such debt is subject to payment plan or pending administrative review under applicable law or regulations;

4.	Certification from the Department of Labor and Human Resources certifying compliance with unemployment insurance, temporary disability insurance and/or chauffeur’s social security, if applicable;

5.	Certification of Incorporation and of Good Standing issued by the Department of State of Puerto Rico;

6.	Certification of current municipal patents, if applicable;

7.	Certification issued by the Minor Children Support Administration (“ASUME”, by its Spanish acronym) of no outstanding alimony or child support debts, if applicable.
Documentation Requirements:
Within thirty (30) calendar days of the execution of this Contract, TPA shall provide to the ADMINISTRATION the following documents:
1.	A list of all contracts TPA has with government agencies, public corporations or municipalities, including those contracts in the process of being signed.

2.	A letter indicating if any of its directors serves as member of any governmental board of directors or commission.

3.	A certificate of the Corporate Resolution authorizing the person signing this Agreement to appear on behalf of TPA.

4.	Evidence of compliance with Compensation System for Work-Related Accidents Act (“Fondo del Seguro del Estado de Puerto Rico”).

5.	A copy of the Insurance Coverage as requested in Section 7.3.
After such thirty (30) days, no fees shall be paid to TPA for the contracted services until the foregoing documents have been provided to the ADMINISTRATION’s satisfaction or adequate evidence is provided to the ADMINISTRATION that reasonable efforts have been made to obtain the documents.
Section 8: General Contract Clauses
8.1.	TPA ORGANIZATION AND ADMINISTRATION

TPA must maintain the staff, organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this Contract.
TPA must maintain administrative offices in the Metro-North Region (local office), which must be approved by THE ADMINISTRATION. Any change in office location, quantity and staff must be consulted and approved by THE ADMINISTRATION. The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings.
TPA must provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this Contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided. The training and development plan must be submitted to the ADMINISTRATION.
TPA must notify the ADMINISTRATION immediately, but no later than 15 days after the effective date of this Contract, of any changes in its organizational chart as previously submitted to the ADMINISTRATION. TPA must notify THE ADMINISTRATION immediately (within fifteen (15) working days) of any change regarding TPA’s Key Management personnel or office location.
8.2	THIRD PARTY DISCLAIMER
None of the obligations, covenants, duties, and responsibilities incurred or assumed under the present Contract, the Request For Proposal, Proposal, or the representations and assurances provided at the clarification meeting by either the TPA to the ADMINISTRATION or any government agencies, or by the ADMINISTRATION to the TPA, shall be deemed as the assumption by the TPA or the ADMINISTRATION, as the case may be, of any legal liability or responsibility towards a third party in the event that a negligent or intentional injury, malpractice, damage or wrongdoing, or any harm whatsoever is incurred based on alleged acts or omissions attributed to or caused by the TPA/HCOs, their subcontractors, network of participating providers or individual members thereof; or towards a third party in the event that a negligent or intentional injury, malpractice, damage or wrongdoing, or any harm whatsoever is incurred based on alleged acts or omissions attributed to or caused by the ADMINISTRATION, its officers, agents, servants and/or employees.
8.3	HOLD HARMLESS CLAUSE
The TPA warrants and agrees to indemnify and save harmless the ADMINISTRATION from and against any loss or expense by reason of any liability imposed by law upon the ADMINISTRATION and from and against claims against the ADMINISTRATION for damages because of bodily injuries, including death, at any time resulting therefrom or for accidents sustained by any person or for damage to property arising out of or in consequence of the performance of this Contract, whether such injuries to persons or damage to property are due or claimed to be due to any negligence of the TPA, or the TPA’s subcontractors, participating HCO providers, their agents, servants, or employees or any other person.
PHRIA shall indemnify and hold Triple-S harmless from and against all losses, damages, fines, costs, penalties, liabilities and claims of every kind, to which Triple-S may be subjected, by any IPA, Provider, Insured on account of Humana’s conduct, performance, execution, decisions, representations, correspondence, letters and communications made during Humana’s tenure and administration of the Metro North Region. PHRIA agrees that Triple S shall not be liable for the financial condition of any IPA or Provider who served a subscriber of the Metro North Region or for monies owed or that may be owed by Humana to such IPA or Provider. PHRIA agrees to pay Triple-S’s attorney’s fees and costs incurred in defending any type of claim from an IPA, Provider or Insured based on or related to Humana’s conduct, performance, execution, decisions, representations, correspondence, letters and communications made during Humana’s tenure and administration of the Metro North Region.
8.4	INTELLECTUAL PROPERTY

The ADMINISTRATION acknowledges that prior to the execution of this Contract and in contemplation of the same, TPA has developed and designed certain programs and systems such as standard operating procedures, programs, business plans, policies and procedures, which the ADMINISTRATION acknowledges are the exclusive property of TPA.
The ADMINISTRATION acknowledges also that any programs and systems solely designed or developed by TPA pursuant to and during the term of this Contract shall be the exclusive property of TPA.
Nevertheless, in case of default by TPA, the ADMINISTRATION will be authorized to use such properties for a period of ninety (90) days to effect an orderly transition to any new service provider. TPA acknowledges that the ADMINISTRATION shall be the exclusive owner of any and all documents paid by and delivered to the ADMINISTRATION, including, but not limited to, Ad Hoc or Custom Management Reports pursuant to the terms of this Contract.
Modifications or additions to Facets Healthcare System or any other system licensed to TPA by third parties are excluded from this disposition.
8.5	APPLICABLE LAW
This Contract shall be interpreted and construed according to the laws of the Commonwealth of Puerto Rico. The parties voluntarily hereby submit to the jurisdiction of the First Instance Court of the Commonwealth of Puerto Rico, San Juan Part with respect to any controversy that shall arise regarding the interpretation or performance of this Agreement.
8.6	EFFECTIVE DATE AND TERM

1.	This Agreement shall be in effect for one (1) year starting at 12:01 AM, Puerto Rico time on November 1, 2008, which shall be the first day that coverage begins for which payment of service fees is due until October 31, 2009.

2.	This Contract may not be assigned, transferred or pledged by the TPA without the express written consent of the ADMINISTRATION.

3.	If TPA is found not to be in compliance with provisions concerning affiliation with debarred or suspended individuals, the ADMINISTRATION may not renew or extend the duration of this Contract with TPA, unless the Secretary (in consultation with the Inspector General of the DHHS) provides the ADMINISTRATION a written statement describing compelling reasons for renewing or extending the Contract.
8.7	CONFLICTS OF INTEREST
Any officer, director, employee, servant or agent of the ADMINISTRATION, the Government of the Commonwealth of Puerto Rico, its municipalities or corporations cannot be part of this Contract or derive any economic benefit that may arise from its execution.
8.8	INCOME TAXES
The TPA certifies and guarantees that at the time of execution of this contract, 1) it is a corporation duly authorized to conduct business in Puerto Rico that has filed income tax returns for the preceding five years; 2) that TPA complied with and paid unemployment insurance taxes, disability insurance taxes (Law 139), and social security for drivers (“seguro social choferil”), if applicable; 3) it filed its report due with the Office of the Commissioner of Insurance during the five (5) years preceding this Contract, and 4) that it does not owe taxes of any kind to the Government of the Commonwealth of Puerto Rico.

8.9	OWNERSHIP AND THIRD PARTY TRANSACTIONS
The TPA shall report ownership, control interest, and related information to the ADMINISTRATION and, upon request, to the Secretary of the Department of Health and Human Services, the Inspector General of the Department of Health and Human Services, and the Comptroller General of the United States, in accordance with Sections 1124 and 1903 (m) (4) of the Federal Social Security Act.
TPA must notify and disclose information to the ADMINISTRATION of any special financial arrangements or business transactions existing between TPA and a party of interest, as such term is defined in Section.
8.10	MODIFICATION OF CONTRACT
If the ADMINISTRATION finds that modification of this Contract is necessary due to amendments to Law 72 of September 7, 1993, or by reason of budget reductions, or subsequent Federal or local legislative changes that affect this Contract, or because of any reasons deemed by the ADMINISTRATION to be in the best interest of the Government of Puerto Rico in carrying out the provisions of said Law 72, or in order to perform demonstration projects pursuant to legislative enactment, the ADMINISTRATION may modify any of the requirements, terms and conditions set forth herein, including modification of services to be performed by the TPA hereunder. However, prior to any such modification, the ADMINISTRATION shall afford the TPA an opportunity to consult and participate in planning for adjustments which may thus be necessary and, in any case, providing the TPA written notice that the modification is to be made no later than ninety (90) days prior to the effective date of the modification. Said modifications shall take place after consultation and cost negotiation with the TPA.

Except as otherwise stated elsewhere herein, a modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of either party to insist upon strict performance of any of the provisions herein shall not be construed as a waiver of any subsequent default of the same or similar nature, except that waiver shall issue as expressly stated elsewhere herein and with respect to the matters so expressed.
8.11	CENTERS FOR MEDICARE AND MEDICAID SERVICES CONTRACT REQUIREMENTS & FEDERAL GOVERNMENT APPROVAL

8.11.1	TPA must comply with all applicable Federal and Commonwealth laws and regulations, including, without limitation, Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments Act of 1972; the Age Discrimination Act of 1975; the Rehabilitation Act of 1973; the Americans with Disabilities Act; applicable standards, orders or requirements issued under section 306 of the Clean Air Act (42 USC § 1857 (h)); § 508 of the Clean Water Act (33 USC § 1368); Executive Order No. 11738; Environmental Protection Agency regulations (40 CFR part 15); Equal Employment Opportunity Act provisions; the Byrd Anti-Lobbying Amendments, and mandatory standards and policies relating to energy efficiency that are contained in the State energy conservation plan issued in compliance with the Energy Policy and Conservation Act (Pub. L. 94-165.)
TPA acknowledges that no federal funds under this contract have been used nor shall be used for lobbying activities.
TPA shall comply with reporting patent rights under any contract involving research, developmental, experimental or demonstration work with respect to any discovery or invention that arises or is developed in the course of or under such contract and shall also comply with the Commonwealth’s requirements and regulations pertaining to copyrights and rights in data.

The ADMINISTRATION and TPA agree to comply with the Medicaid Manage Care Regulation and directives set forth in this Contract.
8.11.2	The ADMINISTRATION represents that neither the capitates amount paid to each HCO nor the administrative fee amount paid to the TPA includes payment for services covered under the Federal Medicare Program. The primary care physicians, the participating providers or any other physician contracted on a salary basis cannot receive duplicate payments for those beneficiaries that have Medicare Part A, Part B or Part A and B coverage. The TPA represents and warrants that it will audit and review its claims data to avoid duplicate payment for services covered by the Medicare Program. The TPA must report its findings to the ADMINISTRATION on a quarterly basis. The ADMINISTRATION reserves the right to audit and review Medicare claims data for Part A or Part B payment for beneficiaries eligible for said Federal Program.
8.11.3	FEDERAL GOVERNMENT APPROVAL

1.	Inasmuch as the use of federal funds to finance the health services contracted herein is contingent upon approval of this Contract by the Centers for Medicare and Medicaid Services (CMS), this Contract is entered subject to any modifications necessary to secure said approval.

2.	Any provision of this Contract that could conflict with any applicable Federal laws (including, for example, the Federal Medicaid Statutes and the Health Insurance Portability and Accountability Act), Federal regulations or CMS policy guidance, shall hereby be amended to conform with any such provisions. Such Contract amendments shall be effective as of the effective date of the statutes or regulations necessitating it, and shall be binding on the parties even though such amendment may not have been reduced to writing and herein formally agreed upon and executed by the parties.
8.12	CONTRACT TERMINATION & PHASE OUT

8.12.1	CONTRACT TERMINATION

1.	The ADMNISTRATION may terminate this Contract if it finds, after reasonable notice to TPA and adequate opportunity for TPA to be heard, that TPA has failed substantially to fulfill the terms and conditions of this Contract, as provided in the Section below.

2.	In the event of TPA’s failure to comply with any clause of this Contract, the ADMINISTRATION shall notify the TPA in writing, indicating the items of non-compliance. The TPA shall be granted the opportunity to present and discuss its position regarding the issue within fifteen (15) days from the date of the notification. After considering the allegations presented by the TPA, following adequate hearing and the opportunity to present all necessary evidence in support of TPA’s position, if the ADMINISTRATION formally determines that TPA has failed to comply herewith, the ADMINISTRATION may, at its discretion, cancel this Agreement, providing TPA thirty (30) days’ prior written notice of the effective date of cancellation.

3.	In the event of TPA’s failure to remedy, correct or cure the material deficiencies noted in the Plan Compliance Evaluation Report, as provided for in this Contract, and following the opportunity for TPA to present and argue evidence in support of its position, if the ADMINISTRATION confirms the deficiency, the ADMINISTRATION may, at its discretion, cancel this Agreement providing TPA thirty (30) days’ prior written notice of the effective date of cancellation.

Moreover, after the ADMINISTRATION notifies the TPA that it intends to terminate this contract, consistent with 42 CFR 438.722, the ADMINISTRATION may give enrollees written notice that it intends to terminate this contract and may allow enrollees to disenroll immediately without cause.
4.	If the event TPA were declared insolvent, if TPA files for bankruptcy or is placed under liquidation, the ADMINISTRATION shall have the option to cancel and immediately terminate this Contract, in which case any enrollees shall not be liable for payments under this Contract.
In the event that this Contract is terminated, the TPA shall promptly provide the ADMINISTRATION all necessary information for reimbursement of any pending and outstanding Claims. The TPA hereby recognizes that in the event of termination under this Section it shall be bound reasonably to cooperate with the ADMINISTRATION, beyond the effective date of termination hereof, in order adequately to transition to any new TPA or service provider taking over the region included in this Contracts coverage, and for such length of time as is necessary for the ADMINISTRATION to complete said transition.
The TPA agrees and acknowledges that the ADMINISTRATION has the right to terminate this Contract, effective as of ninety (90) days of the date of written notice to the TPA, in the event there are not sufficient funds for payment of the service fee set forth in this Contract. Both parties reserves the right to terminate this Contract, for any reason whatsoever, effective upon ninety (90) days’ prior written notification to TPA.
The ADMINISTRATION reserves the right to terminate at any time this Pilot Project contract in the event the TPA had no comply with any material obligations of the implementation process of this contract or unnecessary or improperly delay to meet any of the material requirements proposed during the adjudication or implementation process.
8.12.2	CONTRACT PHASE-OUT

1.	If the Contract were terminated, the TPA shall continue to provide services for a reasonable term to guarantee uninterrupted services until the ADMINISTRATION has made adequate, alternate arrangements to continue the rendering of health care benefits to beneficiaries in the areas affected by termination. The duration of such transition term shall not exceed sixty (60) days. Adjustments in the monthly service fee during the transition term shall not be borne or agreed upon by ADMINISTRATION, in the event of a termination based on default or breach of Contract by the TPA.

2.	Upon the expiration or termination of the Contract, the TPA shall provide to the ADMINISTRATION the historical/utilization data of services rendered to beneficiaries in the area/region in specified formats agreed with the ADMINISTRATION, to prevent fraud and double billing of services by the incoming TPA or TPA/HCO.

3.	Any TPA’s phasing out of a Health Region shall guarantee processing of pending claims for services rendered to beneficiaries under the Contract subject to phase out. Failure to do so shall entail, in accordance with the fair hearing process set forth in Art, the retention of a determined amount of service fee payments due TPA under the Contract. The amount to be retained shall be sufficient to cover the amount owed. The ADMINISTRATION will continue the payment of service fees to cover the services provided during the phase out period.

8.13	FORCE MAJEURE
The computation of any period of time prescribed herein for action to be taken by the TPA or the ADMINISTRATION respectively shall not include, and TPA or the ADMINISTRATION, as the case may be, shall not be liable or responsible for, any delays due to strikes, acts of God, shortages of labor or materials not under TPA’s or the ADMINISTRATION’s reasonable control, war, terrorism, government acts, laws, regulations or restrictions or any other causes of any kind whatsoever reasonably beyond the TPA’s or the ADMINISTRATION’s control.
8.14	PENALTIES AND SANCTIONS
1.	In the event that TPA/HCO does not comply with any of its obligations related to this contract, that included, but is not limited, to the following acts or fails:
•	Fails substantially to provide medically necessary services that the TPA/HCO is required to provide, under law or under this contract, to an enrollee covered under this contract.

•	Imposes on enrollees premiums or charges that are in excess of the premiums or charges permitted under this contract.

•	Acts to discriminate among enrollees on the basis of their health status or need for health care services.

•	Misrepresents or falsifies information that it furnishers to CMS or to the ADMINISTRATION.

•	Misrepresents or falsifies information that furnishes to an enrollee, potential enrollee, or health care provider.

•	Fails to comply with the requirements for physician incentive plans, as set forth (for Medicare) in 42 CFR 422.208 and 422.210.

•	Has distributed directly or indirectly through any agent or independent contractor, marketing materials that have not been approved by the State or that contain false or materially misleading information.

•	Has violated any of the other applicable requirements of sections 1903(m) or 1932 of the Act and any implementing regulations.

•	Has violated any of the other applicable requirements of sections 1932 or 1905 (t)(3) of the Social Security Act and any implementing regulations.
The ADMINISTRATION may: (1) Retain one monthly premium payable for each month in default,: (2) Impose a monetary penalty between five hundred dollars

($500.00) to a maximum of one hundred thousand dollars ($100,000.00) for each violation; (3) Impose any other economic sanction or remedy establish by in any other law of Puerto Rico and (4) terminate or cancelled this contract.
2.	The ADMINISTRATION may impose the following intermediates sanctions:
Civil monetary penalties in the following specified amounts:
▪	A maximum of $25,000 for each determination of failure to provide services; misrepresentation or false statements to enrollees, potential enrollees or health care providers; failure to comply with physician incentive plan requirements; or marketing violations.

▪	A maximum of $100,000 for each determination of discrimination; or misrepresentation or false statements to CMS or the ADMINISTRATION.

▪	A maximum of $15,000 for each recipient the ADMINISTRATION determines was not enrolled because of a discriminatory practice (subject to the $100,000 overall limit above).

▪	A maximum of $25,000 or double the amount of the excess charges, (whichever is greater) for charging charges in excess of the amounts permitted under the Medicaid program. The ADMINISTRATION must deduct from the penalty the amount of overcharge and return it to the affected enrollee(s).

▪	Appointment of temporary management for a TPA/HCO as provided in 42 CFR 438.706.

▪	Granting enrollees the right to terminate enrollment without cause and notifying the affected enrollees of their right to disenroll.

▪	Suspension of all new enrollments, including default enrollment, after the effective date of the sanction.

▪	Suspension of payment for recipients enrolled after the effective date of the sanction and until CMS or the ADMINISTRATION is satisfied that the reason for imposition for the sanction no longer exists and is not likely to recur.
3.	If the TPA/HCO owes money to the ADMINISTRATION as a result of the imposition of penalties, failure of payment to providers, excess premiums paid or any other reason, the ADMINISTRATION may withhold such amount from any payments due related to the same contract or any other contracts between the parties.

4.	In addition to the penalties mention in Sections 1 and 2, the ADMINISTRATION may impose sanctions and civil monetary penalties in accordance with, 42CFR 438.706 (Special rules for temporary management), 42CFR 438.708 (Termination of an TPA/HCO contract) and, 42CFR 438.730 (Sanction by CMS: Special rules for TPA/HCO).

5.	Before imposing any intermediate sanctions, the ADMINISTRATION shall give TPA timely written notice that explains the basis and nature of the sanction and any other due process protection that the ADMINISTRATION elects to provide.

6.	Before terminating a TPA/HCO contract under 42 CFR 438.708, the ADMINISTRATION shall provide TPA/HCO a pre-termination hearing and the terms set forth in section 8.12.1 herein shall apply. The ADMINISTRATION shall: (1) give the TPA/HCO written notice of its intent to terminate, the reason for termination, and the time and place of hearing; (2) give the TPA/HCO, after the hearing, written notice of the decision affirming or reversing the proposed termination of the contract and, for an affirming decision, the effective date of termination; and (3) for an affirming decision, give enrollees notice of the termination and information, consistent with 42 CFR 438.10, on their options for receiving services following the effective date of termination.
8.15	SEVERABILITY

          If any provision of this Agreement is held invalid or unenforceable, all other provisions herein shall nevertheless continue in full force and effect.
ENTIRE AGREEMENT
          The parties agree that they accept, consent to and promise to abide by each and every one of the clauses set forth herein and that this Contract, with its corresponding appendixes, contains the entire agreement of the parties, who so acknowledge by placing their respective initials at the margin of each page herein and by affixing their respective signatures as follows, this 9 day of December, 2008, in San Juan, Puerto Rico.

December 9, 2008

MINERVA RIVERA GONZÁLEZ, ESQ.	Date of Signature
Executive Director	(month/day/year)
Puerto Rico Health Insurance Administration

December 9, 2008

SOCORRO RIVAS	Date of Signature
Chief Executive Officer	(month/day/year)
Triple S, Inc.

December 9, 2008

LUIS A. MARINI, DMD	Date of Signature
Chief Executive Officer	(month/day/year)
Triple C, Inc.
Cifra cuenta 5000-100

Appendix B
ASTHMA THERAPY MANAGEMENT PILOT PROGRAM
ASES request Triple-C the implementation of a Pilot Program at the Metro North Region for Asthma patients. Based on utilization data from the other regions administered by Triple-C; design, administer and provide oversight of a therapy management program.
The pilot program must address the following:
1.	Improve utilization of medications based on the National Asthma Education and Prevention Program (NAEPP) and the Department of Health Guide for Prevention, Management and Asthma control in Adults; 2006-2007 revision.

2.	Decrease emergency room visits from the current eighty percent of Asthmatics visiting the emergency room.

3.	Decrease hospital visits and average length of stays from the 7.49 percent of members with hospital stays and an average of a 4 day length of stay.

4.	Decrease the total Health Care cost of the Asthmatic patients enrolled in the program while improving their quality of life.

5.	Document the Return on Investment to ASES in regards to optimal medication therapy for the treatment of Asthma versus the current medication utilization.

6.	Recruit the participation of the physicians in the Metro North Region to ensure a successful program.

7.	Recruit the participation of the pharmacy providers in the Metro North Region to ensure a successful program.

8.	Create analysis tools necessary for a successful program.

9.	Provide initial and ongoing data analysis of the program.

10.	Develop pharmacy intervention guidelines.

11.	Assist in the development of phone scripts for prescription interventions.

12.	Develop communication materials for physicians.

13.	Develop a physicians report to allow the physicians to compare their practice to their colleagues in regards to the treatment of asthma and with NAEPP guidelines.
Scope of Work

Description of Services
The services would include the review of the ASES asthma medication utilization on a monthly basis. From the analysis of the monthly medication utilization data, Triple-C will:
1.	Identify opportunities for improved medication cost management.

2.	Identify opportunities for improved medication therapy.

3.	Identify physicians that are performing outside the levels of the standard physician practice in regards to medication therapy and cost management.

4.	Identify patients that may need support from the Triple-C, Inc. case management department.

5.	Identify potential fraud, waste or abuse in regards to medication utilization.

6.	Develop Outcomes Data to document the financial and quality of life results of the Therapy Management programs.

7.	Recruit the participation of the physicians in the Metro North Region to ensure a successful program. This would be in conjunction with Triple-C current physician education program. This will ensure the physicians are aware that participation in the program will not adversely impact them financially.

8.	Recruit the participation of the pharmacy providers in the Metro North Region to ensure a successful program. This is to gain support from the pharmacies to assist members in obtaining the medications as prescribed. This will also provide valuable insight in regards to barriers members encounter in regards to accessing the proper medication.

9.	Establish a call center to provide improved communications and information to the appropriate individuals to best improve outcomes. The call center will make calls to physicians in regards to notification of opportunities for improved medication therapy for their asthma patients and to patients to gain baseline data, remind the patients to refill their prescriptions, educate the members on proper medication usage and document any barriers to care the members experience.

10.	Create analysis tools necessary for a successful program. These analysis tools will be utilized to identify; candidates for the program, outliers in compliance, outliers in preferred protocols and assist in providing valid documentation of the outcomes of the program.

11.	Provide initial and ongoing data analysis of the program.

12.	Develop pharmacy intervention guidelines. These guidelines would be in conjunction with ASES. preferred medication lists and protocols. These guidelines would also be established to ensure that they do not adversely effect the ability of the patients to access medication.

13.	Develop of phone scripts for prescription interventions. This is to ensure the information communicated from the call center is correct and approved by ASES.

14.	Develop communication materials for physicians. This is to ensure the physicians have the information necessary to properly participate in the program.

15.	Develop a physicians report to allow the physicians to compare their practice to their colleagues in regards to the treatment of asthma. This will allow physicians to see how they compare to their contemporaries in regards to treating asthma. This will also allow the physicians to compare their patients medication utilization with the National Guidelines.
Prepare data for reporting and presentation. This is one of the most important components of the program. This data will provide the return on investment information needed to ensure optimal medication protocols and allow ASES the information needed to make decisions on addressing Asthma treatment for the entire population.

Appendix C
PUERTO RICO HEALTH INSURANCE ADMINISTRATION
GOVERNMENT HEALTH INSURANCE PLAN (GHIP)
COVERAGE
The proposed Health Insurance will have a wide coverage with minimal exclusions. There will not be exclusions or limitations for pre-existing conditions nor a waiting period when coverage is granted to the beneficiary. The beneficiary’s eligibility date will determine the contracted benefit coverage even if the required treatment or procedure has already been recommended previous to said date.
Table of Contents

PREVENTIVE SERVICES	159
DENTAL SERVICES	160
DIAGNOSTIC TEST SERVICES	160
AMBULATORY REHABILITATION SERVICES	160
MEDICAL AND SURGICAL SERVICES	161
AMBULANCE SERVICES	161
MATERNITY SERVICES	162
EMERGENCY ROOM SERVICES	162
HOSPITALIZATION SERVICES	163
MENTAL HEALTH SERVICES	163
MENTAL HEALTH HOSPITALIZATION	164
PHARMACY SERVICES	164
BASIC COVERAGE EXCLUSIONS	164
SPECIAL COVERAGE	166
SPECIAL COVERAGE EXCLUSIONS	168
MEDICARE COVERAGE	168
CO-PAYS & CO-INSURANCE	169

PREVENTIVE SERVICES
▪	Vaccines – Provided by the Puerto Rico Health Department (PRHD). The GHIP covers the administration of the vaccines according to the schedule established by PRHD.

▪	Healthy Child Care — An annual comprehensive evaluation (1) by a certified health professional. This annual evaluation, complements services for children and young adults provided to the periodicity scheme by “The American Academy of Pediatrics” and Title XIX (EPSDT).

▪	Eye exam.

▪	Hearing exam, including hearing screening for newborns previous to leaving nursery.

▪	Evaluation and nutritional screening.

▪	Laboratories and all exams and diagnostic tests according to age, sex and beneficiary’s health condition.

▪	Prostate and gynecological cancer screening according to accepted medical practice, including Papanicolaou, mammograms and P.S.A. tests when medically necessary and according to the beneficiary’s age.

▪	Puerto Rico’s public policy establishes the age of 40 as the starting point for mammograms and breast cancer screening.

▪	Sigmoidoscopy and colonoscopy for colon cancer detection in adults 50 years and over, classified in risk groups according to the accepted medical practices.

▪	Healthy child care for the first 2 years of life.

▪	Nutritional, oral and physical health education.

▪	Reproductive health counseling (family planning). The Health Care Organizations will insure access to contraceptive methods which will be provided (“at your disposal”) by the Health Department.

▪	Syringes for home medicine administration.

▪	Health Certificates that are covered under the Government Health Insurance Plan (Any other Health Certificates is excluded)
✓	Health Certificates that include VDRL and tuberculin (TB) tests. The certificate must posses the seal of the Health Department and will be provided by a credited Health Care Organization, up to $5.00.

✓	Any certification for the GHIP beneficiaries related to eligibility for the Medicaid Program (i.e. Medication History) will be provided to the beneficiary at no charge.

✓	Any deductibles applicable for necessary procedures and laboratory testing related to the emission of a Health Certificate will be the beneficiary’s responsibility.
▪	Annual physical exam and follow up to diabetic patients according to the diabetic patient treatment guide and Health Department protocols.

DENTAL SERVICES
▪	Preventive (children)

▪	Preventive (adults)

▪	Restorative
Covered dental services will be identified using the published codes of the American Dental Association (ADA) for procedures established by ASES.
▪	One comprehensive oral exam.

▪	One periodical exam every six months.

▪	One defined problem-limited oral exam.

▪	One full series of intra-oral radiographies, including bite, every three years.

▪	One initial periapical intra-oral radiography.

▪	Up to five additional periapical/intra-oral radiographies per year.

▪	One single film-bite radiography.

▪	One two-film bite radiography per year.

▪	One panoramic radiography every three years.

▪	One adult cleanse every six months.

▪	One child cleanse every six months.

▪	One topical fluoride application every six month for beneficiaries under 19 years.

▪	Fissure sealants for life for beneficiaries up to 14 years old inclusive. Includes decidual molars up to 8 years old when clinically necessary because of cavity tendencies.

▪	Amalgam restoration.

▪	Resin restorations.

▪	Root canal.

▪	Palliative treatment

▪	Oral surgery

DIAGNOSTIC TEST SERVICES
▪	Hi-tech Lab

▪	Clinical Laboratories

▪	X Rays

▪	Special Diagnostic Tests

▪	Clinical laboratories, including but not limited to, any laboratory order for disease diagnostic purposes even if the final diagnosis is an excluded condition or disease.

▪	X Rays

▪	Electrocardiograms

▪	Radiotherapy

▪	Pathology

▪	Arterial gases and pulmonary function test

▪	Electroencephalograms

AMBULATORY REHABILITATION SERVICES
▪	A minimum of 15 physical therapy treatments per beneficiary condition per year when indicated by an orthopedist or physiatrist.

▪	Occupational therapy, without limitations.

▪	Speech therapy, without limitations.

MEDICAL AND SURGICAL SERVICES
▪	Primary care provider visits, including primary care physicians and nursing services.

▪	Specialist treatment, once referred by the selected primary care physician.

▪	Sub-specialist treatment, once referred by the selected primary care physician.

▪	Physician home visits when medically necessary.

▪	Respiratory therapy, without limitations.

▪	Anesthesia services.

▪	Radiology services.

▪	Pathology services.

▪	Surgery.

▪	Ambulatory surgery facility use.

▪	Diagnostic services for cases that present learning disorder symptoms.

▪	Practical nurse services.

▪	Voluntary sterilization to men and women of appropriate age previously informed about medical procedure implications. The physician must evidence patient’s written consent.

▪	Public Health nursing services.

▪	Prosthetics: Includes supply of all body extremities including therapeutic ocular prosthetics, segmental instrument tray and spine fusion in scoliosis and vertebral surgery.

▪	Ostomy equipment for ambulatory level ostomized patients.

▪	Blood. Plasma and it’s derivates, without limitations, including authologal and irradiated blood: monoclonal factor IX with a certified hematologist previous authorization; intermediate purity concentrated ant hemophilic factor (Factor VIII); monoclonal type antihemophilic factor with a certified hematologist previous authorization; activated protrombine complex (Autoflex and Feibawith a certified hematologist previous authorization.

▪	Services to patients with chronic renal disease in the first two levels/ (Levels 3 to 5 are included in the Special Coverage.)
The following is a description of chronic renal disease stages1:
Level 1- GFR (Glomerular Filtration – ml/min. per 1.73m2 per corporal area surface) over 90, could be slight damage when protein is present in the urine.
Level 2- GFR between 60 and 89, a slight decrease in kidney function.
When glomerular filtration decreases under <60 ml/min per 1.73m2 patient must be referred to nephrologist for proper management. This patient will become part of the Special Coverage.

AMBULANCE SERVICES
▪	Maritime, aerial and ground transportation will be covered in emergency cases[2] within the territorial limits of Puerto Rico. These services do not require pre-authorization or pre-certification.

[1]	Taken from the National Kidney Foundation, Kidney Disease Outcomes Quality Initiative

[2]	The definition of emergency includes transportation for patients that, due to their medical condition, cannot travel in other vehicles. This includes dialysis patients to receive treatment and other in similar circumstances, as determined by the insurer.

MATERNITY SERVICES
▪	Women will have the right to freely choose an OBGYN among the MCO’s Providers Network, subject to final coordination with said provider. Differential diagnostic interventions up to the confirmation of pregnancy diagnostic are not part of this coverage. Any procedure after confirmation of pregnancy diagnostic will be at the MCO’s risk.

▪	Pre-natal services

▪	Medical services, during and post-partum.

▪	Physician and nurse obstetrical services during normal delivery, cesarean and any other complication that may occur.

▪	Maternity or secondary to pregnancy to conditions hospitalization, when medically recommended. The selected Insurance Company has to make sure that at least a 48 hour hospitalization is given to the mother and the newborn in case of a vaginal delivery and a 96 hour hospitalization in case of a cesarean.

▪	Anesthesia.

▪	Incubator use, without limitations.

▪	Fetal monitoring services during hospitalization only.

▪	Nursery room routine care for newborns.

▪	Circumcision and dilatation services for newborn babies.

▪	Tertiary facilities newborn transport.

▪	Pediatrician assistance during cesarean or high risk delivery.

EMERGENCY ROOM SERVICES
▪	Emergency Room Visits

▪	Trauma

▪	Pre-authorization or pre-certification will not be required to access these services.

▪	Emergency room and operation room use.

▪	Medical attention.

▪	Routine and necessary services in emergency room.

▪	Respiratory therapy, without limitations.

▪	Specialist and sub-specialist treatment when required by the emergency room physician.

▪	Anesthesia.

▪	Surgical material.

▪	Laboratory tests.

▪	X Rays.

▪	Drugs, medicine and intravenous solutions to be used in the emergency room.

▪	Blood. Plasma and it’s derivates, without limitations, including authologal and irradiated blood: monoclonal factor IX with a certified hematologist previous authorization; intermediate purity concentrated ant hemophilic factor (Factor VIII); monoclonal type antihemophilic factor with a certified hematologist previous authorization; activated protrombine complex (Autoflex and Feibawith a certified hematologist previous authorization.

HOSPITALIZATION SERVICES
▪	Hospitalizations

▪	Nursery

▪	Semi — private room bed available 24 hours a day, every day of the year.

▪	Isolation room for medical reasons.

▪	Food, including specialized nutrition services.

▪	Regular nursing services.

▪	Specialized room use, such as, operation, surgical, recovery, treatment and maternity without limitations.

▪	Drugs, medicine and contrast agents, without limitations.

▪	Materials, such as, bandages, gaze, plaster or any other therapeutic or healing material.

▪	Therapeutic and maintenance care services, including the use of the necessary equipment to offer the service.

▪	Specialized diagnostic tests, such as, electrocardiograms, electroencephalograms, arterial gases and other specialized tests available at the hospital and are necessary during beneficiary’s hospitalization.

▪	Supply of oxygen, anesthetics and other gases including administration.

▪	Respiratory therapy, without limitations.

▪	Rehabilitation services while patient is hospitalized, including physical, occupational and speech therapy.

▪	Ambulatory surgery facility use.

▪	Blood. Plasma and it’s derivates, without limitations, including authologal and irradiated blood: monoclonal factor IX with a certified hematologist previous authorization; intermediate purity concentrated ant hemophilic factor (Factor VIII); monoclonal type antihemophilic factor with a certified hematologist previous authorization; activated protrombine complex (Autoflex and Feibawith a certified hematologist previous authorization.

MENTAL HEALTH SERVICES
▪	Evaluation, screening and treatment to individuals, couples, families and groups.

▪	Ambulatory services with psychiatrists, psychologists and social workers.

▪	Hospital or ambulatory services for substance and alcohol abuse.

▪	Intensive ambulatory services.

▪	Emergency and crisis intervention services 24 hours a day, seven days a week.

▪	Detox services for beneficiaries intoxicated with illegal substances, suicide attempts or accidental poisoning.

▪	Long lasting injected medicine clinics.

▪	Escort/professional assistance and ambulance services when needed.

▪	Prevention and secondary education services.

▪	Pharmacy coverage and access to medicine in a period not greater than 24 hours.

▪	Medically needed laboratories.

▪	Treatment for ADD diagnosed patients with or without hyperactivity. This includes but is not limited to, neurologist visits and tests related to this diagnosis’s treatment.

▪	Consulting and coordinating with other agencies.

MENTAL HEALTH HOSPITALIZATION
▪	Partial hospitalization services for cases referred by the diagnostic and primary treatment phase psychiatrist according to parity dispositions in Law 408 from October 2, 2000.

▪	Hospitalization for cases that present a mental pathology other than substance abuse when referred by the diagnostic and primary treatment phase psychiatrist according to parity dispositions in Law 408 from October 2, 2000.

PHARMACY SERVICES
▪	Co-pays for prescribed medicine

▪	Drugs included in the Preferred Drug List (PDL).

▪	Drugs included in Master Formulary are covered through the exceptions process.

BASIC COVERAGE EXCLUSIONS
▪	Services to non-eligible patients.

▪	Services for non-covered diseases or trauma.

▪	Services for automotive accidents covered by the Automotive Accident Compensation Administration (ACAA).

▪	Work accidents covered by the State Insurance Law (CFSE).

▪	Services covered by any other insurance or entity with primary responsibility (“third party liability”).

▪	Special nurse services for beneficiaries’ comfort when not medically necessary.

▪	Hospitalizations for ambulatory services.

▪	Patient hospitalization for diagnostic purposes solely.

▪	Expenses for personal comfort material or services, such as, telephone, television, admission kit, etc.

▪	Services rendered by close family relatives (fathers, sons, brothers, grandparents, grandchildren, spouse, etc.).

▪	Organ transplant.

▪	Laboratories that need to be processed outside Puerto Rico.

▪	Weight control treatment (obesity or weight gain) for esthetic reasons.

▪	Sports Medicine, Music Therapy and Natural Medicine.

▪	Tubeplasty, vasovasectomy and any other procedure to restore procreation ability.

▪	Cosmetic surgery or physical defects correction surgery.

▪	Services, diagnostic testing or treatment ordered or rendered by naturopaths, naturists, chiropractor, iridologist or osteopath.

▪	Mammoplasty or basic breast reconstruction for esthetic purposes only.

▪	Ambulatory use of fetal monitor.

▪	Services, treatments or hospitalizations as a result of a provoked abortion, non-therapeutic or its complications. The following are considered to be provoked abortions (code and description):
✓	59840 – Induced abortion — dilatation and curettage.

✓	59841 – Induced abortion — dilatation and expulsion.

BASIC COVERAGE EXCLUSIONS
✓	59850 — Induced abortion — intra amniotic injection.

✓	59851 — Induced abortion — intra amniotic injection.

✓	59852 — Induced abortion — intra amniotic injection.

✓	59855 — Induced abortion, by one or more vaginal suppositories (eg, prostaglandin) with or without cervical dilatation (eg, laminar), including hospital admission and visits, fetus birth and secundines.

✓	59856 — Induced abortion, by one or more vaginal suppositories (eg, prostaglandin) with dilatation and curettage/or evacuation.

✓	59857 — Induced abortion, by one or more vaginal suppositories (eg, prostaglandin) with hysterectomy (omitted medical expulsion). Any certification for the GHIP beneficiaries related to eligibility for the Medicaid Program (i.e. Medication History) will be provided to the beneficiary at no charge.
▪	Rebetron or any other medication prescribed for Hepatitis C treatment, of which treatment and drugs are excluded from mental and physical health coverage.

▪	Epidural anesthesia services.

▪	Polisomnograpphy study.

▪	Services that are neither reasonable nor necessary according to the accepted medical practice. Norms or services rendered in excess to the normally required for diagnosis, prevention, disease, reatment, injury or organ system dysfunction or pregnancy condition.

▪	Mental health services that are neither reasonable nor necessary according to the medical psychiatric practice accepted norms or services rendered in excess to the normally required for diagnosis, prevention, treatment of a mental health disease.

▪	Chronic pain treatment if it is determined that the pain has psychological or psychosomatic origin.

▪	Stop smoking treatment.

▪	Transportation expenses for non-emergency cases. Except when the patient life depends of the transportation. Determination related to this exception is an insurer responsibility.

▪	Educational tests, educational services.

▪	Peritoneal dialysis or hemodialysis services. (Covered under the special coverage.)

▪	New and/or experimental procedures that have not been approved by the Administration to be included in the basic coverage.

▪	Custody services, rest or convalescence once the disease is controlled or in terminal irreversible cases.

▪	Expenses for payments issued by the beneficiary to a participating provider without a contractual boundary with the provider to do so.

▪	Services ordered or rendered by non-participant providers, with the exception of real and verified emergency cases or previous authorization by the health care organization or the insurer.

▪	Neurological and cardiovascular surgery and related services. (Service covered under the special coverage).

▪	Services received outside the territorial limits of the Commonwealth of Puerto Rico.

▪	Expenses incurred for the treatment of conditions, resulting from procedures or benefits not covered under this program. Maintenance prescriptions and required laboratories for the continuity of a stable health condition, as well as any emergencies which could result alter the preferred procedure is covered.

▪	Judicially ordered evaluations for legal purposes.

▪	Psychological/ psychometric and psychiatric tests and evaluations to obtain employment, insurance or administrative/judicial procedure related.

▪	Travel expenses, even when ordered by the primary care physician are excluded.

▪	Eyeglasses, contact lenses and hearing aids.

▪	Acupuncture services.

▪	Rent or purchase of durable medical equipment (DME), wheelchair or any other

BASIC COVERAGE EXCLUSIONS
transportation method for the handicapped, either manual or electric, and any expense for the reparation or alteration of said equipment, except when the patient’s life depends on this service. Determination related to this exception is the insurer’s responsibility.
▪	Sex change procedures.

▪	Treatment services for infertility and/or related to conception by artificial means.

SPECIAL COVERAGE
Benefits provided under this coverage are subject to pre-authorization by the contracted insurer. Beneficiaries will have the right to freely choose the providers of these services, among those in the insurer’s network, pending final coordination with said provider. Differential diagnostic interventions, up to final diagnostics verification are not part of the special coverage. Any procedure posterior to final diagnostic verification will be at the insurer’s risk.
Medications, laboratories, diagnostic tests, and other related procedures specified in this coverage that are necessary for the ambulatory treatment or convalescence care are part of this coverage and do not require pre-authorization of the primary care physician or the Health Care Organization. The Insurance Company must identify the patients included in this coverage for easy access to the contracted services. The Health Care Plan special coverage will be activated when any other special coverage under any other plan that the beneficiary may have reaches it’s limit for services covered under the plan’s coverage.
Benefits under this coverage are:
▪	Coronary and intensive care services, without limits.

▪	Maxillary surgery

▪	Neurosurgical and cardiovascular procedures, including pacemakers, valves and any other instrument or artificial devices.(Pre-authorization required).

▪	Peritoneal dialysis, hemodialysis and related services (Pre-authorization required).

▪	Pathological and clinical laboratories that are require to be sent outside Puerto Rico for processing (Pre-authorization required).

▪	Neonatal intensive care unit services, without limits.

▪	Radioisotope, chemotherapy, radiotherapy and cobalt treatments.

▪	The following procedures and diagnostic tests, when medically necessary (Pre-authorization required):
✓	Computerized Tomography

✓	Magnetic resonance test

✓	Cardiac catheters

✓	Holter test

✓	Doppler test

✓	Stress tests

✓	Lithotripsy

✓	Electromyography

✓	SPECT test

✓	OPG test

✓	Impedance Plesthymography

✓	Other neurological, cerebrovascular and cardiovascular procedures, invasive and

SPECIAL COVERAGE
noninvasive.

✓	Nuclear tests

✓	Diagnostic endoscopies

✓	Genetic studies
▪	Up to 15 additional physical therapy treatments per beneficiary condition per year when indicated by an orthopedist or physiatrist after insurer pre-authorization.

▪	General anesthesia.
✓	General anesthesia for dental treatment of special needs children.
▪	Hyperbaric Chamber
▪	Immunosuppressive medicine and laboratories required for maintenance treatment of post-surgical patients of any transplant that insure the stability of the beneficiary’s health, and emergencies that may occur after said surgery.
▪	Treatment for the following conditions after confirmed laboratory results and established diagnostic:
✓	HIV Positive factor and/or Acquired Immunodeficiency Syndrome (AIDS) – Ambulatory and hospitalization services are included. No referral or pre-authorization from the Health Care Organization or the primary care physician is required for beneficiary’s visits and treatment at the Health Department’s Regional Immunology Clinics.

✓	Tuberculosis

✓	Leprosy

✓	Lupus

✓	Cystic Fibrosis

✓	Cancer

✓	Hemophilia

✓	Special needs children, including the prescribed conditions in the Special Needs Children Diagnostic Manual by the Health Department, Health Protection and Promotion auxiliary Secretary, Habilitation Division (“the manual”) which is part of this document, except:
o	Asthma and diabetes, which are included in the “Disease Management Program”

o	Mental Disorders; and

o	Mental Retardation, behavioral manifestations will be managed by mental health providers within the Basic Coverage, with the exception of a catastrophic disease. The Insurance Company must seek the Administration’s authorization for any other special condition not included in the manual for which the primary care physician or medical group solicit special coverage activation. Said request must contain the total economical impact of the inclusion. The Administration will consult with the Health Department and issue a decision which will be binding between the parties.
▪	Scleroderma

▪	Multiple Sclerosis

▪	Services for treatment of conditions resulting from self-inflicted damage or as a result of a felony by a beneficiary or negligence.

▪	Chronic renal disease in levels three (3), four (4) and five (5). (Levels 1 and 2 are included in the Basic Coverage.)
The following is a description of chronic renal disease stages3:

Level 3 – GFR (Glomerular Filtration – ml/min. per 1.73m2 per corporal surface area) between 30 and 59, a moderate decrease in kidney function

Level 4 - GFR between 15 and 29, a severe decrease in kidney function

[3]	Taken from the National Kidney Foundation, Kidney Disease Outcomes Quality Initiative

SPECIAL COVERAGE
Level 5 – GFR under 15, renal failure that will probably dialysis or kidney transplant
▪	Required medicine for the ambulatory treatment of Tuberculosis and Leprosy, under the Special Coverage, are included. Required medicine for the ambulatory treatment or hospitalization for AIDS diagnosed beneficiaries or HIV positive beneficiaries are under the special coverage, with the exception of Protease inhibitors which will be provided by PASET.

SPECIAL COVERAGE EXCLUSIONS
▪	Special coverage excludes all those exclusions and limitations under basic coverage that are not expressly included under the special coverage.

MEDICARE COVERAGE
For Part A or Parts A and B eligible beneficiaries, the following factors will be taken into account to determine the offered coverage:
▪	Part A eligible beneficiaries:
✓	Offer regular GHIP coverage, excluding Part A benefits until they reach their limit. In other words, once Medicare Part A benefits reach its limit GHIPs coverage will be activated.

✓	Part A deductible will not be included.

✓	Regular coverage deductible payment will be in accordance to table for payment capacity provided to every GHIP beneficiary.
▪	Parts A and B eligible beneficiaries:
✓	Offer regular pharmacy and dental GHIP coverage.

✓	Part A deductible will not be included.

✓	Part B deductible and co-pay will be included.

CO-PAYS & CO-INSURANCE

	Coverage Code
Service	010	011		012	013	ELA[4]
HOSPITAL
Admission	$0	$3		$5	$15	$50
Nursery	$0	$0		$0	$0	$0
EMERGENCY ROOM (ER)
Emergency Room (ER) Visit	$0	$1		$2	$5	$20
Trauma	$0	$0		$0	$0	$0
AMBULATORY VISITS TO
Primary Care Physician (PCP)	$0	$1		$2	$2	$3
Specialist	$0	$1		$2	$3	$7
Sub-Specialist	$0	$1		$2	$4	$10
Pre-natal services	$0	$0		$0	$0	$0
OTHER SERVICES
High-Tech Laboratories	$0	50	¢	$1	$2	0%
Clinical Laboratories	$0	50	¢	$1	$2	20%
X-Rays	$0	50	¢	$1	$2	20%
Special Diagnostic Tests	$0	$1		$1	$5	40%
Therapy – Physical	$0	$1		$1	$2	$5
Therapy – Occupational	$0	$1		$1	$1	$5
Vaccines	$0	$0		$0	$0	$2
Healthy Child Care	$0	$0		$0	$0	$0
DENTAL
Preventive (Child)	$0	$0		$0	$0	$0
Preventive (Adult)	$0	$1		$2	$3	$3
Restorative	$0	$1		$2	$3	$10
PHARMACY
Generic (except children under 2)	$0	50	¢	$1	$3	$5
Brand (except children under 2)						$10
Generic (Children under 2)	$0	$0		$0	$0	$5
Brand (Children under 2)						$10

[4]	Co-pays and Co-insurance under this column applies only to non-Medically indigent (above 200% poverty level as defined in the PR State Plan) employees of the Commonwealth of PR that, under the provisions of Law 72, elect the GHIP as their health plan. They are commonly referred to as: ELA-PURO.

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Documento del Modelo Integración en la Región Metro Norte
     2008-
     2009
Documento que recoge lo propuesto por las entidades contratadas Triple C y APS y aprobadas por la Administración de Seguros de Salud (ASES) para el desarrollo e implantación del modelo de integración de salud mental en la región metro norte a partir del noviembre de 2008 a octubre 2008 para las fases de colaboración y colocación.

1

Tabla de Actividades Propuestas por Fases para la continuación de la implantación del Modelo de Integración en la Región Metro Norte
Noviembre 2008- Octubre 2009

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
Fase I (Colaboración)	Nov 2006 a Oct. 2007)
1. Diseñar hoja de confidencialidad	C	APS diseñó el documento de autorización de divulgación de información. El propósito del documento fue el facilitar el compartir información entre los proveedores de salud física y mental. Este documento se utiliza fue provisto a la red de proveedores de salud mental y se monitorea su uso. El MCO envió la información a los IPA’s para su uso. El MCO monitorea el su uso en los IPA’s.	Entendemos que la misma esta siendo utilizada con éxito.

El MCO obtendrá la opinión legal sobre este requisito. Si no hace falta se elimina este requisito. Se entiende que son entidades protegidas por lo cual no hace falta este documento. Se recibirá opinión legal.	Que se continué con esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

ASES quiere que se confirme que los PCP conocen y entienden los instrumentos. Como, cuando y porque utilizarlos.

ASES quiere que se continué con la capacitación de estos instrumentos y el fortalecimiento de su uso, para el mejor cumplimiento.

				Se requeriría una auditoria para verificar que % de los expedientes de pacientes vistos en el último año tienen esta hoja. La misma debería estar presente en el 100% de los mismos.	Esperar opinión legal Cantidad de PCP que la utilizan	Entiendo que se debe de reportar por lo menos de forma Trimestral.

2

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
2. Diseñar hoja de comunicación con el PCP (Esta hoja se utiliza para el plan de tratamiento y el resumen de alta)?????	C	APS diseñó formato electrónico donde se le envía al MCO toda la data de utilización de salud mental de los pacientes activos de cada IPA. El MCO pasa esa información en un CD y lo entrega mensualmente al Administrador del IPA para integrar la información en el expediente de salud física del paciente.	Necesitamos retroalimentación de la utilización de la misma

Necesitamos que se pueda adquirir retroalimentación de parte de los IPAs en cuanto a la utilización de los mismos. ¿Se han realizado auditorias para verificar que en los expedientes se encuentren los resúmenes de alta.	Que se continué con esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

El MCO debe asegurarse de que los expedientes contengan la hoja y se anote toda la información relevante con respecto a: Dx, los medicamentos y el plan de tratamiento.

ASES quiere que se confirme que los PCP conocen y entienden los instrumentos. Como, cuando y porque utilizarlos.

Que se continué con la capacitación de estos instrumentos y el fortalecimiento de su uso, para el mejor cumplimiento.	APS debe indicar cuantos planes de tratamiento están enviando al MCO.

Se estará incluyendo como parte del informe trimestral

~~Indicar con que frecuencia y si los mismo requieren algún tipo de permisología de parte del paciente para que sean acomodados en los expedientes de los mismos.~~

					MCO realizara auditorias anuales con el propósito de verificar si el documento se esta incluyendo como parte del expediente clínico	Entiendo que se debe de reportar por lo menos de forma Trimestral. Anual

3. Diseñar hoja de referido	C	APS diseñó el formulario de referido a utilizarse entre los proveedores de salud física y salud mental. Documento se está utilizando en el 100% de los pacientes de nuevo ingreso en el sistema de clínicas de APS. A través del proceso de auditorías a los proveedores de la red, se monitorea su utilización. No se tienen estadísticas de cuantos referidos son contestados por el PCP. El MCO monitorea el su uso en los IPA’s.	Necesitamos información de seguimiento del mismo	Que se continué con esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

El MCO debe asegurarse de que los expedientes contengan la hoja y se anote: quien lo atendió, Dx, los medicamentos, plan de tratamiento.

				ASES quiere que se confirme que los PCP conocen y entienden los instrumentos. Como, cuando y porque utilizarlos.	Cantidad de referidos hechos Cantidad de respuesta al referido de parte MCO y MBHO Cantidad de PCP que utilizan la hoja	~~Entiendo que se debe de reportar por lo menos de forma~~ Trimestral.

3

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
Ver área relacionada a educación a proveedores	Deben establecerse indicadores de acceso como:

Accessibility &Timeliness

% abandon calls, ASA, Treatment record review ( cuán bien está llena la forma de referido)

Tasas de utilización de servicios

Ver plan de trabajo

4. Diseñar hoja de Screenings Tool (depresión y ansiedad)	C	APS diseñó cuatro documentos: cernimiento para depresión, cernimiento para ansiedad, cernimiento para la memoria y el cuestionario de necesidades médicas de los cuales se implementaron dos: uno para identificar pacientes a riesgo de depresión y el de necesidad médica
El documento para cernir depresión documento es utilizado por el PCP. No tenemos información estadística de su utilización. El MCO monitorea el su uso en los IPA’s El cuestionario de necesidades médicas es utilizado por la red de proveedores de APS. No tenemos información estadística.	Necesitamos información de la utilización del mismo Instrumento de cernimiento será revisado para hacerlo auto administrable Ver plan de trabajo	Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas. El MCO debe monitorear la utilización de la misma	Cantidad de casos cernidos

Cantidad de casos referidos

~~Cantidad de casos vistos por el Psiquiatra~~

Cantidad de PCP que están utilizando el instrumento

					monitorear % de utilización de la forma en la población general adulta.	trimestral

4

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
5. Preparar procedimientos y políticas a seguir	~~C~~	~~APS proveyó las siguientes políticas, que fueron compartidas y aprobadas por el MCO antes de su implementación: UM. 7.1 “Referral between mental health provider and primary physician, UM 7.2 “Informed Consent to share PHI”, UM.7.3 “Release of PHI by Member via telephone”, UM. 7.4 “Depression screening tool” UM. 7.5 “Processing Hospital discharge summary”, UM. 7.6 “Follow up High ER Utilizers Program” UM.7.7 “Identification of members with mental health needs by MCO. CP003 Orientación Al Momento De La Admisión, DR.001 Derechos Y Responsabilidades Del Paciente, CP.07 Registro De Asistencia Del Paciente, DR.004 Consentimiento Informado, L.016 Inicio Del Expediente Médico, CP.006 Documentación En El Expediente Clínico, PC.002 Evaluación Inicial Integrada, DR.010 Confidencialidad De La Información, CP.012 Participación De Los Familiares En El Tratamiento Del Paciente, CP.004 Plan De Tratamiento Individualizado, DR.009 Divulgación De Información: Copia Del Expedientes.~~	~~Estos tendrán que ser actualizados una ves la Fase II se re-estructure y entre Triple S a brindar los servicios.~~	~~Que se continué con esta actividad según esta propuesta.~~

~~Que se presente evidencia de su cumplimiento a través de métricas.~~

~~Copia de las políticas y procedimientos actualizados~~

				~~MCO debe monitorear su utilización y practica~~	~~Cantidad de PCP que las están utilizando~~ Divulgación de las políticas a los proveedores Ver plan de trabajo y área de educación a proveedores	~~trimestral~~

5

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
6. Realizar reuniones con los Administradores y los PCP	C	Actividad coordinada a través del MCO. APS fue invitado a participar al comienzo del modelo; posteriormente se sostuvieron reuniones con el IPA 318. . El MCO establece la frecuencia de las mismas	Se realizaron dos. Entendemos que se deben de dar con una frecuencia establecida, sugiero una cada tres meses.	Que se continué con esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

Crear agenda de las reuniones de seguimiento con los Administradores y los PCP.

APS debe tener presencia física en las mismas para darle seguimiento a asuntos de Salud Mental

				SE DEBE CONTINUAR LAS REUNIONES DE UTILIZACION ENTRE EL MCO-MBHO-ASES	Entrega de un calendario de las reuniones y planes de trabajo Minutas de los acuerdos La métrica será la cantidad de reuniones realizadas y la participación. Agenda, minutas, hojas de asistencia	Entiendo que se debe de reportar por lo menos de forma mensual. ~~MENSUAL~~  Trimestral

6

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
~~7. Análisis de morbilidad del IPA seleccionado~~	~~C~~	~~APS realizó un análisis de morbilidad del IPA 309. Esta información fue provista al MCO. Finalmente el MCO tomó la determinación de seleccionar al IPA 318 tomando en consideración otros factores. La decisión fue discutida con ASES.~~ 	~~Resultados? Necesitamos que APS nos haga llegar el análisis que indica que realizo del IPA 318~~ Documento debe ser solicitado a Humana	~~Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento. ASES debe continuar recibiendo la utilización del IPA 318~~	~~Identificación y manejo de casos en los utilizadores más altos de salas de emergencias, hospitalización Condiciones más frecuentes en salud física y mental~~	Mensual

~~8. Diseñar un hoja de consentimiento informado~~	~~C~~	 ~~APS diseñó la forma y fue distribuída entre los proveedores de salud física y de salud mental.~~ 	~~Entendemos que la misma esta siendo utilizada con éxito.~~

			~~Sugerimos que se haga una auditoria de los expedientes de los IPA’S de aquellos pacientes que se hayan atendido durante el ultimo año para identificar que % de expedientes que contienen dicho consentimiento.~~ 	~~Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento. MCO realice la auditoria para verificar su utilización.~~ 	~~Cantidad de expedientes que contienen la hoja en su expediente~~ 	~~Trimestral~~

7

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
Favor referirse al punto uno, se recomienda la eliminación de esta actividad luego de obtener la recomendación legal sobre el intercambio de información

~~9. Se iba hacer un estudio de vidas y de morbilidad para determinar que IPA era el más indicado a ser seleccionado para la implantación del modelo~~	~~C~~	~~APS realizó un análisis de morbilidad del IPA 309. Esta información fue provista al MCO. Finalmente el MCO tomó la determinación de seleccionar al IPA 318 tomando en consideración otros factores. La decisión fue discutida con ASES.~~ 	~~Necesitamos resultados~~	~~Completado~~

~~10. Tenían que determinar los criterios de inclusión tanto para los IPAs participantes como de las condiciones a tratar.~~	~~C~~	~~Originalmente el MCO y APS estuvieron de acuerdo en que la población a impactar serían los pacientes con condiciones crónicas (ej. Cancer, diabetes, cardiácos..) altos utilizadores de sala de emergencia y alto costo y los utilizadores de medicamentos controlados tanto en salúd física como mental.~~ 	~~Necesitamos resultados~~ 	~~Completado~~

8

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
11. Se iba a coordinar salas de emergencias cercanas para conocer la accesibilidad y disponibilidad	NC	El MCO tiene la relación contractual con las salas de emergencia física. El MCO se encontraba en el proceso de incluir este requisito en su proceso de renovación de contrato con los hospitales	Ver plan de trabajo	Que se inicie esta actividad según esta propuesta.

Necesitamos que se establezca una sala de estabilización de 23 horas par a pacientes con condiciones emocionales.

Que se presente evidencia de su cumplimiento.

12. Se iba a coordinar con el Hospital Regional la presencia de un psiquiatra consultor en la sala de emergencia	NC	La iniciativa era establecer una unidad de evaluación y estabilización en crisis en el Hospital Regional de Bayamón. Se sometió propuesta al Dept. de Salud la cual no ha sido contestada. El MCO y ASES recibieron copia de la propuesta y se comprometieron a trabajar con APS en el logro de esta iniciativa. Actualmente se están evaluando otras alternativas.	ver plan de trabajo	Que se inicie esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento.

Como alternativas discutidas tenemos:

Establecer con el hospital de mas utilización de salud física del área, un sistema de consulta psiquiátrica, Entre las sugerencias se encuentra:

•   Tener un medico primario con experiencia en salud mental para consultas, que pueda discutir el caso con el psiquiatra de turno.

•   Tener psiquiatras disponibles para consultas en sala de emergencia e intra hospitalarias de ser necesario.
Presentar evidencias de : • gestiones • arreglos administrativos • comunicaciones

9

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
13. Diseñar una hoja de Risk Tools Assessment (PCP y Case Manager)	C	APS diseñó esta herramienta para ser utilizada por el personal de manejo de caso del MCO, con el propósito de identificar pacientes bajo sus programas a riesgo de padecer una condición de salud mental. No se creó con la intención de ser utilizada por el PCP. La misma se incorporó al proceso de referidos de casos de manejo.	Nos parece que la utilización de los mismos ha sido pobre \ Se revisara el instrumento Ver plan de trabajo	Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas.	Cantidad de cernimientos realizados

Cantidad de referidos hechos

Cantidad de respuesta al referido

Cantidad de referidos manejados por ambos entidades (MCO y MBHO)

Coordinaciones realizadas

					Se van a estar definiendo métricas, ver score card	Trimestral

14. Crear un Comité de Delegados	C	El MCO coordinó reuniones de preparación e implementación del modelo de integración las cuales se realizaban bi-semanalmente o con mayor frecuencia, dependiendo de la necesidad. Cada dos meses, se llevaba a cabo reuniones donde APS presentaba las estadísticas de utilización. Además el departamento de farmacia de APS participada de reuniones mensuales, también relacionadas al proyecto de Metro Norte.

Una vez se implementó la fase de co-location, se realizaban reuniones bi-semanles con el IPA.

		Las hojas de asistencia está en posesión del MCO. Ver sección de minutas.	ASES nunca recibió los nombres del comité ni minutas de las reuniones realizadas Se estructura el comité Ver plan de trabajo	Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento.	Someter calendario de las reuniones programadas ~~Cantidad de proveedores participantes por especialidad~~	trimestral

10

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
~~15. Desarrollar un programa de polifarmacia~~  Intercambio de información de utilización de medicamentos de salud física y salud mental	NC	El departamento legal del MCO indicó no poder brindar acceso en línea de la información de farmacia, por lo que APS no se pudo desarrollar el programa. No obstante, hubo comunicación continua entre el departamento de farmacia y el MCO para intercambio de información de s pacientes en particular y poder accesar información en la eventualidad de no tener sistema electrónico de farmacia.	Se diseñará plan de intercambio de información de farmacia. Ver plan de trabajo	Que se inicie esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

				MCO y MBHO deben acordar como se va a dar el intercambio ya sea electrónico o escrito	Someter informes periódicos de la utilización de farmacología por IPA Presentar informes de su aplicación y resultados	Reportar a ASES de forma trimestral.

11

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
16. Desarrollar un Plan de Educación Continua con los PCP	C	APS desarrolló y coordinó un plan de educación a los proveedores y coordinó 7 actividades educativas. Los temas presentados fueron los siguientes: La Esquizofrenia y los Trastornos Metabólicos( se llevó a cabo en dos ocasiones), Presentación del Modelo de Integración Alzheimer - Indicaciones para el Tratamiento, Manejo del Abuso de Benzodiacepinas /Pacientes de Salud Mental con Condiciones Metabólicas Co mórbidas, ADHD Síntomas y Tratamientos, Diabetes y Medicamentos Psicotrópicos, Procedimiento para Hospitalización Involuntaria por trastornos emocionales (ofrecido al IPA 318). El MCO mantiene evidencia de las hojas de asistencia.

		También APS sometía trimestralmente una artículo para el periódico del MCO ha ser distribuido entre los proveedores de Metro Norte.	Se estará diseñando plan de educación, ver plan de trabajo.	Que se inicie esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas.	Entrega de un calendario de las actividades programadas. Entrega de boletines o artículos desarrollados.	Reportar a ASES de forma trimestral

12

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
~~17. Diseñar un cuestionario auto administrado por el paciente para conocer su percepción del estado de salud~~	C	APS diseñó un cuestionario para identificar necesidades de salud física el cual se está brindando a todos los pacientes nuevos. No se ha estado monitoreando su uso.

		APS diseñó un cuestionario para identificar depresión, el cual debía ser utilizado ya fuera por el PCP o el paciente en el escenario de salud física. El MCO monitorea su utilización	Se estará re-enfocando esta actividad a la fase de colocación, coordinación de servicios médicos , ver pan de trabajo	Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas. MCO debe monitorear el uso del mismo y ofrecer resultados	Cantidad de pacientes a los que se administro el cuestionario Informe de las necesidades más comunes.	Reportar a ASES de forma trimestral

19 Iniciar un programa de alcance comunitario colaborativo para pacientes con alta utilización medica yde ER que no se encuentre en tratamiento de salud mental	C	Se estableció una iniciativa donde el MCO identificaba los pacientes con alta utilización médica, alta utilización de servicios de sala de emergencia (más de 10 visitas en un mes) y alta utilización en farmacia. Ese listado se enviaba a APS para identificar cuales de esos pacientes tenían tratamiento activo de salud mental. Si tenían tratamiento, APS los incluía en su programa de manejo de casos. Al MCO se le devolvía el listado con los pacientes que no tenían tratamiento de salud mental. El MCO llevaba a cabo el “outreach” de esos pacientes y coordinaba la autorización para la intervención de APS.	ASES no tiene conocimiento si esta iniciativa se realizo. Humana no presento hojas de asistencia ni minutas

Se diseñará un programa de identificación de riesgo en casos presentando alta utilización. ver plan de trabajo	Que se inicie esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

				En conjunto con el área de Educación y Prevención del MCO y el MBHO realizar el alcance comunitario y coordinar las intervenciones.	Entrega de un calendario de las actividades programadas. Cantidad de beneficiarios impactados.	Reportar a ASES de forma trimestral

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Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
20 Implementar un mecanismo de comunicación para alertar al psiquiatra de interacciones entre medicamentos psiquiátricos prescritos y los medicamentos médicos prescritos	NC	El departamento legal del MCO indicó no poder brindar acceso en línea de la información de farmacia, por lo que APS no se pudo desarrollar el programa. No obstante, hubo comunicación continua entre el departamento de farmacia y el MCO para intercambio de información de s pacientes en particular. ASES tuvo conocimiento de la situación y indicó que trabajaría con su división legal la situación.	ASES no recibió información de esta propuesta Ver plan de trabajo	Que se inicie esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas.	Informes de utilización	Reportar a ASES de forma trimestral

21 APS tendría asistencia en las reuniones de los MCOs y los IPAs	Al inicio del modelo de integración APS participó de varias reuniones organizadas por el MCO para explicar el concepto del modelo de integración a los IPAs. En todas las reuniones coordinadas por el MCO donde APS fue invitado, hubo participación activa.

APS participó en alrededor de 8 reuniones en el IPA 318 como parte del proceso de implementación del piloto del “co-location”.

APS participó de 4 reuniones coordinadas por el MCO y llevadas a cabo en ASES donde se le presentó a los IPA’s los resultados de la evaluación del modelo de colaboración.

El sicólogo asignado al IPA 318 ha sido invitado en varias ocasiones a participar de las reuniones de facultad del IPA 318.

El MCO realiza reuniones mensuales con los IPA’s a las cuales asisten los administradores.	ASES no recibió los calendarios de las reuniones programadas ver plan de trabajo	Que se continué con esta actividad según esta propuesta.

Que se presente evidencia de su cumplimiento a través de métricas.

La asistencia del MBHO es fundamental para el proceso de la integración y de su efectividad.

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Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
22 Programa de Educación y prevención	NC	Este programa no se concretó debido a discrepancias en los requisitos. El MCO se comprometió a discutir este asunto con ASES. APS participó activamente en el proceso de orientación a proveedores y pacientes relacionados a la transición. Personal de APS estuvo presente el los centros de inscripción del MCO. También APS contactó a los IPA’s y para llevar a cabo actividades educativas a los pacientes. APS realizó actividades educativas en sus clínicas relacionados con temas de salud física. Mensualmente se envía informe al MCO.	ver plan de trabajo	Que se inicie esta actividad según esta propuesta. MCO en conjunto con el MBHO deben coordinar con el área de Educación y Prevención las actividades a realizar.	Someter calendario de las actividades programadas Cantidad de proveedores impactados. Cantidad de beneficiarios impactados. Informe labor realizada	Reportar a ASES de forma trimestral

15

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
23 Establecimiento de Métricas		Las métricas para este modelo se limitaron a métricas de utilización.	ver score card	Que se inicie esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento.

~~24 Línea directa para los médicos primarios~~		~~APS estableció una línea directa 24/7 para que los PCP’s pudieran consultar con un siquiatra. Los PCP’s le dieron el número a los pacientes. El MCO no desarrolló una iniciativa similar para que los profesionales de salud mental pudieran discutir casos.~~		Completado y descontinuado.

Fase II (Colocation Model)	Nov 2007 a Oct 2008)

1. Colocar un profesional de la conducta en el IPA 318	C	A partir del 3 de marzo del 2008 se inició el proyecto piloto del “co-location”. Al mismo se asignó un psicólogo el estaría disponible en el IPA, 5 días a la semana en el horario de 8:00am a 5:00pm. A solicitud del IPA, se modificó el horario de 9:00am a	Entendemos que se debe de optimizar este servicio en el IPA de forma en que pueda recibir la mayoría de sus servicios de salud mental en un solo lugar. Esto aplicaría a aquellos pacientes con condiciones leves a moderadas.	Que se continué con esta actividad según esta propuesta por ASES. Que se presente evidencia de su cumplimiento a través de métricas. Ver plan de trabajo y score card	Cantidad de casos atendidos Cantidad de casos referidos a la clínica Utilización de los pacientes a las ER	Reportar a ASES de forma mensual

16

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
		6:00pm. Posteriormente se realizó otro ajuste, eliminando días de servicios sicológicos debido al bajo volumen de referidos realizados por los PCP’s y con la intención de añadir el servicio de terapia de grupos.	Entendemos que se pueden identificar aquellos pacientes que pertenezcan al IPA y que ya reciban tratamiento en las clínicas de APS que cumplan con este criterio para que se atiendan directamente en le IPA y no en la clínica de APS.		Utilización de hospitalización Utilización de Farmacología Promedio de pacientes nuevos atendidos por mes.

2. La función básica de ese profesional seria realizar un “triage”	C	La intención de proveer servicios sicológicos en el IPA 318 fue la de ofrecer servicios de salud mental a pacientes que normalmente no acuden a buscar los servicios y proveer terapia a corto plazo. La población ha ser impactada eran pacientes con condiciones co-mórbidas y aquellos con condiciones de salud mental leves. La función del sicólogo es , hacer una evaluación inicial y determinar el nivel de servicio requerido, entiéndase referidos al nivel de servicio correspondientes y ofrecer sicoterapia a pacientes con condiciones leves.	Inicialmente, luego comenzó a ofrecer psicoterapia.

Entendemos que el modelo debe de cambiar para que incluya servicio de todo tipo, no solo de “triage”.

Actualmente el modelo contempla terapias a corto plazo (6) individuales y grupales	Que se continué con esta actividad según esta propuesta por ASES. Que se presente evidencia de su cumplimiento a través de métricas.	Cantidad de casos atendidos

Cantidad de casos referidos a la clínica

Utilización de los pacientes a las ER

Utilización de hospitalización

Utilización de Farmacología

Promedio de pacientes nuevos atendidos por mes.

					Ver plan de trabajo y score card	Reportar a ASES de forma mensual

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Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
3. Los casos a seleccionar serian las condiciones leves y moderadas (agudas)	C	El sicólogo del IPA está atendiendo a pacientes con condiciones leves que pudieran beneficiarse de un tratamiento a corto plazo (6 sesiones). Los pacientes con condiciones moderadas que requieren medicación o intervención por un equipo multidisciplinario se han estado refiriendo al sistema de clínicas de APS.	Básicamente las condiciones que se están atendiendo son condiciones leves.

Nuevamente entendemos que el modelo debe de cambiar para que incluya servicio de todo tipo. Este debe de incluir farmacoterapia y la posibilidad de que obtenga la misma a través de su medico primario. Esto requería que se tuviera a un psiquiatra consultor en el IPA ciertos días al mes. La frecuencia sugerida podría ser de una vez a la semana, o a una vez cada dos semanas; dependiendo de la necesidad de este IPA.

			Se evaluara el modelo, ver plan de trabajo	Que se continué con esta actividad según esta propuesta por ASES. Que se presente evidencia de su cumplimiento a través de métricas.		Reportar a ASES de forma mensual

18

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
4. El profesional de la conducta tendría presencia en el IPA 318 todos los días	C	Actualmente hay presencia de un profesional de salud mental asignado al IPA 318; tres días de servicios sicológicos y dos días de trabajo social clínico. El trabajador social clínico tiene el conocimiento para evaluar pacientes y llevar a cabo referidos.	Al principio comenzó asistir todos los días, luego tres veces por semana alternados con la trabajadora social. Su tiempo se debe de optimizar según la necesidad.	Que se continué con esta actividad según esta propuesta por ASES. Que se presente evidencia de su cumplimiento a través de métricas.	Se revisara el proceso, ver plan de trabajo	Reportar a ASES de forma mensual

5. Los casos iban a ser referidos por los PCP al profesional de la conducta	C	Los PCP’s han estado refiriendo casos, no obstante el volumen de referidos no ha sido el esperado. El promedio es de 1.5 pacientes por día, a pesar de que se amplió la población ha se impactada.	Se debe de optimizar este servicio para que los pacientes que cualifiquen puedan recibir todos los servicios necesarios en su IPA en ves de en la Clínica de APS.	Que se continué con esta actividad según esta propuesta por ASES. Que se presente evidencia de su cumplimiento a través de métricas.	Se revisara el proceso, ver plan de trabajo	Reportar a ASES de forma mensual

6. El profesional de la conducta sostendría reuniones periódicas con los PCP para notificarle sobre su presencia y coordinar las citas.	C Parcial	El sicólogo ha participado en tres reuniones de facultad con los PCP’s del IPA 318 y en las mismas ha tenido a su cargo presentaciones relacionados a su rol en el IPA. Los temas ofrecidos fueron: Ley 408, El Rol Del Sicólogo En El Contexto De Medicina Primaria y la Comunicación Efectiva.

Al inicio del proyecto piloto, el sicólogo envió una carta a los PCP’s donde se presentó y facilitó un cuestionario para identificar las necesidades de salud mental en el IPA. La respuesta al cuestionario fue pobre.

A través del personal del IPA se realiza la coordinación de citas.	No sabemos con certeza cuantas reuniones se realizaron.

Se debe de establecer por lo menos una fecha o un tiempo determinado mensualmente para que haya discusiones de caso entre el PCP y los proveedores de salud mental.

Se revisara el proceso, ver plan de trabajo.	Que se continué con esta actividad según esta propuesta por ASES.

Que se presente evidencia de su cumplimiento a través de métricas.

Que se optimice la presencia del Psicólogo en el IPA 318:

Ampliando las condiciones a tratar

				Desarrollando otras iniciativas	Cantidad de casos discutidos con los PCP Reuniones con el equipo multidisciplinario	Reportar a ASES de forma mensual

19

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
7. Desarrollar un case management program y DMP	NC	Se estableció una iniciativa de referido de casos para manejo a través del MCO. También se llevaron a cabo varias reuniones para establecer un programa de manejo de condiciones donde se trabajara con el paciente con co-morbilidades (diabetes y depresión) pero dicho programa no se concretó. APS está listo para comenzar.	ASES desconoce si se llegó a desarrollar.

Entendemos que se quería realizar un programa de Case management unido en el cual la manejadora de caso pueda dar seguimiento tanto al área física como mental del paciente.

Se revisara el modelo , ver plan de trabajo	Que se continué con esta actividad según esta propuesta por ASES.

Que se presente evidencia de su cumplimiento a través de métricas.

				Coordinar con el programa de educación y prevención tanto del MCO con el MBHO la monitoria del programa	Cantidad de llamadas recibidas y realizadas Condiciones más comunes atendidas Cantidad de intervenciones realizadas y resultados Coordinaciones realizadas	Reportar a ASES de forma mensual

20

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
8. Establecimiento de Métricas	PC	El sicólogo asignado al IPA 318 lleva las siguientes estadísticas: número de pacientes evaluados, número de pacientes admitidos, número de servicios, razón del referido, nombre del proveedor que refiere, disposición del caso y los casos discutidos con el PCP.

El IPA realizó una encuesta de satisfacción de los servicios de salud mental ofrecidos en el IPA 318, utilizando un formulario diseñado por el sicólogo.

El IPA recopila estadísticas relacionadas con el proyecto.	Se revisaran , ver plan de trabajo	Es fundamental conocer si el modelo ha tenido algún impacto en la población de la región de metro norte y en sus proveedores

Es fundamental conocer cual es la percepción de los proveedores.

Realizar encuestas de satisfacción de los servicios ofrecidos en la región y en el IPA seleccionado

Evaluar si las estrategias que se están utilizando para la promoción y divulgación del modelo han tenido un efecto satisfactorio

Mejorar el alcance comunitario

Conocer que medidas preventivas se pueden desarrollar ya sea para impactar la población con condiciones crónica como aguda.
•     % utilización en la salas de emergencias

•     % utilización en las admisiones siquiátricas y físicas

•     % utilización en la parte de farmacología

•     % casos referidos a las clínicas de APS

•     % de casos referidos a otros especialistas como neurólogos, endocrinólogos, etc.

•     % de pacientes que acceden el teléfono libre de cargos de ese IPA

•     % de utilización de los proveedores de salud mental

•     % de discusiones de casos de los pacientes de salud mental.

•     Ver score card

9. Políticas y procedimientos para el ofrecimiento de servicios de salud mental en el IPA 318	C	Se establecieron políticas y procedimientos que fueron compartidas y aprobadas por el MCO antes de su implementación. Ver sección de políticas y procedimientos en la carpeta provista.	Se deben de actualizar una vez se cambie y se determine el nuevo modelo a seguir Se revisaran, ver plan de trabajo	Que se continué con esta actividad según esta propuesta por ASES.

Que se presente evidencia de su cumplimiento a través de métricas.

Agenda de preparación y entrega de las políticas y procedimientos a seguir en el IPA que tenga salud mental incorporada

21

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
10. Contrato con el IPA 318	PC	La relación contractual con el IPA 318 es entre el MCO y el IPA. Como APS tiene personal en el IPAy se lleva a cabo un proceso de divulgación de información entre ambas entidades, APS desarrollo dos contratos, uno de arrendamiento nominal y otro para establecer el intercambio de información. Ambos contratos están pendientes de la firma del IPA. El MCO llevaría a cabo la coordinación para la firma del mismo	Esto se determinara según acordado entre el MCO y APS en la negociación final. Se definirá un acuerdo colaborativo , ver plan de trabajo

11 Discusión de casos con el PCP	PC	Proceso debe re-evaluarse ya que no se ha facilitado	Se debe de verificar con el IPA para determinar el mejor tiempo en que las mismas deban de ocurrir Se revisara el proceso , ver plan de trabajo	Que se continué con esta actividad según esta propuesta por ASES.

Que se presente evidencia de su cumplimiento a través de métricas.

				Tiene que haber copia del “feedback” del psiquiatra al primario en el expediente. APS tiene que confirmar si esa acción se está dando.	Cantidad de casos discutidos con el PCP	Entendemos que deben de ocurrir por lo menos una vez al mes.

22

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
12. Incorporación de estrategias psicoeducativas en la población del IPA como mecanismo de promoción y educación	En Desarrollo		Se revisara el proceso, ver plan de trabajo	Que se continué con esta actividad según esta propuesta. Que se presente evidencia de su cumplimiento a través de métricas.	Calendarizar actividades y someter a ASES

13. Coordinar disponibilidad de Psiquiatras en Hospitales Generales y salas de emergencias médicas para consultas.	En Desarrollo		Debe de estar en pie para Enero de 2009 Se esta trabajando en la consecución de esta meta ver plan de trabajo

14. Crear un centro de atención y estabilización de 23 horas para pacientes psiquiátricos.	En Desarrollo		Debe de estar en pie para Enero de 2009 Se esta trabajando en la consecución de esta meta ver plan de trabajo

15. Nivel de conocimiento que el asegurado tiene sobre el modelo de integración	En Desarrollo		Debe de estar en pie para Enero de 2009 Se desarrollara encuesta y plan de educación. Ver plan de trabajo	Que se mida ese nivel de conocimiento Que se evalúen los resultados	Presentar resultados de la encuesta o evaluación

23

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
16. Nivel del conocimiento que tienen los PCP sobre la implantación del modelo	En Desarrollo		Debe de estar en pie para Enero de 2009 Se desarrollaran estrategias para la medición, ver plan de trabajo	Que se mida ese nivel de conocimiento Que se evalúen los resultados	Presentar resultados de la encuesta o evaluación

17.  Realización de un estudio comparativo del comportamiento de otros IPAs (que no tienen el modelo) vs el IPA 318 (seleccionado) en términos de utilización a ER, hospitalización, farmacología, que posean características similares ej. Cantidad de vidas
	En Desarrollo		Debe de estar en pie para Enero de 2009 Se revisaran los datos de utilización, ver plan de trabajo	Que se continúe con esta actividad propuesta por ASES.	Presente el informe del estudio

18. Tiene que haber presencia física del siquiatra por lo menos: una vez por semana, cada dos semanas o una vez al mes	En Desarrollo	Debe de estar en pie para Enero de 2009 Se establecerán las actividades y frecuencia del psiquiatra en el IPA, ver plan de trabajo	Necesitamos recibir la retroalimentación del uso de las hojas de comunicación entre el PCP y el Psiquiatra o proveedor de SM.

Necesitamos retroalimentación de la utilización y efectividad de la herramienta de Diseñar hoja de “Screenings Tool” entregada a los PCP’s

Que el psiquiatra coordine con el PCP la farmacoterapia que el paciente está recibiendo y determinar si una vez el Psiquiatra asesore al PCP puede el PCP continuar prescribiendo con el consentimiento del Psiquiatra.

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Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia
19. Desarrollo de iniciativas	En Desarrollo	Debe de estar en pie para Enero de 2009 Se establecerán los procedimientos para cumplir las iniciativas, ver plan de trabajo	El modelo de integración propicia un ambiente que permite que se realicen una serie de iniciativas y actividades conducentes a mejorar la calidad de la prestación de los servicios y por ende el estado de salud de los beneficiarios.

Por tal razón, como parte de la integración ASES quiere aprovechar esta oportunidad para desarrollar varias iniciativas de forma colaborativa con el MCO. Ambas organizaciones contractualmente tienen la responsabilidad de cumplir con los programas de prevención y educación (artículos XI y XII, anteriormente artículo XX). De esta forma ASES propone que:

a.     Se inicie en este IPA un proceso de cernimiento de depresión post parto utilizando la prueba auto administrable Edinburgh y los casos que arrojen alto riesgo sean referidos al Psicólogo.

b.     ASES quiere que este IPA sirva de proyecto para que aquellas embarazadas que arrojen un alto riesgo en la prueba del TWEAK sean referidas al Psicólogo.

Se debe someter evidencia a la ASES de estas iniciativas.

2a.

•     % de mujeres cernidas

•     % de mujeres que arrojan alto riesgo

•     % de mujeres referidas al Psicólogo o Psiquiatra

2b.

•     % de mujeres embarazadas cernidas

•     % de mujeres embarazadas que arrojan alto riesgo

•     % de mujeres referidas al Psicólogo o Psiquiatra

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Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte

Cumplidas/
Actividades por fase	No cumplidas/				Metricas o Parámetros a
propuestas por MBHO	En proceso	Comentarios de APS	Comentarios adicionales	Que quiere ASES que se haga	medir	Frecuencia

c.    ASES quiere que se inicie una intervención temprana en la niñez (edades de 0 a 5 años) como parte de la política pública de la Ley ___del ___. Para ello se deben cernir a todos los niños de este IPA en las edades de 18 meses y ___con el instrumento Ages & Stages Socio Emotional. Aquellos niños que arrojen alto riesgo en la prueba sean referidos al Psiquiatra o Psicólogo dependiendo del problema de desarrollo presentado (social, emocional).

d.    De la misma forma ASES quiere que se inicie un proceso de cernimiento en depresión en la población geriátrica. Para ello se recomienda la prueba de cernimiento auto administrable ___. Aquellos casos que arrojen un alto riesgo sean referidos al Psiquiatra o Psicólogo para una evaluación mas completa.
2c.

•     % de niños cernidos

•     % de niños que arrojan alto riesgo

•     % de niños referidas al Psicólogo o Psiquiatra o cualquier otro especialista.

2d.

•     % de envejecientes cernidos
•     % de envejecientes que arrojan alto riesgo

•     % de envejecientes referidas al Psicólogo o Psiquiatra o cualquier otro especialista.

26

Preguntas para la Fase II (Colocation Model)
2.	Una vez lo ve el psicólogo, psiquiatra o TS que pasa? Se establece un plan de tratamiento dependiendo de la necesidad. El paciente puede ser referido al sistema de clínicas de APS, al hospital, a otro proveedor o puede ser dado de alta por no tener criterios para el servicio.
a.	se refiere a la clínica de APS? Ver respuesta anterior.

b.	se ve al paciente en el IPA en su segunda visita? Si el paciente tiene una condición de salud mental leve, puede continuar recibiendo servicios en el IPA hasta un máximo de 6 visitas. De necesitar tratamiento adicional, se refiere a la clínica de APS.

c.	cuando se le vuelve a ver, una semana, dos semanas, un mes? Dependiendo del plan de tratamiento establecido para el paciente.

d.	se le notifica al PCP que se paciente ha sido atendido? La contestación del referido se incluye como parte del expediente del IPA del paciente.

e.	se coordina alguna prueba de medición inicial ej CBC, urinalisis, glucosa, colesterol, tiroide??? No en el IPA, pero si el paciente es referido a la clínica y si como parte de su evaluación farmacológica, es requerido, el siquiatra los ordena.
3.	Discuten el caso ambos profesionales primario y profesional de conducta? Proceso debe re-evaluarse ya que no se ha facilitado.

4.	Como saben que la condición de SF ha mejorado? Puede ser a través de la información que provee a el PCP o a través de informes de utilización. Establecer métricas y proceso de medición

5.	Qué medidas iníciales le hacen al paciente? Evaluación sico-social inicial

6.	Como monitorean la condición? A nivel individual, con el paciente a través del plan de tratamiento. Si se desea tener información de la población en general hay que establecer métricas y proceso de medición.

7.	Con que frecuencia lo citan? Dependiendo del plan de tratamiento establecido para el paciente.

8.	Quien está a cargo de la sicoterapia? El sicólogo.

9.	Se reúne el psicólogo, psiquiatra y el TS con el PCP para observar los cambios? El sicólogo y la trabajadora social están disponibles para discutir los casos con el PCP. Proceso debe re-evaluarse ya que no se ha facilitado.

10.	Que otras estrategias de intervención tienen con los pacientes? Terapias de grupo en el IPA. En la clínica, además de los servicios de salud mental en general se ofrecen actividades educativas sobre salud física.

11.	Si el paciente no acude a su cita hay alguien que le da seguimiento? El programa de manejo de caso del IPA.

12.	Han tenido casos auto referidos? Si la respuesta es sí, cuantos? Solo uno.

13.	Tienen los pacientes conocimientos de la presencia del profesional de la conducta en el IPA? El plan de comunicación con los pacientes se coordina a través del IPA.

27

Administración de Seguros de Salud
Documento del Modelo Integración en la Región Metro Norte
14.	Se lo han notificado a otros IPAs? El plan de comunicación con los IPA’s se coordina a través del MCO.

15.	Que criterios de medición van a evaluar para conocer el impacto del modelo? Establecer métricas y proceso de medición.

16.	Como los van a medir? Va a depender de las métricas y procesos establecidos

17.	Como se puede maximizar la fase II? Sugerimos que se complete la evaluación del proyecto piloto de colocación según fuera establecido con el propósito de entender los resultados. Se debe tomar en consideración los beneficios, retos y costo efectividad y el impacto que representa al Plan de Salud del Gobierno de Puerto Rico. Ciertamente estamos comprometidos con implementar los acuerdos a que se lleguen.

1.	Desarrollar estrategias de intervención no terapéuticas ej. Dialécticas, grupos de apoyo, promoción, módulos educativos — Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

2.	Encuestas de satisfacción- Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

3.	Desarrollo de Cuestionario (pre-test y post test) para conocer el estado de salud del paciente que arrojen posibles riesgos como ideas suicidas, problemas sociales, económicos, familiares, adicción, alcoholismo, obesidad, uso de cigarrillo, maltrato, violencia, conducta agresiva, desempleo, deserción escolar, etc. — Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

4.	Medir la utilización de los servicios a ER, visitas médicas, hospitalizaciones, Rx- Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

5.	Hacer análisis actuariales de costo efectividad — Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

6.	Hacer estudio comparativo con otros IPAs que no tienen el modelo y evaluar su comportamiento que tengan características similares ej cantidad de vidas, patrones de morbilidad.- Una vez se comience el proceso de transición con el nuevo MCO se procederá a planificar esta iniciativa.

28

Documentación de Procedimiento de Control de Producción

ID	DIA 05-a	Título	Procedimiento de Manejo de Cheques con Firmas Digitalizadas

Fecha	06/30/06	Preparado por	Martha Detres
Fecha Revisado	07/31/07	Revisado por	Aida Martinez

Herramientas utilizadas

Trabajos	Hr1j0030

Plataformas	Mainframe

Aplicaciones	Reclamaciones

Otros

Procedimiento
Procedimiento Manejo de Cheques con firmas digitalizadas
I.	REQUISICIÓN
A. El mensajero del área de Control de Producción del Centro de Cómputos, basándose en el inventario que lleva de las formas de cheques (esta tarea está dentro de la función del mensajero), requisa cheques personalmente (cantidad de cajas que necesita para reestablecer su inventario que no sea mayor de 15 cajas) al personal del Departamento de Tesorería.
B. El personal del Departamento de Tesorería le entrega la hoja (Inventario de Control de Cheques) (Anejo 1) debidamente cumplimentada con el número de cajas que se está autorizando a despachar (el Departamento de Tesorería mantendra copia de la hoja hasta que se reciba la misma firmada por los diferentes usuarios del proceso) y la llave de la jaula del almacén de Triple-S donde se guardan para recoger los cheques.
C. El mensajero entrega la hoja (Anejo 1) al almacén y recibe las cajas selladas de los cheques, según están desglosados en la hoja de Inventario de Control de Cheques. El personal del almacén certifica la entrega firmando dicha hoja.
D. El mensajero lleva los cheques al área de Buchanan, solicita la llave del armario de seguridad a la supervisora del área de Control de Producción, guarda los cheques en el anaquel correspondiente y entrega la Hoja a la Coordinadora de Control, quien verifica el contenido de la hoja con las cajas que se archivaron en el armario y la archiva en un expediente en el archivo del área de Control de Producción como evidencia de registro de los cheques recibidos.
E. En el próximo viaje del mensajero al edificio principal, éste devuelve la llave de la jaula del almacén donde se guardan los cheques al Departamento de Tesorería y una copia de la hoja firmada (Inventario de Control de Cheques). El oficinista de contabilidad verifica las firmas en la hoja y archiva la misma junto a la copia original en el expediente de Inventario de Cheques y el supervisor del Área de Transacciones Múltiples custodia la llave.
II.	PREPARACIÓN PARA EL PAGO
A. El Especialista de Control solicita la llave a la supervisora del área de Control de Producción o en la Oficina de Administración del Centro de Cómputos, verifica el número del primer cheque disponible en el armario en la hoja (Movimiento de Cheques en el Centro de Cómputos) (Anejo 2) y se lo informa a Apoyo Técnico en la hoja (Cheques Disponibles para el Próximo Pago) (Anejo 3).
El Especialista de Control saca del armario un estimado de los cheques que va a necesitar y devuelve la llave a la persona encargada. El estimado de cheques se hace basándose en el tipo de pago que se va a correr. De ser necesario abrir una nueva caja durante el proceso, el Especialista de Control verifica el primer y último cheque con el “label” que trae la caja y anotará sus iniciales en dicho “label”. Esta información se llena en el cuadro pequeño en la parte inferior izquierda del Anejo 2.
B. El personal de Apoyo Técnico verifica el Check Control File (archivo perpetuo en el sistema “mainframe” que guarda la numeración de los cheques que se imprimen) y prepara el set-up del pago (proceso interno del Área de Apoyo Técnico).

Documentación de Procedimiento de Control de Producción
III.	IMPRESIÓN DE CHEQUES
A. Cuando corre el proceso del pago, el Área de Control realiza el cuadre (Hoja de Cuadre Pago Reclamaciones) (Anejo 4), da el visto bueno (la señora Apolina Rivera da el visto bueno) y procede a la impresión de los cheques. (En los pagos de proveedores y Reforma se espera por el visto bueno de ambas áreas de Finanzas, quienes hacen sus cuadres y nos envían un e-mail autorizando la impresón de cheques).
B. Durante el proceso de impresión el armario deberá permanecer cerrado.
IV.	CUADRE Y ENVÍO DE CHEQUES
A. Luego de finalizada la impresión, el Especialista de Control recibe los cheques y procede con lo siguiente:
1.	Verifica la impresión de cada cheque, si encuentra problemas saca los cheques para reimpresión. Entrega a apoyo técnico la Solicitud de re-impresión de cheques (Anejo 5) con los números de los cheques cancelados para eliminarlos del sistema, la cantidad de cheques a recrear y el próximo cheque disponible para recrearlos. El personal de Apoyo Técnico prepara el “set-up” y corre el proceso. El Especialista de Contol imprime los cheques tan pronto están disponible en el “queue”.

2.	El Especialista de Control prepara la Hoja de Cuadre de Cheques Procesados (Entrega de Cheques Triple-S) (Anejo 6). De haber cheques VOID se ponchan como cancelados y se incluyen en la hoja. Los mismos se envían al Departamento de Tesorería para ser destruidos.

3.	El Especialista de Control da el visto bueno para continuar con los procesos.

4.	El Especialista de Control prepara hoja de envío de cheques al correo (Hoja de Trámite Pago Triple-S) (Anejo 7).

5.	El Especialista de Control del próximo turno continúa con el proceso.

6.	Anota en Hoja de Estatus de Control (Tareas para Seguimiento Diario) (Anejo 8) el primer y el último número de cheques de la caja abierta. Esto es un proceso interno de verificación del pago que tiene como propósito dejar la verificación y certificación del pago para el próximo turno.

7.	Solicita llaves a la supervisora del área de Control de Producción o en la Oficina de Administración del Centro de Cómputos persona encargada para devolver los cheques sobrantes al armario y abrir la valija de transportar cheques.

8.	El pago del viérnes se imprimirá y se mantendrá en un locker con llave en el área de control de producción para su manejo el lunes en la mañana, de igual forma si se procesa otro pago durante el fin de semana.

9.	El Especialista de Control procede a certificar el envío (firmando la Hoja Tareas para Seguimiento Diario), esto es, verificar nuevamente la calidad de impresión, los cuadres (verificación de la información que contienen los Anejos 6 y 7) y que estén todos los informes que se necesitan, guarda los cheques impresos en la valija con llave, en la cual serán transportados hasta el Área de Correo. Luego, entrega la llave a la Supervisora de Control de Producción persona encargada de custodiar la misma y entrega la valija al mensajero que la va a transportar a Triple-S, Inc.

Documentación de Procedimiento de Control de Producción
V.	RECIBO DE CHEQUES EN EL ÁREA DE CORREO
A. El mensajero entrega la valija de los cheques procesados al área de correo y notifica al encargado en el área de correo de la presencia de la valija de los cheques procesados con los informes de salida de caja y la hoja de control.
B. El encargado en el área de correo llama al Departamento de Tesorería para notificarle de la llegada de los cheques procesados.
C. El Supervisor del Area de Transacciones Múltiples procede a buscar la llave y se la entrega al Oficinista de Contabilidad que va a bajar al Área de Correo para abrir la valija de cheques procesados. Inmediatamente de abrir la valija procede con el cuadre del pago. El mismo consiste en verificar que los que están separados (forma contínua) sigan una secuencia. Además, verifica que los números del primer y último cheque son los mismos que se informaron en el Informe de la Salida de Caja y Hoja de Entrega de Cheques. De estar correcta procede a firmar el Anejo 6. El mensajero y la persona encargada del Departamento de Correo estarán presente durante el cuadre del pago.
D. Una vez se complete la verificación y cuadre del pago, el mensajero se lleva vacía la valija de seguridad de los cheques y el encargado en el Área de Correo lleva los cheques a la caja fuerte en espera del visto bueno del Área de Reclamaciones.
Otros (si aplica)
Anejos (si aplica)
❖	Anejo 1 — INVENTARIO DE CONTROL DE CHEQUES

❖	Anejo 2 — MOVIMIENTO DE CHEQUES EN EL CENTRO DE COMPUTOS

❖	Anejo 3 — CHEQUES DISPONIBLES PARA PROXIMO PAGO

❖	Anejo 4 — HOJA DE CUADRE PAGO RECLAMACIONES

❖	Anejo 5 — SOLICITUD DE RE-IMPRESION DE CHEQUES

❖	Anejo 6 — ENTREGA DE CHEQUES TRIPLE-S

❖	Anejo 7 — HOJA DE TRAMITE PAGO TRIPLE-S

❖	Anejo 8 — TAREAS PARA SEGUIMIENTO DIARIO

Documentación de Procedimiento de Control de Producción
Anejo 1- Dia05-a
     Se utiliza como conduce para recoger los cheques del almacén.
INVENTARIO CONTROL DE CHEQUES
AIDA MARTINEZ
CONTROL
MARISEL ESPADA
TESORERIA
ENTREGA DE CHEQUES RECLAMACIONES TRIPLE-S

NUMERO CAJA	DESDE	HASTA	CANTIDAD

PREPARADO POR:                                          FECHA:
(Tesoreria)
ENTREGADO POR:
(Almacén)
RECIBIDO POR:
(Mensajero C.Computos)
VERIFICADO POR:
(Control de producción)

Documentación de Procedimiento de Control de Producción
ANEJO 2 – Dia05-a
Se utiliza para mantener un inventario de los cheques que se mueven del armario.

FECHA	SECUENCIA DEL PAGO		TOTAL			PROXIMO	FIRMA
CICLO	DESDE	HASTA	CKS.	VOIDS	# CAJA	CHEQUE	CNTL

SECUENCIA
# CAJA	DESDE	HASTA

Documentación de Procedimiento de Control de Producción
ANEJO 3 — Dia05-a
-Se informa por escrito a apoyo técnico el número de cheque para el set-up.
misc03
INTERACTIVE SYSTEMS, INC.
AREA DE CONTROL
CHEQUES TRIPLE — S
FECHA:
CHEQUES DISPONIBLES PROXIMO PAGO TRIPLE-S

CAJA NUM.	1ER. CHEQUE

ULTIMO CHEQUE

TOTAL DE CHEQUES
PREPARADO POR:

Documentación de Procedimiento de Control de Producción
ANEJO 4 — Dia05-a
Hoja de cuadre de los procesos del pago.
Interactive System, Inc.
HOJA DE CUADRE PAGO RECLAMACIONES
     dia05

JOB NAME		Desde Hasta Cks.	FECHA DEL CICLO:

HR1J0010	A	HR1R0201 PAYMENT SELECTION STATISTISC REPORT
		LINEA — TOTAL AMOUNT SELECT FOR PAYMENT				$—

		LINEA — AMOUNT PENDING FOR PAYMENT		(+	)

		LINEA — AMOUNT READY TO PAY		(=	)	$—

* SE SUMA O SE RESTA LA CANTIDAD

HR1J0030	B	HR1R0030 — TOTAL IMPORTE				$—

		HR1R0605 LINEA — CANTIDAD A PAGAR TOTAL FIN.		(+	)	$—

		HR1R0201 LINEA — AMOUNT PENDING FOR PAYMENT		(+	)	$—

		Total		(=	)	$—

HRFJ6001		HRFR6003 Cantidad adicinal para pago (Pago de reforma)		(-)		$—

		TOTAL dif.	$—	(=	)	$—

HR1J9000	C	HR0R4416 — RECLAMACIONES PEND. DE PAGO PROVEEDORES
LINEA — TOTALES FINALES ( 1RA. CANTIDAD )

HR1J0050		HR1R0801 — Cuadrar con este informe cuando es pago sin edito

		LOS TOTALES A, B Y C DEBEN SER IGUALES PARA DAR EL VISTO BUENO PARA LA IMPRESION DE LOS CHEQUES.		OK impresión

HR1J0030	D	HR1R0700 INTERESES PAGADOS

HR1J0030		HR1R0030 — IMPORTE OK - 30

HR1J0034 - 36		HR1R0034 — IMPORTE OK - 34

		ESTOS DOS TOTALES TIENEN QUE SER IGUALES. DIF:				$—

HR8JWKLY		DE TENER DIFERENCIA Y ES VIERNES VERIFICAR: INFORME HR8R0023

FINAL — FECHA — COLUMNA DEL MEDIO — CANTIDAD AJUSTE

HR1J2000	E	HR1R0603 TOTAL — NUM. CHEQUES / CANTIDAD

HR1J0030	F	HR1R0030 (final) — TOTAL DE PAGO

HAFJCAJA	G	HARD2020 — TOTAL FINAL

HR1JSCEX	H	HARD2020 — TOTAL FINAL

HABJBANK	I	HABRCNTL — CANTIDAD

* LOS TOTALES DEBEN SER IGUALES EN E, F, G, H, I .

FECHA:			FIRMA:

Documentación de Procedimiento de Control de Producción
ANEJO 5 — Dia05-a
Se da apoyo técnico los datos necesarios para recrear cheques misc02

INTERACTIVE SYSSTEMS, INC.
Area de control
Solicitud de re-impresión de cheques:

Cheques void:	desde	hasta

	desde	hasta

	desde	hasta

	desde	hasta

	desde	hasta

	desde	hasta

	desde	hasta

Cantidad de cheques void:

Próximo cheque disponible:

Solicitado por :	Fecha/hora :

Procesado por :	Fecha/hora :

Documentación de Procedimiento de Control de Producción
ANEJO 6 — Dia05-a
Se cuadra los cheques utilizados incluyendo los dañados en el proceso.

Marisel Espada
Departamento de Tesorería
Aida L. Martínez Torres
Interactive System, Inc.
ENTREGA DE CHEQUES TRIPLE-S
FECHA DE PAGO:
CHEQUES IMPRESOS

DESDE:	HASTA:	CANTIDAD:

DESDE:	HASTA:	CANTIDAD:

DESDE:	HASTA:	CANTIDAD:

CHEQUES VOID

DESDE:	HASTA:	CANTIDAD:

DESDE:	HASTA:	CANTIDAD:

DESDE:	HASTA:	CANTIDAD:

Preparado por:	Control — Fecha	Hora

Recibido por:	Tesorería — Fecha	Hora

Recibido por:	Correo — Fecha	Hora

Entregado por:	Mensajero — Fecha	Hora

Documentación de Procedimiento de Control de Producción
ANEJO 7- Dia05-a
- Se resume el envío del pago al correo con los informes correspondientes para procesarlo.
dia01
Interactive Systems, Inc.
Centro de Cómputos
Área de Control
HOJA DE TRAMITE Y ENTREGA DEL PAGO TRIPLE S

Fecha del ciclo: ___/___/___	Fecha de pago: ___/___/___

Informe	Usuario	Descripción del informe	Incluído

Cheques	Tesoreria	Cks. — Total: Cajas

HR1R0602	Correo	EOB — Pags. Cajas

HR1R0604	Correo	EOB — Pags. Cajas

HARD2020	Tesoreria	Registro diario de cheques

HARD2021	Correo	Registro diario de cheques

Enviado por:	Control — Fecha	Hora

Recibido por:	Correo — Fecha	Hora

Entregado por:	Mensajero — Fecha	Hora

Documentación de Procedimiento de Control de Producción
ANEJO 8 — Dia05-a
-Se certifica el envío de cheques y se anota el número de cheque disponible para el próximo pago.

misc01	TAREAS PARA SEGUIMIENTO DIARIO
Area de Control
Fecha

	TAREA	INICIALES

Primer Turno

Verificar Turn-Over (Cuadres y Tareas Realizadas)

Verificar Status Producción Diaria

Verificar Status de transmisiones /peticiones

Cotejar trabajos en Schedule

Certificar envio de cheques (guardar cheques)

Cuadre de Crossover (COBA) ( 1ra. parte)
Cheques disponibles Caja num.
Sec. a _ Total

Cuadre de ITS

***	Anotar total cajas : Forma Standard

Cheques

Facturas

Hojas Correcciones

***	(Esta tarea se hará solamente Lunes, Miércoles y Viérnes)

Segundo Turno

Entregar Support Set-Up Cheques Triple S

Cuadres de data (APPLICA)

Verificar Status de transmisiones / peticiones

Cuadre de Crossover (COBA) ( 2da. parte)

Tercer Turno

Entregar hojas de cuadres completadas al 1er turno

Cuadre de pago y certificar calidad de cheques

Producción de ID CARDS

Cuadre transmisión HR0JCOBA (bisemanal-martes)

Certificar envio de producción ITS

Trabajos con prioridad (ITSJSF20 -ITSJNF20)

Guías para casos de cubierta especial y riesgos asumidos
por ASES en vigor a partir del 1ro. de noviembre de 2008
A continuación se describe el procedimiento para aquellos casos en que el asegurado es diagnosticado con alguna condición que son parte del riesgo asumido por ASES.
Aunque el asegurado tenga una condición considerada como riesgo asumido de ASES, es de suma importancia que se mantenga la coordinación del cuidado por lo cual el médico primario debe continuar brindando toda la atención médica necesaria de aquellas condiciones de salud que no corresponden a este riesgo.
Es importante conocer cuando la condición médica detectada, llena los criterios para clasificarse como caso de cubierta especial. Sólo los casos de cáncer, VIH/SIDA, enfermedad crónica renal en etapa 3, 4 y 5, fibrosis quística, obstetricia, niños con necesidades especiales de salud, trasplantes de órganos, esclerosis múltiple, escleroderma sistémica, hemofilia y lupus eritematoso sistémico requieren ser registrados con un formulario diseñado para ésto. Las definiciones y criterios de cada condición se detallan en este documento.
Si la solicitud de registro en la cubierta especial se realiza dentro de los primeros 120 días de efectuada la(s) prueba(s) y procedimientos que confirmaron el diagnóstico, la efectividad de la cubierta será a la fecha de efectuarse las mismas. Si el IPA o el PCP se exceden de los 120 días en solicitar el registro, la efectividad será de 90 días previo a la solicitud.
ACCIDENTES CEREBROVASCULARES AGUDOS (CVA)
Los servicios prestados durante una hospitalización o visita a sala de emergencias de un asegurado con este diagnóstico serán riesgos de ASES El seguimiento médico y de rehabilitación de este asegurado, una vez es dado de alta del hospital, es riesgo de la IPA.
No es requisito registrar a estos asegurados.
AFÉRESIS TERAPÉUTICA
Los procedimientos de aféresis terapéutica estarán incluidos en los riesgos asumidos por ASES. Estos procedimientos requieren precertificación a través de Manejo y Apoyo Clínico de Triple-C, Inc., vía fax al (787) 774-4835.
No es requisito registrar a estos asegurados.
AMBULANCIAS
Los servicios de ambulancia para transporte de emergencias, sea terrestre o aérea, son riesgos asumidos de ASES y no requieren precertificación. El transporte de asegurados a citas médicas o al hogar, cuando es dado de alta del hospital, no está cubierto por el Plan de Salud del Gobierno de Puerto Rico. Algunos casos son precertificados a través del Programa de Manejo y

1

Apoyo Clínico, como por ejemplo; Asegurados recibiendo servicios de terapia intravenosa (IVF) o ventilación mecánica en el hogar. Los criterios utilizados para la precertificación son detallados en la carta circular M0305P03 del 2 de mayo de 2003.
CÁMARA HIPERBÁRICA MULTIPLAZA
El pago por la utilización de la cámara hiperbárica multiplaza y el servicio médico asociado a ésta son riesgos asumidos de ASES. Este servicio requiere preautorización a través de Manejo y Apoyo Clínico vía fax al (787) 774-4835. Los servicios de emergencia podrán ser enviados posterior al servicio, el próximo día laborable, para procesar la autorización de los mismos.
CÁNCER
Los servicios cubiertos para el tratamiento de cáncer para los asegurados con este diagnóstico comenzarán a considerarse riesgos de ASES desde el momento en que se realice la toma de la muestra que confirme el diagnóstico. La hospitalización y el procedimiento para realizar el diagnóstico se considerará riesgo de ASES. Esta cubierta dependerá de que el asegurado sea incluido en nuestro Registro de Cáncer y se extenderá hasta que se complete el tratamiento con quimioterapia y radioterapia. En casos donde no pueda obtenerse una confirmación por patología serán considerados mediante los estudios especializados realizados, a discreción de Triple-S, Inc.
Los diagnósticos de cáncer de piel y carcinoma in situ sólo se considerarán como cubierta especial al momento de la cirugía. Los casos de cáncer de piel como melanoma invasivo, o los de células escamosas con evidencia de metástasis o que por su extensión requieran radioterapia y/o cirugía reconstructiva, serán incluidos en la cubierta por el tiempo que dure la radioterapia o se complete el procedimiento quirúrgico.
Una vez que el tumor se elimina, no exista evidencia de metástasis, haya remisión o no exista la necesidad de continuar con tratamientos de quimioterapia y radioterapia, los servicios dejarán de considerarse riesgos de ASES. Los casos de asegurados que hayan sido diagnosticados en el pasado con cáncer y estén libres de enfermedad al presente, no se consideran como riesgos de ASES (ej. asegurado con cáncer de colon en 1989, que se le practicó una colostomía). El seguimiento por el oncólogo, cirujano, etc. de asegurados en remisión, será riesgo de la IPA.
Es necesario que al solicitar el registro de un asegurado con diagnóstico de cáncer, se envíe la hoja de registro completada con copia de los resultados de patología, otros estudios que confirmen el diagnóstico, la información del tratamiento recomendado y el tiempo que lo estará recibiendo. Si no se provee toda esta información, el asegurado se registrará temporalmente por cuatro (4) meses, mientras la IPA o el especialista nos envía la información necesaria para el registro definitivo. El registro puede ser solicitado por el médico primario, cirujano, ginecólogo, urólogo, oncólogo o radioterapeuta a cargo del asegurado y enviarse a través del facsímile, (787) 774-4837.
Los casos de reactivación se registraran a la fecha de la evidencia de reactivación de la condición (ej: evidencia de aparición de metástasis mediante biopsia o estudio que confirme el diagnóstico) hasta un máximo de seis (6) meses previo a la fecha de solicitud, lo que sea menor.
La quimioterapia y radioterapia para cáncer son riesgos de ASES, esté el asegurado registrado o no.

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CIRUGÍAS CARDIOVASCULARES
Se consideran riesgos de ASES, los procedimientos invasivos como cateterismos, angioplastías, marcapasos y todas las cirugías cardiovasculares y periferovasculares, así como la porción de la hospitalización asociada a estos procedimientos (ej; la hospitalización de un asegurado por un diagnóstico de infarto de miocardio que durante el 5to día se le realiza un cateterismo será riesgo de ASES solo el día asociado al cateterismo). La clasificación de caso de cubierta especial termina cuando el cirujano da de alta del hospital donde fue realizada la cirugía o procedimiento al asegurado.
Una vez de alta, el seguimiento por el cardiólogo y los medicamentos recetados no son parte de la cubierta especial. Este seguimiento debe continuar a través del médico primario y del cardiólogo consultor.
Algunos de los procedimientos cardiovasculares invasivos y cirugías cardiovasculares requieren precertificación a través del Programa de Precertificaciones de Triple-C, Inc. En los casos electivos, esta precertificación debe gestionarla el médico primario del asegurado. Sólo en aquellos casos en que, como resultado de una emergencia, se desarrollan síntomas que requiere un procedimiento o una intervención quirúrgica de emergencia, el cirujano cardiovascular, el cardiólogo o el hospital, será quien gestionará la precertificación a través del Centro de Llamadas de Precertificaciones de Triple-C, Inc. al 1-800-322-4384.
No se requiere llenar solicitud de registro en estos casos, los mismos se identifican por los códigos de las cirugías y procedimientos realizados.
CIRUGIAS MAXILARES
Los procedimientos realizados por los cirujanos maxilofaciales con códigos de CPT relacionados a reconstrucción de maloclusión dental o corrección de mordida, serán riesgos de ASES y requieren precertificación a través del Departamento de Reclamaciones Dentales de Triple-S, Inc. La solicitud y los documentos requeridos deben ser enviados al apartado postal 383628, San Juan, Puerto Rico 00936-3628 a la atención del Departamento indicado.
DENTAL Y MEDICAMENTOS DEL FORMULARIO DENTAL RECETADOS POR DENTISTAS
Los procedimientos definidos en el Manual CDT e incluidos en la cubierta dental definida por ASES. Los medicamentos incluidos en el formulario dental que hayan sido recetados por un dentista serán riesgos de ASES. Los antibióticos serán despachados hasta cinco (5) días y los analgésicos hasta tres (3) días.
EMERGENCIAS Y HOSPITALIZACIONES PARA EL TRATAMIENTO DE CONDICIONES RESULTANTES DE DAÑOS AUTOINFLIGIDOS O FELONÍAS REALIZADAS POR EL ASEGURADO
Los servicios de emergencia y hospitalizaciones resultantes de esta emergencia con códigos diagnósticos E950.0 a E989.0 serán riesgos de ASES. Los asegurados no requieren ser registrados ya que las reclamaciones de servicios con los códigos diagnósticos y el lugar de servicio serán identificados por sistema. Los servicios de sala de emergencia y hospitalización de los casos rechazados por ACAA están incluidos bajo la cubierta especial.

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ENFERMEDAD RENAL CRÓNICA
Los casos de asegurados con enfermedad renal crónica son clasificados en etapas del 1 al 5 por su Tasa Filtrado Glomerular (GFR).

Nivel 1	GFR mayor de 90
Nivel 2	GFR entre 60 y 89
Nivel 3	GFR entre 30 y 59
Nivel 4	GFR entre 15 y 29
Nivel 5	GFR menor de 15
Las visitas al nefrólogo y algunos laboratorios relacionados (urianálisis, albumina, bilirrubina, calcio, dióxido de carbono, cloro, creatinina, glucosa, fosfatasa alcalina, fósforo inorgánico, potasio, proteínas totales, sodio, enzimas hepáticas y bun) a la condición renal de los asegurados en el nivel 3 y 4 son considerados riesgos de ASES. Los asegurados del nivel 5 serán cambiados a las IPAs renales y todos los servicios del asegurado en estas IPAs son riesgos de ASES.
Es importante el monitoreo continuo de los pacientes a riesgo de esta condición para la identificación temprana y registro de éstos, previo a comenzar diálisis.
La cirugía necesaria para realizar la fístula requerida para la hemodiálisis y la inserción de catéteres para diálisis se consideran parte del riesgo de ASES, aún cuando el asegurado no esté registrado. Una vez realizada la fístula, aún cuando el asegurado no haya comenzado diálisis, puede ser suscrito en una IPA renal.
En los casos de fallo renal agudo que recuperan su función renal, sólo se considerará riesgo de ASES el procedimiento de diálisis peritoneal o hemodiálisis.
La diálisis peritoneal y la hemodiálisis se consideran riesgos de ASES, aún cuando el asegurado no haya sido registrado en una IPA renal.
Una vez se autoriza el Registro por Condición Renal Crónica, el asegurado recibe una notificación por correo, indicándole los cambios en su cubierta o cambio de IPA a una de las IPAs Renales.  El cambio de IPA será efectivo el mes en que se efectúa la solicitud del cambio. De este momento en adelante, la IPA cesa de recibir el pago per cápita correspondiente a este asegurado.  Los servicios recibidos por el asegurado, previo al cambio de IPA o registro del asegurado, son riesgos de la IPA, excepto los relacionados directamente con la diálisis. Los servicios ambulatorios, no de emergencia, que se les brinde a estos asegurados en la IPA Renal, tienen que coordinarse mediante referido del nefrólogo, quien pasará a ser el médico primario de estos asegurados.
Los requisitos para otorgar la cubierta renal dependen del GFR:

GFR = 186 x (PCr)-1.154 x (age)-0.203 x (0.742 if female) x (1.210 if black)
De necesitar información adicional con respecto a la formula, recomendamos la página electrónica del National Kidney Foundation (www.kidney.org).
El médico primario, el nefrólogo o el centro renal debe completar el formulario de Registro de

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Cubierta Especial y debe incluir: Copia de laboratorio que evidencie la creatinina, edad y sexo. En caso de ser de mujer y/o de raza negra se debe especificar, pues esta información se utiliza para calcular el GFR. En los casos que aplique debe acompañar copia de la forma HCFA #2728.  Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
ESCLERODERMA SISTÉMICA
Los asegurados diagnosticados con esta condición, son riesgos de ASES una vez sean incluidos en el Registro de Cubierta Especial. Estos asegurados deben ser registrados a través del Departamento de Manejo y Apoyo Clínico con la evidencia de las pruebas diagnósticas y biopsia de piel, consulta con dermatólogo, consultas y pruebas realizadas con neumólogo y/o reumatólogo que confirman la condición. Se continuará pagando la porción del pago per cápita del médico primario a la IPA para que el médico primario pueda seguir ofreciendo los servicios médicos necesarios a estos asegurados. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
ESCLEROSIS MÚLTIPLE
Los asegurados diagnosticados con esta condición, son riesgos de ASES una vez sean incluidos en el Registro de Cubierta Especial. Estos asegurados deben ser registrados a través del Departamento de Manejo y Apoyo Clínico con la evidencia del diagnóstico Se continuará pagando la porción del pago per cápita del médico primario a la IPA para que el médico primario pueda seguir ofreciendo los servicios médicos necesarios a estos asegurados.
La evaluación para realizar el diagnóstico debe incluir en todos los casos, MRI del cerebro, de ser necesario MRI de cordón espinal, tipo de esclerosis múltiple certificada por neurólogo y pruebas de laboratorios que descartan otras enfermedades con síntomas similares. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
ESTUDIOS DE MEDICINA NUCLEAR
Los estudios de Medicina Nuclear (códigos 78000 @ 79999) y los contrastes fármaco-radiológicos necesarios para realizar los estudios serán riesgo de ASES. Continuará el requisito de precertificar para algunos de éstos a través del Programa de Precertificaciones de Triple-C, Inc. al 1-800-322-4384.
FIBROSIS QUÍSTICA
Todos los servicios médicos de asegurados con evidencia de diagnóstico de fibrosis quística registrados en cubierta especial se consideran riesgos de ASES. Estos casos deben ser registrados a través del Departamento de Manejo y Apoyo Clínico por el pneumólogo, pediatra o médico primario que le brinde los servicios médicos al asegurado. Debe completar el Formulario de Cubierta Especial y acompañarlo de la evidencia de la condición (prueba de sudor, tratamiento y certificación del neumólogo). Por estos casos, la IPA no recibirá pago per cápita y su médico primario pasará a ser el neumólogo. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.

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HEMOFILIA
El tratamiento con factor antihemofilico para los asegurados con hemofilia se considera riesgo asumido de ASES. Para el registro de estos asegurados deben enviar una certificación de las Clínicas de Hemofilia que evidencie la condición. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
INTENSIVO NEONATAL (NICU)
Todos los casos de bebés con criterios de admisión a las Unidades de Cuidado Intensivo Neonatal (NICU), se consideran riesgos de ASES. Una vez que se da de alta de NICU al bebé, cesa de considerarse riesgo de ASES. El seguimiento médico continuará a través de su médico primario y los otros profesionales especialistas y subespecialistas que sean consultados.
No es requisito registrar a estos asegurados, los mismos son identificados por medio de los códigos relacionados a la facturación del Intensivo Neonatal y el per diem de cuidado crítico de neonatología.
INTENSIVO PEDIÁTRICO (PICU) Y DE ADULTOS (ICU)
Todos los servicios hospitalarios cubiertos a los asegurados en las unidades de Cuidado Intensivo de Pediátrico y de Adultos serán riesgos de ASES. Una vez el asegurado cumple con los criterios médicos para ser trasladado a otro nivel de cuidado se considerará riesgo de la IPA.
No es requisito registrar a estos asegurados, los mismos son identificados por medio de los códigos relacionados a la facturación del Intensivo.
LABORATORIOS DE CITOGENÉTICA
Los laboratorios de citogenética son riesgo asumido por ASES. Los códigos que corresponden a este tipo de laboratorios son 88230 @ 88299.
No es requisito registrar a estos asegurados, los mismos se identifican por los códigos antes descritos.
LITOTRICIA
El procedimiento de litotricia, tanto la parte institucional como la porción de servicios médicos, es un riesgo asumido por ASES. Este procedimiento requiere precertificación, la cual debe gestionarse a través del Centro de Llamadas de Precertificaciones de Triple-C, Inc. al 1-800-322-4384.
No es requisito registrar a estos asegurados, los mismos son identificados por medio de los códigos relacionados a la facturación del procedimiento.

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LUPUS ERITEMATOSO SISTÉMICO
Todos los servicios brindados a los asegurados con diagnóstico de Lupus Eritematoso Sistémico son riesgos de ASES. Deberán ser registrados en la cubierta de condiciones especiales. Para registrar el asegurado, el PCP o especialista deberá enviar evaluación de reumatología y resultados de laboratorios de ANA Test y DS-DNA. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
MA-10
ASES asumirá el gasto de las reclamaciones incurridas por servicios prestados a aquellos asegurados certificados como elegibles por Asistencia Médica y ASES y que a la fecha del servicio no han completado el proceso de suscripción con Triple-S, Inc.
El asegurado certificado para Triple-S, Inc, es aquel que ha completado el proceso de suscripción. Cuando el asegurado complete este proceso escogiendo una IPA, las reclamaciones de la cubierta básica serán riesgo de la IPA.
MAMOGRAFIAS
Las mamografías de cernimiento y diagnósticas forman parte del riesgo asumido por ASES.
MEDICAMENTOS ESPECIALES
Los siguientes medicamentos forman parte del riesgo asumido por ASES:

Antivirales para HIV *	Tobi
Quimioterapias para cáncer **	Pulmozine
Medicamentos de Hemofilia	Epogen, Procrit, Aranesp
Sandostatin	Neupogen
Desmopresina (DDAVP)	Neumega
Copaxone	Synagis
Rebif	Agrylin
Betaseron	Inmunosupresores
Avonex	Carnitol *
Hormona de crecimiento	Gammaglobulina
Botox	Remicade
Cerezyme	Pentamidine
Thalomid	Leucovorin *
Casodex	Aromasin
Fareston	Megace *
Faslodex	Vesanoid
Eulexin	Arimidex *
Hydrea *	Femara
Rilutek	Nolvaldex *
Phoslo *	Calciferol *
Renagel	Rocaltrol *
Sensipar

*	No requieren precertificación.

**	Algunas quimioterapias requieren precertificación.

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La precertificación de los mismos debe gestionarse a través del Departamento de Manejo y Apoyo Clínico mediante el fax (787) 774-4826.
NEUROCIRUGÍA
Todas las neurocirugías son clasificadas como riesgos de ASES. Esta clasificación termina cuando el asegurado es dado de alta del cuidado por el neurocirujano en el hospital. El seguimiento médico de los profesionales y especialistas, posterior al alta del asegurado no es parte del riesgo de ASES y debe ser coordinado a través del médico primario.
No es necesario el registro de estos asegurados, los mismos son identificados por medio de los códigos de las neurocirugías efectuadas.
Una vez se determina que el asegurado requiere una neurocirugía, el médico primario enviará el referido a facilidades y los referidos necesarios para el proceso de preadmisión (referido, laboratorios, radiografía y cernimiento pre-operatorio).
Las admisiones de neurocirugías que requieran ser admitidas desde la sala de emergencia, se registran a través del SES WEB, como cualquier otra admisión a través de sala de emergencia.
NIÑOS CON NECESIDADES ESPECIALES DE SALUD
Triple-S, Inc. tendrá disponible un Programa de Manejo de Casos para pacientes pediátricos. El requisito para cualificar es que tengan múltiples condiciones médicas que requieran visitas frecuentes a más de dos especialistas (4 o más visitas por especialista al año). La enfermera encargada del manejo de esta población será responsable de garantizar el acceso del asegurado a los especialistas, pruebas diagnósticas y tratamiento médico necesario. Se evaluará de acuerdo a la cubierta del Plan de Salud del Gobierno y al Formulario de Medicamentos. El riesgo financiero de los servicios ofrecidos a esta población será de la IPA hasta alcanzar el stop loss.
Todos los servicios médicos para asegurados en nuestro Registro de Niños con Necesidades Especiales de Salud son riesgos de ASES. La IPA recibirá el subfondo del médico primario en su pago per cápita, ya que continuará siendo el coordinador de los servicios primarios. Las visitas al médico primario continuarán registrándose como encuentros. El médico primario será responsable de proveerle al niño el cuidado preventivo de acuerdo a la edad, recetas, precertificaciones y referidos (de laboratorios, estudios, especialistas, cirugías electivas, etc) que el niño necesite aunque éstos no serán descontadas de su pago per cápita. Para incluir un niño en este registro debe completar el Formulario de Registro de Niños con Necesidades Especiales de Salud con la siguiente información:
•	Evidencia de condición médica de acuerdo a la lista de diagnósticos de niños con necesidades especiales de salud
•	Laboratorios pertinentes a la condición
•	Cirugías pendientes para corregir la condición
•	Tratamiento farmacológico actual

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La determinación de incluir el niño en el registro se realizará tomando en consideración la edad (hasta los 21 años), diagnósticos y cirugías pendientes. Estos documentos deben enviarse a través del fax (787) 774-4835 al Departamento de Manejo y Apoyo Clínico.
El registro se realizará a la fecha en que se realiza el diagnóstico o tres (3) meses retroactivos a la fecha de envío del registro, lo que sea menor.
OBSTETRICIA
Los beneficios de maternidad provistos a las beneficiarias del Plan de de Salud del Gobierno de Puerto Rico suscritas con Triple-S, Inc. y registradas como embarazadas, son riesgos asumidos por ASES. Triple-S cuenta con un proceso electrónico para el registro de embarazadas del Plan de Salud del Gobierno de Puerto Rico. Mediante este proceso el obstetra podrá realizar el registro a través de nuestra página de Internet www.ssspr.com/sesweb. Esto permitirá entregarle la carta de certificación de registro a la asegurada en la primera visita para que pueda realizarse las pruebas de laboratorio y buscar sus medicamentos sin necesidad de la autorización o referido del médico primario.
En caso de que el obstetra no tenga acceso a Internet, deberá completar el Formulario de Registro de Casos de Obstetricia y enviarlo vía fax (787-774-4835 para Reforma y al 787-774-4836 para Medicare Advantage) o a la dirección de correo electrónico cubiertasespeciales@ssspr.com.
Una vez se registra el caso, se enviará por correo una certificación de obstetricia a la asegurada. Una vez registrada, todos los servicios médicos cubiertos serán riesgos de ASES. El obstetra solo podrá recibir pago por la visita inicial obstétrica y no por las subsiguientes, si la asegurada no está registrada. Esta visita inicial se considerará siempre riesgo de ASES.
Los procedimientos obstétricos que requieren ser precertificados por Triple-S, Inc. a través del Centro de Llamadas de Precertificaciones de Triple-C, Inc. (1-800-322-4384) son los siguientes:

• Sonogramas obstétricos en oficina del obstetra	• “Biophysical profile”
• Sonografía endovaginal en oficina	• “Non-stress test” en oficina
Los medicamentos fuera del formulario de Obstetricia y las cirugías electivas durante el embarazo deben ser precertificados a través del Departamento de Manejo y Apoyo Clínico. Debe completar el formulario de solicitud de precertificación y enviarlo vía fax al (787) 774-4835.
Los casos de esterilizaciones fuera del parto serán responsabilidad de la IPA, por lo que deberán ser evaluados por ésta para autorización posterior al parto. La IPA no recibirá pago per cápita por esta asegurada durante el tiempo que esté registrada.
Los niños recién nacidos mientras tengan el contrato de la madre y hasta que termine el registro de obstetricia (41 días posterior a la fecha estimada de parto), serán riesgos de ASES. Se pagará el pago per cápita del recién nacido una vez la madre salga del registro y/o el recién nacido sea certificado por la madre, lo que ocurra primero.

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POST TRASPLANTES DE ÓRGANOS
Todos los servicios cubiertos a asegurados post trasplantes de órganos son riesgos de ASES. Los asegurados post trasplantes de riñón serán incluidos en el registro de asegurados con enfermedad crónica renal o en IPAs renales. Los asegurados post trasplantes de corazón, hígado, pulmón y médula ósea serán incluidos en un registro especial para trasplantados. La IPA deberá enviar evidencia médica del trasplante y de los inmunosupresores que utiliza el asegurado. El registro terminará cuando el asegurado no utilice más inmunosupresores. Todos los servicios médicos de estos asegurados, mientras estén registrados serán riesgos de ASES. Deben recordar que el procedimiento para realizar un trasplante de órgano no está cubierto por el Plan de Salud del Gobierno de Puerto Rico. Deben enviar el Formulario de Registro al fax (787) 774-4835.
PRÓTESIS
Las siguientes prótesis están cubiertas y forman parte del riesgo asumido por ASES:

•	Marcapasos	•	Prótesis de extremidades*
•	Válvulas cardíacas y neuroquirúrgicas	•	Prótesis de ojo
•	Bandeja ortopédica de instrumentación para escoliosis, (tornillos, clavos y varillas) y reemplazo de articulaciones	•	Hueso de cadáver*

*	La precertificación de las mismas debe gestionarse a través del Centro de Llamadas de Precertificaciones de Triple-C, Inc. al 1-800-322-4384.
Triple-S, Inc. sólo reembolsará el costo de la prótesis al proveedor, por lo cual, la factura deberá estar acompañada de la evidencia de este costo.
El cargo por el lente intraocular no se considera un riesgo de ASES y recae en la responsabilidad de la IPA. Este servicio es facturado directamente por el Centro de Cirugía Ambulatoria.
RADIOCIRUGÍAS
El procedimiento de radiocirugía es riesgo asumido por ASES y requiere precertificación a través del Departamento de Manejo y Apoyo Clínico vía fax (787) 774-4837. La precertificación puede ser gestionada por el médico primario, el neurocirujano o la facilidad que va a realizar el procedimiento.
Para la evaluación de los casos se requiere enviar:

•	Consulta de radioterapia y neurocirujano	•	Resultado de venograma (si aplica)
•	Resultado de MRI que evidencie el tamaño de la lesión	•	Escala de Karnofski (KPS)
No es necesario registrar estos casos como cubierta especial, ya que los servicios son identificados por sus códigos de procedimientos.

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SALUD MENTAL
Todos los servicios de salud mental quedan excluidos de la cubierta de Triple-S, Inc. para los asegurados del Plan de Salud del Gobierno de Puerto Rico. Estos servicios serán brindados por American Psych System (APS). Los medicamentos psicotrópicos continuarán siendo riesgo del médico primario cuando éste o cualquier médico del IPA firme la receta. La evaluación de asegurados para descartar condiciones físicas será riesgo de la IPA. Esto incluye laboratorios y estudios requeridos para las evaluaciones a niños con sospecha de ADD o Hiperactividad, las evaluaciones de pacientes con sospecha de demencias, el tratamiento no psiquiátrico para éstas y las visitas a Sala de Emergencia de asegurados con síntomas (ejemplo: dolor de pecho) aunque el diagnóstico final sea uno de salud mental. En estos casos la intervención de la Sala de Emergencia u Hospital se limita a descartar una condición de salud física y no está dirigida al tratamiento de la condición psiquiátrica. La evaluación de asegurados para descartar condiciones físicas será riesgo de la IPA. Las pruebas diagnosticas tales como: electroencefalogramas, CT Scan, MRI, únicamente cuando son referidas por un siquiatra, serán riesgo de ASES.
TUBERCULOSIS
Los servicios de hospitalización, antibióticos para tratamiento de tuberculosis y consultas al neumólogo relacionados al tratamiento de asegurados con el diagnóstico de Tuberculosis son riesgos de ASES.
No es requisito registrar a estos asegurados.
VACUNAS
El incentivo de $4.00 que se ofrece a las IPAs por la administración de las vacunas indicadas en el esquema de vacunación del Departamento de Salud, es un riesgo asumido por ASES. Este servicio puede ofrecerse y facturarse a Triple-S, Inc. para cualquier suscriptor, irrespectivo de la IPA a la que pertenezca y sin mediar referido médico. Se facturará la administración de una sola vacuna aunque ésta contenga varios antígenos (Ej. DPT).
El incentivo no aplica a los asegurados Medicare A y B, ya que Medicare cubre el costo y la administración de las vacunas. Las vacunas que no son parte del esquema de vacunación del Departamento de Salud y son médicamente necesarios serán riesgo de la IPA.
VIH + / SIDA
Los asegurados VIH positivos deben ser registrados con evidencia de prueba de VIH positiva confirmada por la prueba de Western Blot. Los asegurados con SIDA deben ser registrados con CD-4 menor de 200 o evidencia de enfermedad oportunista. El registro se realizará a la fecha del laboratorio o tres (3) meses previos a la solicitud del registro lo que sea menor. Todos los servicios médicos ofrecidos a este asegurado posterior al registro serán riesgos de ASES. Los asegurados en tratamiento con medicamentos antiretrovirales serán identificados mensualmente e incluidos en el Registro de VIH/SIDA.
Los medicamentos antiretrovirales inhibidores de la transcriptasa y las hospitalizaciones con los

11

siguientes diagnósticos serán asumidos bajo el riesgo de ASES, aún cuando el asegurado no haya sido registrado:
•	Candidiasis esofágica o en bronquio, tráquea o pulmón
•	Cáncer cervical invasivo
•	Coccidioidomycosis diseminado o extrapulmonar
•	Cryptococcosis extrapulmonar
•	Cryptosporidiosis intestinal crónica (más de un mes de duración)
•	Enfermedad por Cytomegalovirus en hígado, vasos o nódulos
•	Retinitis por Cytomegalovirus con pérdida de visión
•	Encefalopatía, relacionada a VIH
•	Bronquitis, Pneumonitis o Esofagitis por Herpes Simple
•	Histoplasmosis diseminado o extrapulmonar
•	Isosporasis crónico intestinal (más de un mes de duración)
•	Sarcoma de Kaposi
•	Lymphoma Burkitt (o término equivalente)
•	Lymphoma Inmunoblástico ( o su término equivalente)
•	Lymphoma primario de cerebro
•	Mycobacterium Avium complex o Tipo M, Kanasii diseminado o extrapulmonar
•	Mycobacterium tuberculosis (cualquier lugar pulmonar o extrapulmonar)
•	Otras especies de Mycobacterium sin identificar, diseminado o extrapulmonar
•	Pneumonía por pneumocystis carinii
•	Pneumonía recurrente
•	Leucoencefalopatía progresiva multifocal
•	Toxoplasmosis del cerebro
Todas las recetas de medicamentos antiretrovirales de HIV incluidos en la cubierta se consideran riesgos de ASES, irrespectivo de que el asegurado haya sido registrado. Los asegurados en tratamiento con inhibidores de proteasa deben ser referidos a las Clínicas de Inmunología del Departamento de Salud para tratamiento, ya que éstos no están incluidos en la cubierta establecida por ASES para los asegurados del Plan de Salud del Gobierno de Puerto Rico.
Un niño se considera con diagnóstico definitivo de infección por VIH, si tiene evidencia de anticuerpos VIH después de los 18 meses de edad o tiene dos de las siguientes pruebas positivas: Antígeno P24, Prueba de Carga Viral y Cultivo de Virus. En los casos pediátricos, todo niño nacido de madre seropositiva debe considerarse infectado y requiere manejo, según el protocolo establecido para estos fines y disponible en las Clínicas de Inmunología del Departamento de Salud u otros centros dedicados al tratamiento de esta condición. Estos infantes se catalogan de “Infección Indeterminada” según el CDC de Atlanta y si son seropositivos luego de los primeros 18 meses, continuarán con un diagnóstico clasificado como riesgos de ASES. Los casos de infantes mayores de 18 meses que no posean anticuerpos, cesarán de considerarse como riesgos de ASES

12

Anejo 1
CÓDIGOS RELACIONADOS A LOS RIESGOS ASUMIDOS POR ASES
(Efectivos a partir del 1ro. de noviembre de 2008)
ACCIDENTES CEREBROVASCULARES AGUDOS (CVA)

Lugar de Servicio:	H (21) y E (23), todo tipo de servicio
ICD-9:	430.00-438.00
Tipo de Servicio:	Todos
AFÉRESIS TERAPÉUTICA

Lugar de Servicio:	H (21 y E (23)
Procedimientos:	36511 @ 36516 y 36522
AMBULANCIAS

Tipo de Servicio	A
Procedimientos:	A0021-A0999
Requiere precertificación cuando el trasporte no es de emergencia.
CÁMARA HIPERBÁRICA (Requiere precertificación)

Lugar de Servicio:	H (21)
Código:	111 @ 114-413

Tipo de Servicio:	1
Código:	99183
CÁNCER
Asegurado independientemente esté o no esté registrado:
Cualquier Tipo de Servicio
Procedimientos:
J0207, J0285, J0640, J1190, J1260, J1440, J1441,
J1626, J1950, J2352 @ J2355, J2405, J2505,
J2820, J3487, J9000 @ J9999, Q0179, Q0180
Q4052 @ Q4055, Q9920 @ Q9940
GPI- 21, Thalomid — 99392070
CPT — 55876, 77261 @ 77999, 96400 @ 96549
Asegurado registrado:

Todo servicio en H (21, 22) y E (23)
Lugar de servicio O (11)
Todo servicio prestado por especialidad #34, 44, #48 y #49

Tipo de Servicio:	4, 5, 6, O

Lugar de servicio:	O (11)
Procedimientos:
J0460, J0702, J0704, J0880, J1100, J1190, J1200,
J1460, J1470, J1480, J1490, J1500, J1510, J1520,
J1530, J1540, J1550, J1563, J1564, J2150, J2175,
J2180, J2185, J2270, J2271, J2275, J2410, J2430,
J2780, J2920, J2930, J7030, J7040, J7042, J7050
J7051, J7060, J7070, J7120, J7637, J8520, J8521

13

J8530, J8560, J8600, J8610, J8700, Q0136, Q0137
Q0163 @ Q0178

Tipo de servicio:	1, 2 y 3
ICD-9 de cáncer o relacionado a cáncer:

ICD-9 Cáncer:	Relacionados:
140.0 @ 208.9	038, 112.5, 112.8, 275.4
230.0 @ 239.9	276.0, 280.0, 280.9, 284.8
285.9, 288.0, 336.9, 348.4,
348.5, 423.9, 451.1 @ 453.9,
459.0, 459.2, 511.9, 560.9,
567.9, 586.0, 780.0, 780.39
789.0 @ 789.9
CIRUGÍAS CARDIOVASCULARES

Lugar de servicio:	H (21 y 22)
Tipo de Servicio: Procedimientos:	1, 2, 7 y 8
33010 @ 33979, 36002 @ 36015,
36822 @ 36870, 92978 @ 92998
93501 @ 93581, 93745

Lugar de Servicio:	H (21)
Procedimientos:
TOB 111 @ 114 — Revenue Code 210 + ICD-9 (35.41, 35.73,
35.42, 35.81, 35.52, 35.62, 35.72, 39.61, 35.71)
TOB 111 @ 114 — Revenue Code 400 + CPT (47500, 74320,
75605, 75625, 75630, 75741, 75743, 75746, 75660, 75662,
75665, 75671, 75676 ó 75680
TOB 111 @ 114 — RC 400 + CPT (35470 @ 35476, 75962,
75966, 75978, 75964 ó 75968
TOB 111 @ 114 —RC 400 + CPT (37204, 75894)
TOB 111 @ 114 —RC 400 + CPT (74328, 74363)
TOB 111 @ 114 — RC 621
TOB 111 @ 114, 831 — RC 481 + CPT (93501, 93510, 93524-93533)
TOB 111 @ 114 — RC 480 + ICD-9 (37.21, 37.22 ó 37.23 + 36.10,
36.11, 36.12, 36.14, 36.16 ó 36.17) (37.21, 37.22 ó 37.23 +
36.01, 36.02 ó 36.05) (36.10-36.17) (35.20-35.22) (35.23, 35.24,
35.27, 35.28) 9 (35.23, 35.24, 35.27, 35.28 + 36.10-36.17) (36.03,
36.09, 36.11 @ 36.17, 36.19, 39.61, 37.61, 37.64)
TOB 111 @ 114 —RC 480 + CPT (92980) (92981)
TOB 111 @ 114 — RC 100 + CPT (93619-93624, 93640, 93642. 93650 @ 93652)
TOB 111 @ 114 — 100 + ICD-9 (39.5-39.59)
•	Periferovascular

Tipo de Servicio:	1, 2, 7, 8 y H
Procedimientos:	34001 @ 35907; 37140 @ 37660
TOB 111 @114 — Revenue Code 323 + ICD-9 (39.29)
Anestesia — 00350
•	Estudios y procedimientos electrofisiológicos

Tipo de Servicio:	1
Procedimientos:	93600 @ 93660
111 @ 114 — RC 100 + ICD-9 (37.94-37.99)
Anestesia - 00537

14

Marcapasos =     TOB 111 @ 113 — Revenue Code 275 / Anestesia — 00530
CIRUGÍAS MAXILARES

Especialidad:	019 y 005

Lugar de Servicio:	21 y 22

Tipo de servicio:	2 y 7

Procedimientos: 21025 @ 21070, 21110, 21125, 21127, 21195 @ 21249, 21299, 21421 @ 21490, 21497, 30580 @ 30600, 40700 @ 40720, 40800 @ 40845, 41000 @ 41520, 41800 @ 42440
DENTAL Y MEDICAMENTOS DEL FORMULARIO DENTAL RECETADOS POR DENTISTAS
Todos los códigos de CDT-5
Medicamentos de PDL Dental recetados por especialidad 015, 017, 019, 071, 088, 089 y 115
EMERGENCIAS Y HOSPITALIZACIONES PARA EL TRATAMIENTO DE CONDICIONES RESULTANTES DE DAÑOS AUTOINFLIGIDOS O FELONÍAS REALIZADAS POR EL ASEGURADO

Lugares de Servicio:	21 y 23
ICD-9:	E950.0 a E989.0
ENFERMEDAD CRÓNICA RENAL / DIÁLISIS Y HEMODIÁLISIS
Asegurado en IPA Renal (43-47 y 49) — Todos los servicios
Asegurado no registrado en IPA Renal:

Lugar de Servicio:	H (21)
Procedimientos:
TOB 721 @ 724 — Revenue Codes 801, 820 y 821

Tipo de Servicios: 1 y 2
Procedimientos:	90918 @ 90999, 36145,
36800 @ 36871, 49420 @ 49422

Medicamentos:
	Epogen — GPI 82401020	Aranesp — GPI 82401015
	Phoslo — GPI 52800020	Renagel — GPI 52800070
	Sensipar — GPI 30905225	Calciferol — GPI 77202030
Rocaltrol — GPI 77202036
Asegurados en registro de cubierta especial renal para los niveles de GFR 3 y 4

Especialidades: 035 y 039

Códigos: 99201 @ 99292 en cualquier lugar de servicio

Laboratorios:
80053 @ 80069, 81000 @ 81015, 82040, 82247
82310, 82374, 82435, 82565, 82947, 84075, 84100
84132, 84155, 84295, 84450, 84460, 84520

15

ESCLERODERMA SISTÉMICA (ICD-710.1)
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP
ESCLEROSIS MÚLTIPLE (ICD-340)
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
ESTUDIOS DE MEDICINA NUCLEAR

Tipo de Servicio:	6
Lugar de Servicio:	Todos
Procedimientos:	78000 @ 79999
Suplido de agentes radio-farmacológicos:

Códigos estándares	Códigos criollos
(a partir de febrero 2003)	(previos a febrero 2003)
A4641, A4642, A9500, A9502,	V7620, V7621, V7622, V7623
A9503, A9504, A9505, A9507,	V7625, V7626, V7627, V7628
A9508-00, A9508-QQ, A9510-00,	V7629, V7630, V7631, V7650
A9510-KO, A9517, A9518, A9521-00	V7651, V7652, V7653, V7654
A9521-KX, A9536, A9537, A9538,	V7655, V7656, V7657, V7661
A9539, A9540, A9541, A9547, A9548,
A9549, A9550, A9551, A9552, A9556
A9557, A9558, A9560, A9561, A9562
A9563, A9564, A9565, A9567, A9600 A9605, A9699, J0150, J1245, J1250
J1265, J2805, J3240, Q9945, Q9946
Q9947, Q9948, Q9949, Q9950, Q9952
FIBROSIS QUÍSTICA
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
HEMOFILIA
Todos los medicamentos antihemofílicos (GPI 8510).
INTENSIVO NEONATAL (NICU)

Lugar de Servicio:	H (21)
Procedimiento:	99293 @ 99296

Lugar de Servicio:	H (21)
Especialidades:	41 y 95
ICD-9:	76400 @ 77999
Procedimiento:	99221 @ 99223, 99231 @ 99233

Lugar de Servicio:	H (21)
Procedimiento:	TOB 111- 114 Revenue Code 173

Lugar de Servicio:	H (21)

16

Procedimiento:	TOB 111-114 Revenue Code 170
ICD-9	76400 @ 77999

Lugar de Servicio	H (21)
ICD-9	76400 @ 77999
(Synagis — requiere precertificación)
INTENSIVO PEDIÁTRICO (PICU) / INTENSIVO ADULTOS (ICU)

Lugar de Servicio:	H (21)
Tipo de servicio: H
Códigos:	TOB 111 – 114 Revenue Code 200 – 203, 207, 208, 208, 210, 211
99291 y 99292; 99293 y 99294
LABORATORIOS DE CITOGENÉTICA

Códigos:	88230 @ 88299
LITOTRICIA (Requiere precertificación)

Lugar de Servicio:	H (21)
Revenue Code: TOB 111- Revenue Code 790; 799,

Tipos de Servicio	2 y 7
Procedimientos:	50590
LUPUS ERITEMATOSO SISTÉMICO
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
MAMOGRAFÍAS

Tipo de Servicio:	4
Lugar de Servicio:	11, 21, 22 y 23
Procedimientos:	77051, 77052, 77055 @ 77057
G0202, G0204, G0206
MEDICAMENTOS ESPECIALES

Antivirales para HIV *	Tobi
Quimioterapias para cáncer **	Pulmozine
Medicamentos de Hemofilia	Epogen, Procrit, Aranesp
Sandostatin	Neupogen
Desmopresina (DDAVP)	Neumega
Copaxone	Synagis
Rebif	Agrylin
Betaseron	Inmunosupresores
Avonex	Carnitol *
Hormona de crecimiento	Gammaglobulina
Botox	Remicade
Cerezyme	Petamidine

17

Thalomid	Leucovorin *
Casodex	Aromasin
Fareston	Megace *
Faslodex	Vesanoid
Eulexin	Arimidex *
Hydrea *	Femara
Rilutek	Nolvaldex *
Phoslo *	Calciferol *
Renagel	Rocaltrol *
Sensipar

*	No requieren precertificación

**	Algunas quimioterapias se precertifican.
NEUROCIRUGÍA

Tipo de Servicio:	2, 7, 8
Procedimientos:
22318 @ 22899, 61000 @ 61619
61680 @ 61711, 61850 @ 61888
62000 @ 62269, 62287 @ 62294
63000 @ 63746, 64702 @ 64999

Terapia endovascular:

Tipo de Servicios:	2, 7 y 8
Procedimientos:	61623 @ 61626
TOB 111@114 - Revenue Code 360 – ICD-9 38.91, 38.8

Cirugía esterotáctica:

Tipo de Servicios:	2, 7 y 8
Procedimientos:	61720 @ 61795
TOB 831 ó 131 – Revenue Code 490 – CPT – 65920, 66983,
67038, 67039, 67040, 67108, 67112
Nota: Revenue Codes 100, 120 ó 164 acompañado de un procedimiento antes mencionado desde fecha de procedimiento en adelante.
NIÑOS CON NECESIDADES ESPECIALES
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
OBSTETRICIA
• Pacientes en registro de obstetricia — Todos los servicios de la madre y del recién nacido mientras dure el registro.

• Si la paciente no está en registro y tenga ICD-9:	V22 @ V22.2,	V23 @ V23.99,
	V24 @ V24.2,	630 @ 633.9,
	634 @ 634.99,	637 @ 637.99,
	639 @ 639.99,	640 @ 648.99,
650 @ 677

Tipo de servicio:	Todos
Lugar de Servicio:	H (21, 22 y 23)
Procedimientos:

111 @ 114 – Revenue Code 100, 120,	99231 @ 99233, 99234 @ 99236
164, 200, 202, 208;	99238 – 99239, 99251 @ 99255,
99261 @ 99263, 99281 @ 99285,
99291- 99292, 99293 @ 99299,
99356 – 99357, 99360,
99431 @ 99440, 99217 @ 99220
99221 @ 99223, 59000 @ 59899

18

Tipo de servicio:	1 — Especialidades 16 y 61
Lugar de servicio:	O (11)
Procedimientos:	99201 @ 99205, 99212 @ 99215
POST TRANSPLANTES DE ÓRGANOS
Si el asegurado está registrado, todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
PRÓTESIS (Requiere precertificación)

Tipo de servicio:	9
Procedimientos:	L5000 @ L9900 ; V2623 @ V2629 ; D5911 @ D5999
Lugar de Servicio:	111 @ 114 – Revenue Code 278; 111 @ 114 –
Revenue Code 279 + A4550
RADIOCIRUGÍAS
Tipo de Procedimiento H (21)
Procedimiento TOB 111 @ 114 – Revenue Code 947 + G0173
TUBERCULOSIS

Lugar de Servicio	21
ICD-9:	010.00 @ 017.99
Farmacia	GPI 0999
VACUNAS
Solo se pagará $4.00 por la administración de las vacunas indicadas en el esquema de vacunación del Departamento de Salud

Tipo de Servicio:	1
Lugar de Servicio:	11
Procedimientos:	90465 @ 90749
VIH + \ SIDA
Asegurado registrado — Todos los servicios, procedimientos y medicamentos excepto 99201-99205 y 99212-99215 de los médicos de la IPA del asegurado. Se pagará capitación a la IPA solo por el subfondo del PCP.
Asegurado no registrado:

GPI – 1210
Lugar de servicio:	11, 21, 22 y 23
Códigos de procedimientos:	87536 y 87901
Lugar de Servicio:	H (21)
ICD-9:
003.1, 003.21 @ 003.24, 007.4, 008, 018.0, 031.0 @ 031.2,
039.0 @ 039.4, 042, 046.3, 053.0, 078.5, 0.79.53, 112.4,
112.5, 112.81, 112.83 @ 112.85, 114.0 @ 114.9,
115.0 @ 115.9, 116.0 @ 116.2, 117.3, 117.5, 136.3,
176.0 @ 176.9, 200.0 @ 200.8, 201.0 @ 201.9
202.0 @ 202.6
Procedimientos: Todos (CPT, Revenue Codes y HCPCS)

19

Anejo 2
CONDICIONES PARA INCLUIR PACIENTES EN EL REGISTRO
DE NIÑOS CON NECESIDADES ESPECIALES DE SALUD

Diagnóstico Principal	Especificaciones	ICD-9
A. Desórdenes Metabólicos	1. Desórdenes específicos de amino ácidos	270.0 - 270.8
	2. Desorden no específico del metabolismo de los aminoácidos	270.9
	3. Desórdenes de transporte y metabolismo de carbohidratos	271.0 -271.9
	a. Glicogenosis	271.0
	b. Galactosemia	271.1
	c. Intolerancia a la fructosa	271.2
	d. Desórdenes específicos de transporte y metabolismo de carbohidratos	271.8
	e. Desórdenes no específicos de transporte y metabolismo de carbohidratos	271.9
	4. Desórdenes de metabolismo de lípidos	272.0 - 272.7
	a. Desórdenes de lipoproteínas	272.5
	b. Lipidosis	272.7
	5. Otros desórdenes de metabolismo no específicos	277.0 - 277.6
	a. Desórdenes de metabolismo de porfirina, purina y pirimidina	277.1 - 277.2
	b. Amiloidosis	277.3
	c. Mucopolisacaridosis	277.5
	d. Deficiencia de enzimas de circulación	277.6

B. Enfermedades hereditarias y del sistema nervioso central	1. Degeneración cerebral	330
	a. Leucodistrofia	330.0
	b. Lipidosis cerebral	330.1 - 330.8
	2. Enfermedades espinocerebelares	334.0 - 334.9
	3. Enfermedades demielinizantes del sistema nervioso central	341.0 - 341.9
	4. Perlesía Cerebral	343.0 - 343.9
	5. Otros síndromes de parálisis	344.0
	6. Neuropatías periferales hereditarias	356.0 - 356.9
	7. Distrofia Muscular y otras miopatías, desórdenes miotónicos	359.0 - 359.2

C. Desórdenes Músculo esqueletales	1. Tortícolis	723.5
	a. Espástica, congénita, tortícolis del músculo esternocleidomastoideo	754.1
	2. Osteocondritis juvenil de pelvis y cadera	732.1
	3. Ostocondritis juvenil de la extremidad inferior, excluye el pie	732.4
	4. Otras deformidades adquiridas de tobillo y pie	736.70 - 736.72
	5. Curvatura de espina	737.0 - 737.3
	6. Espina bífida	741.0 - 741.03,
		741.9 - 741.93
	7. Otras anomalías congénitas del sistema nervioso central	742.0 - 74.59,
		742.8 - 742.9

20

Diagnóstico Principal	Especificaciones	ICD-9
D. Anomal—as Congénitas*	1. Anomalías congénitas del ojo
	a. Anoftalmo	743.0-743.06,
	b. Microftalmo, Buftalmo	743.10 - 743.12,
743.2 - 743.22
	c. Cataratas congénitas y anomalía en el lente	743.3 - 743.39
	d. Coloboma y otras anomalías del segmento anterior del ojo	743.4 - 743.49
	e. Anomalías congénitas del segmento posterior del ojo	743.5 - 743.59
	f. Anomalías congénitas del parpado, sistema lacrimal y órbita	743.6 - 743.9
2. Anomalías congénitas del oído, cara y cuello
	a. Anomalías auditivas	744.0 - 744.3
	b. Atresia congénita de coanas y otras anomalías	744.4 - 744.5,
	congénitas de la nariz, laringe, traquea y	744.8 - 744.9
	bronquios	748.0 - 748.9
	c. Paladar y labio hendido (Cleft lip and palate)	749.0 - 749.25
	d. Otras anomalías congénitas del tracto alimentario superior	750.0 - 750.9
	3. Deformidades musculoesqueletales congénitas	754.0 - 754.79
755, 755.21,
755.31,755.58 y
755.59
	4. Osteodistrofia Congénita	756.5 - 757.39
	5. Anomalías de los cromosomas	758.0 - 758.89,
759.5-759.9

E. Desórdenes en los órganos sensoriales	1. Pérdida auditiva conductiva	389.0 - 389.08
	2. Pérdida auditiva sensorineural	389.1 - 389.9
	3. Ceguera y visión pobre	369.0 - 369.04
	4. Estrabismo y otros desórdenes de movimiento ocular	378
a. Esotropia
	b. Exotropia	378.0 - 378.08
	c. Heterotropia intermitente	378.1 - 378.18
378.2 - 378.9

F. Quemaduras y Traumas	1. Quemadura con cicatrices incapacitantes	906.9
	2. Condiciones de cicatrices y filrosis de la piel	709.2

G. Desórdenes hematológicos severos**	1. Mielodisplasia	238.7
	2. Anemia Aplástica	284.0 - 284.9

H. Enfermedades del colágeno**	1. Lupus eritematoso sistémico	710.0
	2. Artritis Reumatoidea Juvenil	714.0

I. Deficiencia de Hormona de Crecimiento		253.3

*	Las anomalías congénitas que requieran corrección quirúrgica permanecerán en el registro tres meses post-cirugía o hasta ser dados de alta por el médico que realizó la cirugía.

**	Se evaluará cada caso individualmente de acuerdo al tratamiento y severidad de la condición.

21

TRIPLE-S, INC. Concesionario Independiente de BlueCross and Blue Shield Association

Anejo 3

FORMULARIO DE REGISTRO DE CUBIERTA ESPECIAL

INFORMACIÓN DEL ASEGURADO Y MÉDICOS QUE LE ATIENDEN

DIAGNÓSTICO

HIV+ / SIDA

Requisitos que debe incluir con este formulario:

FIBROSIS QUÍSTICA

Requisitos que debe incluir con este formulario:

- Prueba de sudor
- Certificación neumólogo sobre diagnóstico
- Evidencia de medicamentos que utiliza para la condición

ESCLEROSIS MÚLTIPLE

Requisitos que debe incluir con este formulario:

- MRI de Cerebro
- MRI de Cordón Espinal

ESCLERODERMA SISTÉMICA

Requisitos que debe incluir con este formulario:

- Evidencia de Pruebas diagnósticas
- Biopsia de Piel

FALLO CRÓNICO RENAL

Lugar donde recibe tratamiento: ______________________

Requisitos que debe incluir con este formulario:

Fecha de inicio diálisis: _____/_____/_____
Mes Día Año

- Documento 2728
- Laboratorio creatinina, edad y sexo

POST TRASPLANTE

Requisitos que debe incluir con este formulario:

Tipo de Trasplante:___________________________

Fecha de trasplante: _____ /_____ / _____
Mes Día Año

- Evidencia médica del trasplante
- Inmunosupresores utilizados por el paciente

Indicar si asegurado tiene:

☐ Medicare A
☐ Medicare B
☐ Medicare A y B

LUPUS ERITEMATOSO SISTÉMICO

Requisitos para evaluación:

Comentarios adicionales:

____

____

____

____

____

____

____

Revisado:27 de octubre de 2008

Subsidiaria de Triple-S Management Corporation Ave. Franklin D. Roosevelt 1441 PO Box 11961 San Juan, PR 00922-1961 Tel. 793-8383 cubiertasespeciales@ssspr.com
FORMULARIO DE REGISTRO DE CUBIERTA ESPECIAL Anejo 3
INFORMACIÓN DEL ASEGURADO Y MÉDICOS QUE LE ATIENDEN
Nombre del asegurado: Nombre del PCP: Nombre del Especialista:
Número de Contrato: Número de Proveedor PCP: Número de Proveedor Especialista:
Tel. asegurado: Tel. PCP: Tel. Especialista:
Fax PCP: Fax Especialista:
DIAGNÓSTICO
HIV+ / SIDA FIBROSIS QUÍSTICA
Requisitos que debe incluir con este formulario: Requisitos que debe incluir con este formulario: ? Contaje de CD4 (menos de 200) ? Prueba de sudor ? Prueba de Western Blot+ con historial de enfermedad ? Certificación neumólogo sobre diagnóstico oportunista. ? Evidencia de medicamentos que utiliza para la condición
ESCLEROSIS MÚLTIPLE ESCLERODERMA SISTÉMICA
Requisitos que debe incluir con este formulario: Requisitos que debe incluir con este formulario: ? MRI de Cerebro ? Evidencia de Pruebas diagnósticas ? MRI de Cordón Espinal ? Biopsia de Piel
FALLO CRÓNICO RENAL POST TRASPLANTE
Lugar donde recibe tratamiento: ___Requisitos que debe incluir con este formulario: Requisitos que debe incluir con este formulario: Tipo de Trasplante:_ Fecha de inicio diálisis: // Fecha de trasplante: / / Mes Día Año Mes Día Año ? Documento 2728 ? Evidencia médica del trasplante ? Laboratorio creatinina, edad y sexo ? Inmunosupresores utilizados por el paciente Indicar si asegurado tiene: ? Medicare A ? Medicare B ? Medicare A y B
LUPUS ERITEMATOSO SISTÉMICO
Requisitos para evaluación: ? Evaluación de reumatología ? Laboratorios de ANA Test y DS-DNA
Comentarios adicionales:
NOTA: NOTNFavor de enviar este formulario acompañado de toda la información pertinente, por fax al 774-4835 para Reforma ó 774-4836 pabdfbdfdf para Medicare Selecto o vía correo electrónico a la siguiente dirección: cubiertasespeciales@ssspr.com.
Refadfcmcvcvc Revisado:27 de octubre de 2008

TRIPLE-S, INC.
Concesionario Independiente de BlueCross and Blue Shield Association

Anejo 4

REGISTRO DE NIÑOS CON NECESIDADES ESPECIALES

INFORMACIÓN DEL SUSCRIPTOR Y MEDICOS QUE LE ATIENDEN

Nombre del suscriptor:	Edad:	Número decontrato:	Teléfono del suscriptor:	Núm. de IPA:

DIAGNÓSTICOS

DIAGNÓSTIC		INDIQUET RATAMIENTO
Diagnóstico (ICD9)	Fecha Diagnóstico: ____ Mes / Día / Año	
Diagnóstico (ICD9)	Fecha Diagnóstico: ____ Mes / Día / Año	
Diagnóstico (ICD9)	Fecha Diagnóstico: ____ Mes / Día / Año	
Diagnóstico (ICD9)	Fecha Diagnóstico: ____ Mes / Día / Año	

INDIQUEHOSPITALIZACIONES RECIENTES (SI ALGUNA)

FECHA	HOSPITAL

INDIQUE PROCEDIMIENTOS QUIRURGICOS RECIENTES Y/O PENDIENTES (SI ALGUNO)

PROCEDIMIENTOS QUIRURGICOS	DESCRIPCION	FECHA	CODIGO DE CPT	LUGARDE SERVICIO

Revisado: 27 deoctubre de 2008

1

Subsidiaria de Triple-S Management Corp Ave. Franklin D. Roosevelt 1441 PO Box 11961 San Juan, PR 00922-1961 Tel. 793-8383 Fax 774-4835 cubiertasespeciales@ssspr.com
REGISTRO DE NIÑOS CON NECESIDADES ESPECIALES Anejo 4
INFORMACIÓN DEL SUSCRIPTOR Y MEDICOS QUE LE ATIENDEN
Nombre del suscriptor: Edad: Número de contrato: Teléfono del suscriptor: Núm. de IPA:
Dirección postal del suscriptor: Nombre del PCP: Núm. de Proveedor:
Tel. PCP: Fax PCP: Núm. Expediente:
Nombre del Especialista: Núm. de Proveedor:
Tel. Especialista Fax Especialista Núm. Expediente: DIAGNÓSTICOS DIAGNÓSTICOS INDIQUE TRATAMIENTO Diagnóstico (ICD9) Fecha Diagnóstico: Mes / Día / Año Diagnóstico (ICD9) Fecha Diagnóstico: Mes / Día / Año Diagnóstico (ICD9) Fecha Diagnóstico: Mes / Día / Año Diagnóstico (ICD9) Fecha Diagnóstico: Mes / Día / Año INDIQUE CLÍNICAS ESPECIALIZADAS QUE VISITA Y LA FRECUENCIA DE LAS VISITAS
INDIQUE HOSPITALIZACIONES RECIENTES (SI ALGUNA) FECHA HOSPITAL
INDIQUE PROCEDIMIENTOS QUIRURGICOS RECIENTES Y/O PENDIENTES (SI ALGUNO) PROCEDIMIENTOS QUIRURGICOS DESCRIPCION FECHA CODIGO DE CPT LUGAR DE SERVICIO
Nombre y firma de persona que completa este formulario: Fecha:
Revisado: 27 de octubre de 2008

Subsidiaria de Triple-S Management Corporation Ave. Franklin D. Roosevelt 1441 PO Box 11961 San Juan, PR 00922-1961 Tel. 793-8383 Fax 774-4837 cubiertasespeciales@ssspr.com
FORMULARIO INICIAL DE REGISTRO DE ONCOLOGIA Anejo 5
Parte A. Información del Asegurado Nombre del Asegurado: # de contrato:
ICD9: Estadío(TNM):
Fecha de Patología: _/___/___Teléfono del paciente:
Comorbilidad: ÿ Alergias ___ ÿ Diabetes ÿ Hipertensión ÿ Enfermedad Cardíaca ÿ Enfermedad Pulmonar ÿ Otros ___ Comentarios:
Parte B: Tratamientos Recibidos Tratamiento Fecha Aproximada # Tratamientos Descripción del Tratamiento ÿ Cirugía ÿ Radioterapia ÿ Terapia hormonal ÿ Trasplante de médula ósea Quimioterapia /Agentes Hormonales Fecha Aproximada Dosis Frecuencia Duración Ruta Periferal Línea Central S/C IM PO Anti-eméticos Compazine Decadron Reglan Zofran Anzemet Otros Medicamentos:
Parte C: Proveedores Nombre Número proveedor Teléfono Fax ÿ Cirujano ÿ Radioterapeuta ÿ Oncólogo ÿ Otros
IMPORTANTE: Este documento es para uso de individuos o entidades a las que se le envía y puede contener información que es CONFIDENCIAL y libre de divulgaciones bajo la ley. Si no es el receptor correcto, se le notifica que cualquier distribución, divulgación o copia de este documento está estrictamente prohibido. Si recibe este documento por equivocación, favor notifíquelo inmediatamente por teléfono y devuelva el original por correo a la dirección arriba mencionada.
Persona que documenta: Fecha: ___
Revisado: 27 de octubre de 2008

Subsidiaria de Triple-S Management Corporation Ave. Franklin D. Roosevelt 1441 PO Box 11961 San Juan, PR 00922-1961 Tel. 793-8383 cubiertasespeciales@ssspr.com
REGISTRO DE CASOS DE OBSTETRICIA Y Anejo 6
REFERIDOS AL PROGRAMA EDUCATIVO
INFORMACIÓN DE LA PACIENTE
Nombre de la Paciente Edad IPA
Número de Contrato Teléfonos de la Paciente
Fecha Primera Visita Semana de Embarazo al Momento de Primera Visita Fecha de Ultima Menstruación Fecha estimada del Parto
Mes Día Año Mes Día Año Mes Día Año
INFORMACIÓN DEL OBSTETRA
Nombre del Obstetra:
Número de Proveedor NPI
Teléfono de Oficina Número de Fax
HISTORIAL CLINICO
¿Abortos recientes? Si o No Historial Gineco-Obstétrico Sí, favor de llenar
G P A SB
Mes Día Año
Si es un embarazo de alto riesgo, escoja entre las siguientes indicando el orden de relevancia de las condiciones: (1 Primario, 2 Secundario, 3 Terciario) Diagnóstico: Relevancia:
· Diabetes
· Condición respiratoria
· Hipertensión
· Cardiovascular
· Cáncer
· VIH
· Historial de parto prematuro
· Otro, especifique:
Comentarios:
Firma del Obstetra Fecha X
Puede enviar este formulario a los siguientes faxes: 774-4835 para Reforma ó 774-4836 para Medicare Selecto o vía correo electrónico a la siguiente dirección: cubiertasespeciales@ssspr.com
Revisado: 27 de octubre de 2008